As filed with the Securities and Exchange Commission on September 28, 1998

                                            Registration Statement No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                -----------------

                           IMMTECH INTERNATIONAL, INC.
        (Exact name of Small Business Issuer as specified in its charter)

         Delaware                    8733                    39-1523370
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial             Identification No.)
     incorporation or         Classification Code
      organization)                 Number)

      1890 Maple Avenue, Suite 110, Evanston, Illinois 60201 (847) 869-0033 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               T. Stephen Thompson
                                    President
                                1890 Maple Avenue
                                    Suite 110
                            Evanston, Illinois 60201
                                 (847) 869-0033
               (Name, address, including zip code, and telephone,
                   including area code, of agent for service)

                                 with copies to:

        John P. Goebel                                   Vincent J. McGill
  Gardner, Carton & Douglas                         Phillips, Nizer, Benjamin,
   321 North Clark Street,                               Krim & Ballon LLP
          Suite 3400                                     666 Fifth Avenue
 Chicago, Illinois 60610-4795                      New York, New York 10103-0084
        (312) 245-8747                                    (212) 841-0566

      Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                   Proposed           Proposed
                                                                    Maximum           Maximum
  Title of Each Class of                       Amount              Offering          Aggregate           Amount of
        Securities                              to be                Price            Offering         Registration
     To be Registered                       Registered(1)         Per Unit(2)         Price(2)              Fee
---------------------------------------------------------------------------------------------------------------------
Units                                         1,333,333             $6.00            $ 7,999,998         $2,360
Each Unit consisting of:
    Two Shares of Common Stock,
       $0.01 par value                        2,666,666              N/A                 N/A               (3)
    One Class A Warrant to purchase
       a share of Common Stock,
       $0.01 par value                        1,333,333              N/A                 N/A              (3)(4)
Class B Contingent Warrants,
       contingent upon exercise of the
       Class A Warrant, to purchase
       a share of Common Stock,
       $0.01 par value                        1,333,333              N/A                 N/A              (3)(4)
Class C Contingent Warrants,
       contingent upon exercise of the
       Class A Warrant, to purchase
       a share of Common Stock,
       $0.01 par value                        1,333,333              N/A                 N/A              (3)(4)

---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value,                3,999,999             $3.00            $11,999,997         $3,540
    issuable on exercise of
    Warrants (4)

---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value                 1,150,000             $3.00            $ 3,450,000         $1,018

---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value                   750,000              N/A                 N/A             $  664

=====================================================================================================================
Total                                            N/A                 N/A             $23,449,995        $ 7,582(2)
=====================================================================================================================

(1) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable pursuant to the antidilution provisions of the Class A Warrants, the Class B Warrants and the Class C Warrants (collectively, the "Warrants").
(2)   Estimated solely for the purpose of computing the registration fee.
(3) As such securities are to be provided to purchasers of Units at no additional cost, no registration fee is required with respect thereto.

(4) Pursuant to Rule 457(g), the registration fee with respect to the Warrants is being calculated based upon the price at which the Warrants may be exercised and is reflected in this table opposite the shares of Common Stock issuable on exercise of the Warrants.

                                -----------------

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 1998

                                   PROSPECTUS

                  [GRAPHIC OMITTED] IMMTECH INTERNATIONAL, INC.
          1,333,333 Units Consisting of Two Shares of Common Stock and
                               One Class A Warrant

                          750,000 Shares of Common Stock

      Immtech International, Inc. (the "Company" or "Immtech") is hereby offering to the public 1,333,333 Units (the "Unit Offering"), each consisting of two shares of Common Stock, $0.01 par value (the "Common Stock"), and one Class A Common Stock Purchase Warrant (the "Class A Warrants"). Each Class A Warrant entitles the holder to purchase at a price equal to the initial public offering price per share at any time after the closing of this Offering and until December 31, 1998 one share of Common Stock, one Class B Contingent Common Stock Purchase Warrant (the "Class B Warrants") and one Class C Contingent Common Stock Purchase Warrant (the "Class C Warrants" and collectively with the Class A Warrants and the Class B Warrants, the "Warrants"). Each Class B Warrant entitles the holder to purchase one share of Common Stock at a price equal to the initial public offering price per share at any time from the date of issuance until March 31, 1999. Each Class C Warrant entitles the holder to purchase one share of Common Stock at a price equal to the initial public offering price per share at any time from the date of issuance until June 30, 1999. The shares of Common Stock and Class A Warrant comprising a Unit will be separately transferable immediately upon the closing of the Offering. It is currently estimated that the initial public offering price will be between $3.00 and $6.00 per Unit. For information regarding the factors considered in determining the initial public offering price of the Units and the exercise price of the Warrants, see "Risk Factors" and "Underwriting". In addition, a stockholder of the Company, Criticare Systems Inc. ("Criticare"), is distributing shares of Common Stock (the "Spin-off Offering" and collectively with the Unit Offering, the "Offerings") by means of a dividend to Criticare's stockholders of record as of _________ ___, 1998 [immediately prior to effectiveness] (the "Spin-off Shares"). The Company will not receive any proceeds from the dividend by Criticare to Criticare stockholders of the Spin-off Shares. See "Underwriting - Spin-off Offering" for a description of the method whereby the Spin-off Shares will be distributed. Prior to this Offering there has been no market for the Common Stock, the Warrants or the Units and there can be no assurance that a trading market will develop after this Offering with respect to the Common Stock or Warrants. Application has been made for the Common Stock to be approved for quotation on the Nasdaq SmallCap Market under the symbol "IMMT." The Company currently does not intend to make application to any stock exchange or over-the-counter market with respect to any class of Warrants. See "Risk Factors - Arbitrary Determination of Offering Price; No Public Market for the Securities."

      The Securities offered hereby involve a high degree of risk. See "Risk Factors" beginning on page 10 for a discussion of certain matters that should be considered by prospective purchasers of the securities offered hereby.

                                ---------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    =======================================================================
                                                                Proceeds to
                                             Price to             Company
                                              Public               (1)(2)
    -----------------------------------------------------------------------
    Per Unit ............................     $                    $
    -----------------------------------------------------------------------
    Total................................     $                    $
    =======================================================================

(1) Before deducting cash expenses of the Unit Offering payable by the Company estimated to be $400,000.
(2) The Unit Offering is being underwritten by The New China Hong Kong Securities Ltd. (the "Underwriter"). Upon sale of the Units to the Underwriter, the Company has agreed to pay to the Underwriter a placement and due diligence fee of $100,000. In addition, the Company will pay to the Underwriter additional sums, aggregating $150,000, contingent upon the exercise of the Class A Warrants, the Class B Warrants and the Class C Warrants. The Company has also agreed to issue warrants to the Underwriter and/or its designees to purchase up to 500,000 shares of Common Stock at an exercise price of $0.05 per share. The Company has also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

================================================================================
                                                                Proceeds to
                                             Price to            Criticare
                                              Public                (1)
--------------------------------------------------------------------------------
Per Share of Common Stock ...............      $0                   $0
--------------------------------------------------------------------------------
Total....................................      $0                   $0
================================================================================

(1) Any direct expenses related solely to the Spin-off Offering shall be paid by Criticare.

                             ----------------------

      Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. The Units offered by this Prospectus are being offered by the Underwriter on a firm commitment basis. The shares of Common Stock being distributed by Criticare to Criticare's stockholders of record as of _________ ___, 1998 [immediately prior to effectiveness] (the "Dividend Recipients") will be distributed to the Dividend Recipients by means of a dividend effected contemporaneous with completion of the Unit Offering. The Underwriter reserves the right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice in accordance with applicable state law. It is expected that certificates for the shares of Common Stock and Warrants will be available for delivery on or about __________, 1998 at the offices of __________________.

               The date of this Prospectus is _____________, 1998

                             ----------------------

                              AVAILABLE INFORMATION

      The Company is not subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Once the Company's securities are registered under the Exchange Act, it will file reports and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to register its securities under Section 12(g) of the Exchange Act. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at the Pacific Regional Office located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, the New York Regional Office located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 ("SEC Regional Offices") and can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's web site (http://www.sec.gov).

      The Company intends to furnish to its stockholders annual reports containing financial statements audited by its independent certified public accountants and quarterly reports containing unaudited interim financial statements for the first three quarters of each fiscal year.

      The Company has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission thereunder. For further information with respect to the Company, the Units and the Common Stock offered hereby, reference is made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission's public reference facilities at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at the SEC Regional Offices and copies of all or any part thereof may be obtained at prescribed rates from the Public Reference Section of the Commission. Such reports and other information can be reviewed through EDGAR.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE INFORMATION PROVIDED UNDER "RISK FACTORS."

                                   THE COMPANY

      Immtech is a biopharmaceutical company focused on the discovery and commercialization of therapeutics for the treatment of patients afflicted with opportunistic infectious diseases, cancer or compromised immune systems. The Company has two independent programs for developing drugs. The first is based on a technology for the design of a class of pharmaceutical compounds referred to as dications. The Company believes that pharmaceutical dications can be designed to inhibit the growth of a wide variety of infectious organisms which cause parasitic, fungal, protozoan, bacterial and viral diseases. The second is based on biological proteins that work in conjunction with the body's immune system. These biological proteins are derivatives of C-Reactive Protein ("CRP"), which occurs naturally in the body and which the Company believes can be used to control the structural environment around cancerous tumors and to reprogram cancerous cells to stop growing uncontrollably and revert to normal cell behavior.

Pharmaceutical Products - Dications

      The Company's pharmaceutical platform technology for developing dications is the result of a research program focused on understanding Pentamidine (a drug marketed by Fujisawa Healthcare, Inc.). Although the drug has reported toxicity, Pentamidine is effective for the treatment of Pneumocystis carinii pneumonia ("PCP"), a form of pneumonia common in patients with compromised immune systems. Researchers at the University of North Carolina at Chapel Hill ("UNC") discovered that most of Pentamidine's toxicity was caused by certain metabolites formed as the drug breaks down within the body. This discovery led the researchers to design new compounds with more stable molecular structures which do not break down into toxic substances that cause side effects. These newly designed compounds proved to be significantly less toxic and more effective in treating PCP than Pentamidine. The methodology used by these researchers to develop these new compounds evolved into the Company's platform technology for designing dicationic compounds. The Company intends to use this technology to design pharmaceutical compounds to treat a wide variety of infectious diseases.

      Dicationic compounds have two positively charged ends held together by a neutrally charged chemical linker group. The unique structures of the compounds with positive charges on the ends (shaped like molecular barbells) allow them to bind to the negatively charged surface in the minor groove of an organism's DNA (like a band-aid), preventing necessary life-sustaining enzymes from attaching to the DNA's active sites. Once a site is occupied by one of the Company's compounds, the necessary enzyme cannot bind to the DNA, preventing the organism from dividing and stopping the spread of the related disease by inhibiting or killing the growth of the organism. The objective of the Company's pharmaceutical program is the development of effective, safe drugs against a variety of micro-organisms, including fungal, protozoan, parasitic, bacterial, and viral micro-organisms.

      The Company has two dicationic compounds ready to begin human clinical trials. The first compound, DAP-092, is for the treatment of Cryptosporidium parvum, a parasite that causes severe diarrhea and wasting. The second compound, DB-289, is for the treatment of PCP. These two orally administered drugs are ideally suited to demonstrate the power of the dicationic technology platform. DAP-092 was developed to treat a parasite that is found only in the gastro-intestinal tract ("gut"). DAP-092, because of its positive charges, cannot cross the digestive membranes, and stays in the digestive tract. As a result, potential harmful side-effects are greatly reduced. On the other hand, DB-289 which works in the circulatory system, was developed with a proprietary (patented) method of temporarily neutralizing the positive charges allowing it to readily pass through the digestive membranes into the circulatory system where the dications become activated for treatment of diseases.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DAP-092

      DAP-092, administered orally, is designed to treat diarrhea and wasting syndromes caused by Cryptosporidium parvum, a parasite which is only found in the gut. Cryptosporidiosis is recognized around the world as one of the most common infections of the intestinal tract. Currently, no drug is available in the market to treat this disease. DAP-092 was designed to block a key enzyme from binding in the minor groove of the Cryptosporidium's DNA, thus inhibiting or killing the growth of the organism. DAP-092 is unique because it will work directly in the gut and not be absorbed into the circulatory system, substantially reducing the possibility of adverse side-effects. The Company has specifically targeted a drug for the treatment of Cryptosporidiosis in an effort to take advantage of the fast track Food and Drug Administration ("FDA") approval process often afforded to drugs which cure diseases for which there is no acceptable treatment. See "Risk Factors - No Assurance of FDA Approval; Government Regulation." The Company estimates the worldwide market for DAP-092 to be approximately $100 million per annum.

DB-289

      DB-289 was developed as an oral substitute for the drug Pentamidine, currently used to treat PCP. Pentamidine is administered via slow I.V. infusion or inhalation due to its inability to cross membranes and its toxicity; it is generally administered in a hospital setting at substantial cost. DB-289 is an analog of Pentamidine in that its positive charges have been neutralized to enable DB-289 to cross the digestive membranes. Also, DB-289 was designed with a more stable molecular structure which delivers more drug to the infected site and reduces toxicity caused by breakdown products. Once DB-289 enters the circulatory system, naturally occurring enzymes remove the patented masking or neutralizing charges to expose the active drug. Since DB-289 can be given orally and does not result in toxic metabolites as it breaks down, it is anticipated that it will be self-administered at home, making it substantially less expensive to use than Pentamidine. The Company believes DB-289 will receive a fast-track approval from the FDA and capture the existing Pentamidine market shortly after market introduction. The Company estimates that DB-289's market potential is approximately $200 million annually.

      Both DAP-092 and DB-289 will enter Phase I/IIa trials upon completion of this Offering. The Company also has a series of dication compounds under development which could be developed to treat a variety of fungal infections, malaria and tuberculosis. The market for drugs currently used to treat these diseases is greater than one billion dollars in annual sales.

      The Company has an agreement with Pharm-Eco Laboratories, Inc. ("Pharm-Eco") and UNC, acting on behalf of a consortium of universities including UNC, Duke University, Auburn University and Georgia State University (the "Consortium"), regarding the continuing development and commercialization of the technology underlying the Company's dicationic pharmaceutical product candidates. Pursuant to this Agreement, the Company has obtained rights to the technology platform for making dicationic pharmaceutical products, and the exclusive right to treat microbial infections using an existing library of 800 compounds developed by the Consortium and future Compounds designed by the Consortium. The Company considers its relationship with the Consortium, which includes many of the world's leading experts in opportunistic infections and rational drug design, a substantial asset. Members of the Consortium have laboratory testing systems for screening compounds for activity to specific micro-organisms (using both laboratory and animal models). Additionally, Georgia State University has a proprietary computer modeling program which simulates the binding of dicationic compounds to cellular DNA, which facilitates the work of research chemists in designing dicationic compounds to treat specific infections.

Biological Products - Modified CRP

      The Company's biological program is focused on strengthening the innate or natural immune system by (1) improving the structural environment around cells and (2) reprogramming cancer cells to act normally. The immune system coordinates the body's responses to injury and infection. It is the body's primary defense against disease. The Company's scientists discovered that, as part of the immune system's response to disease, the blood protein CRP is modified by the body to form modified CRP or mCRP. Modified CRP strengthens tissues and their interconnective structures which work to increase their ability to resist disease and improve the effectiveness of the immune system. Modified CRP is found naturally in healthy tissues surrounding blood vessels, in the tissues in lymphatic organs, and in cells that have secretory functions. In contrast, mCRP is absent (or present in greatly reduced amounts) in cancerous tissues, such as those found in the lung, breast or prostate.

      Cancers occur when normal cells grow uncontrollably. Rapidly dividing cancer cells produce enzymes which attack and weaken surrounding tissues, allowing cancer cells to grow unrestrained and become tumors. This unrestrained growth

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

may destroy surrounding organs or impair physiological functions, often leading to death. The Company's scientists discovered that when cancerous cells come in contact with mCRP, cell behavior is markedly changed, abnormal rapid growth ceases and the cell returns to normal activity. The Company's biological program focuses on replacing mCRP in areas where mCRP is deficient, increasing barriers between cells to reduce the entry and propagation of disease, and enhancing immune reactions.

      Many scientists believe that although therapies that directly kill infected or cancerous cells - e.g. chemotherapy, radiation therapy - are the cornerstone to curing cancer, it is also necessary to develop therapies which will bolster the immune system during treatment and foster regeneration of a normal immune system. By combining "killing" therapies with "strengthening" therapies, the chances for recovery are greatly increased. The Company believes that its mCRP based biotherapeutic product is such a strengthening therapy. The Company has developed a synthetic or recombinant form of mCRP (rmCRP) which can be produced economically. In 1996, the Company conducted a Phase I human clinical trial of rmCRP in HIV-infected volunteers. The clinical results showed that the drug was safe to administer and duplicated the positive results seen in the animal pre-clinical tests. The Company recently entered into an agreement with the Franklin Research Group, a venture capital partnership, to obtain funding to accelerate the Company's biotherapeutic program for the treatment of cancer and related diseases based on rmCRP.

Strategy

      The Company's pharmaceutical strategy is to utilize the platform technology developed by the Consortium's scientists for making pharmaceutical products. The initial two objectives are to (1) commercialize dications in niche markets by gaining fast-track FDA approvals and (2) demonstrate the power of the dication platform technology upon which many new drugs can be developed. The Company will continue to develop other dications which target diseases with larger patient populations, and hence, larger markets. The Company's biological strategy is to commercialize its rmCRP products as a primary therapy against cancer and as an adjuvant for use with chemotherapy in treating cancer and in the administration of vaccines.

      The principal elements of the Company's short-term strategy are to (i) focus its resources on current core technologies, (principally DAP-092 and DB-289) and gain FDA acceptance of its dicationic technology; (ii) commence human clinical trials of DAP-092 and DB-289; (iii) commence human clinical trials of rmCRP as a primary treatment for cancer; and (iv) leverage its resources through corporate joint ventures to minimize the cost to the Company of extended clinical trials and the development of manufacturing procedures for the production of the Company's products. The current status of the Company's products planned for clinical trials is summarized below:

                            Clinical Development Plan

==========================================================================================================
           Clinical Trial                    Trial Design/Phase                   Expected Result
==========================================================================================================
Dication Therapy Against               o  Phase I/IIa                     o  Shorter diarrhea duration
Opportunistic Diarrhea;                o  20-30 HIV-infected              o  Prevent weight loss
Cryptosporidiosis                         patients                        o  Safety and efficacy
DAP-092                                o  Oral dosing                        established
----------------------------------------------------------------------------------------------------------
Pro-drug Oral Administration for       o  Phase I/IIa                     o  Equivalent/improved anti-
Pneumocystis and tropical diseases     o  25-50 PCP-infected, HIV-           microbial effect against
DB-289                                    infected patients                  PCP
                                       o  Oral dosing                     o  Facilitated drug delivery
                                       o  Bioavailability                 o  Reduced side effects
                                                                          o  Safety and efficacy
                                                                             established
----------------------------------------------------------------------------------------------------------
rmCRP                                  o  Phase I/IIa                     o  Tumor growth stopped
Anticancer Therapy; NextEra (JV)       o  30-50 patients - all cancers    o  Reduced metastatic disease
                                       o  IV injections                   o  Tumor cells killed
                                       o  Dose escalation
==========================================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

History

      A predecessor of the Company was incorporated under the laws of the State of Wisconsin on October 15, 1984 and subsequently merged into the current Delaware corporation on April 1, 1993. The Company's executive offices are located at 1890 Maple Avenue, Suite 110, Evanston, Illinois 60201, telephone number 847-869-0033.

Recapitalization and Private Placement.

      As of July 24, 1998 (the "Effective Date"), the Company (with stockholder approval) completed a recapitalization (the "Recapitalization") pursuant to which: (i) the Company effected a 0.645260-for-1 reverse stock split of all of the shares of Common Stock issued and outstanding immediately prior to the Effective Date, resulting in the reduction in the number of issued and outstanding shares of Common Stock from 2,305,166 to 1,487,431 (the "Reverse Stock Split"); (ii) the Company converted approximately $2,780,000 million in indebtedness (consisting of stockholder advances, notes payable and related accrued interest) outstanding immediately prior to the Effective Date into 1,209,962 shares of Common Stock (after giving effect to the Reverse Stock Split), (iii) 1,794,550 shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Date were converted into 1,157,951 shares of Common Stock (after giving effect to the Reverse Stock Split), (iv) 1,600,000 shares of Series B Preferred Stock issued and outstanding immediately prior to the Effective Date were converted into 1,232,138 shares of Common Stock (after giving effect to the Reverse Stock Split), (v) as a result of the Reverse Stock Split, options outstanding immediately prior to the Effective Date and held by employees of or consultants to the Company to purchase an aggregate of 1,716,815 shares of Common Stock were automatically converted into options to purchase 1,107,792 shares of Common Stock and (vi) the total number of authorized shares was increased to 35,000,000, consisting of 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, $0.01 par value.

      Contemporaneously with the completion of the Recapitalization, the Company issued and sold 1,150,000 shares of Common Stock for $0.87 per share, or aggregate consideration to the Company (without deducting expenses of the Private Placement and payments to the Placement Agent thereof) of $1,000,000, to one or more accredited investors in a transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D thereunder (the "Private Placement"). In connection with the Private Placement, the Company paid a placement agency fee to the Underwriter consisting of $50,000 and warrants to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $0.05 per share. Also in connection with the Private Placement, the Company paid a consulting fee to RADE Management Corporation ("RADE") consisting of warrants to purchase an aggregate of 450,000 shares of Common Stock at an exercise price of $0.05 per share.

      All share and per share amounts contained in this Prospectus have been restated to give effect to the Reverse Stock Split.

                              The Spin-off Offering

Securities offered by Criticare in
  the Spin-off Offering....................  750,000 shares of Common Stock, to be distributed to Criticare's
                                             stockholders of record as of
                                             _______ ___, 1998 [immediately
                                             prior to effectiveness] ("Dividend
                                             Recipients") by means of a dividend
                                             effected contemporaneously with
                                             completion of the Unit Offering.
                                             Neither the Company nor Criticare
                                             will receive any proceeds as a
                                             result of the Spin-off Offering.

                                The Unit Offering

Securities offered by the Company
 in the Unit Offering......................  1,333,333 Units. Each Unit consists of two shares of Common Stock and
                                             one Class A Warrant.

Exercise Price of Warrants.................  Each Class A Warrant entitles the registered holder to purchase, at
                                             any time prior to December 31,
                                             1998, at a price equal to the
                                             initial public offering price per
                                             share,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                             one share of Common Stock, one
                                             Class B Warrant and one Class C
                                             Warrant. Each Class B Warrant
                                             entitles the registered holder
                                             thereof to purchase, at any time
                                             prior to March 31, 1999, one share
                                             of Common Stock at a price equal to
                                             the initial public offering price
                                             per share. Each Class C Warrant
                                             entitles the registered holder
                                             thereof to purchase, at any time
                                             prior to June 30, 1999, one share
                                             of Common Stock at a price equal to
                                             the initial public offering price
                                             per share. See "Description of
                                             Securities - Warrants."

Common Stock Outstanding Prior to
 the Offerings(1)..........................  6,409,896 shares

Common Stock Outstanding After
 the Offerings(1)..........................  9,076,562 shares

Estimated Net Proceeds to the Company from
the Unit Offering..........................  $3,600,000

Use of Proceeds by the Company.............  For research and development, clinical trials, royalty payments
                                             and license fees, purchase of
                                             equipment, working capital and
                                             general corporate purposes. See
                                             "Use of Proceeds."

Risk Factors...............................  The securities being offered hereby involve a high degree of risk and
                                             immediate and substantial dilution
                                             to the purchasers in the Unit
                                             Offering. See "Risk Factors."

Nasdaq Symbol..............................  Common Stock "IMMT". Warrants will not be quoted.

(1) Excludes (i) an aggregate of 1,222,500 shares of Common Stock subject to issuance without further consideration to Pharm-Eco and members of the Consortium upon completion of the Unit Offering; (ii) outstanding warrants to acquire an aggregate of 1,700,000 shares of Common Stock with an exercise price equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon reaching certain scientific milestones and are held by Pharm-Eco and members of the Consortium; (iii) an aggregate of 300,000 shares of Common Stock subject to issuance without further consideration to Pharm-Eco and members of the Consortium upon the filing by Immtech of an NDA or an ANDA with the FDA with respect to any product; (iv) an aggregate of 182,800 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding warrants held by former holders of the Company's Senior Subordinated Debentures, which warrants carry an exercise price of 1/2 of the per share price represented in the Unit Offering ($0.75 per share assuming the initial public offering price of $1.50 per share) and are exercisable upon completion of the Unit Offering until August 31, 1999; (v) an aggregate of 1,107,792 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding options held by certain employees and consultants to the Company, which options carry a weighted average exercise price of $0.45 per share; (vi) an aggregate of 2,600,000 shares of Common Stock subject to purchase and issuance at a price of $.05 per share pursuant to exercise of outstanding warrants held by RADE and NCHK; and (vii) shares of Common Stock to be issued upon completion of the Unit Offering to satisfy the interest portion of Immtech's outstanding note payable to the State of Illinois, which interest portion equals $281,470 currently (and such amount will not change prior to completion of the Unit Offering) (based upon the assumed per share initial public offering price of $1.50, the number of shares issued to the State of Illinois in satisfaction of Immtech's obligation will be 187,647 shares of Common Stock).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          Summary Financial Information

The following table sets forth summary financial data derived from the financial statements of the Company. The data should be read in conjunction with the financial statements, related notes and other financial information included herein.

                                                                                                                Three Month
                                                                                                               Periods Ended
                                                              Years Ended March 31,                               June 30,
                                             --------------------------------------------------------    --------------------------
                                                 1995           1996           1997           1998           1997           1998
                                             -----------    -----------    -----------    -----------    -----------    -----------
Statement of Operations Data:
   Revenues                                  $   260,503    $   335,000    $    15,000    $    19,552    $        --    $   136,909
   Loss from operations                       (1,165,025)      (621,648)      (996,513)      (827,798)      (159,208)      (291,211)
   Net loss                                   (1,432,212)      (759,638)    (1,350,563)    (1,145,697)      (243,305)      (343,888)
   Net loss attributable to
     common stockholders                      (1,661,677)    (1,005,962)    (1,618,543)    (1,477,132)      (316,335)      (452,390)
   Net loss per common share                       (1.29)         (0.76)         (1.22)         (1.09)         (0.23)         (0.30)
   Weighted average number of
     common shares, as adjusted
     for the Reverse Stock Split               1,292,762      1,321,666      1,325,950      1,352,942      1,350,997      1,487,431

                                                 ===========================================
                                                                June 30, 1998
                                                 -------------------------------------------
                                                                                  Pro Forma
                                                                                 As Adjusted
                                                    Actual      As Adjusted(1)      (1)(2)
                                                 -----------    -------------    -----------
Balance Sheet Data:
   Working capital (deficiency)                  $(4,012,817)    $    16,622     $ 3,616,622
   Total assets                                      194,780         724,556       4,324,556
   Long-term debt due after one year                      --              --              --
   Redeemaable Preferred Stock                     5,548,397              --              --
   Common Stockholders' investment (deficiency
     in assets)                                   (9,450,346)        127,490       3,727,490

----------
(1) As adjusted to give effect to (i) the Recapitalization and (ii) closing of the Private Placement.

(2) Reflects the sale of 1,333,333 Units offered by the Company at an offering price of $3.00 per Unit (after deducting estimated cash offering expenses). See "Use of Proceeds" and "Capitalization."

--------------------------------------------------------------------------------

                                  RISK FACTORS

      An investment in the securities offered hereby involves a high degree of risk. In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Units offered hereby. This Prospectus contains forward-looking statements. Such forward-looking statements include, but are not limited to, the Company's expectations regarding its future financial condition and operating results, product development, business and growth strategy, market conditions and competitive environment. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set in the following risk factors and elsewhere in this Prospectus.

      Development Stage Company; No Assurance of Successful Product Development. The Company is at an early stage of clinical development activities required for drug approval and commercialization. Since formation in October 1984, the Company has engaged in organizational and start-up activities, including developing the research programs described in this Prospectus, recruiting outside directors, scientific advisors and key scientists, making arrangements for laboratory facilities and office space and negotiating and consummating technology licensing agreements. The Company has generated no revenue from product sales. The Company does not have any therapeutic products currently available for sale, and none are expected to be commercially available for several years, if at all. There can be no assurance that the Company's continued research will lead to the development of commercially viable products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      History of Losses and Accumulated Deficits; Future Profitability Uncertain. The Company has experienced significant operating losses since its inception in 1984 and expects to incur operating losses for at least the next several years as the Company expands its research and development and clinical trial efforts. As of June 30, 1998, the Company had an accumulated deficit of $13,714,836.

      Need for Substantial Additional Funds. The Company's operations to date have consumed substantial amounts of cash. The negative cash flow from operations is expected to continue and to accelerate in the foreseeable future. The Company will require substantial funds to conduct research and development, preclinical and clinical testing and to manufacture (or have manufactured) and market (or have marketed) its product candidates. The Company estimates that its current cash resources and the net proceeds of the Unit Offering will be sufficient to meet its operating and capital requirements for 18 months following the closing of the Unit Offering. In addition, if all Warrants are exercised, net proceeds therefrom, combined with proceeds from the Unit Offering, will allow the Company to meet its operating and capital requirements for 36 months following completion of the Unit Offering. However, the Company's cash requirements may vary materially from those now planned because of results of research and development, results of preclinical and clinical testing, relationships with possible strategic partners, changes in the focus and direction of the Company's research and development programs, competitive and technological advances, the FDA regulatory process and other factors. The net proceeds of the Unit Offering are not expected to be sufficient to fund the Company's operations through the commercialization of one or more products yielding sufficient revenues to support the Company's operations; therefore, the Company is likely to need to raise additional funds. The Company may seek to satisfy its future funding requirements through public or private offerings of securities, by collaborative or other arrangements with major pharmaceutical companies or from other sources. Additional financing may not be available when needed or be available on terms acceptable to the Company. If adequate financing is not available, the Company may not be able to continue as a going concern, or may be required to delay, scale back or eliminate certain of its research and development programs, to relinquish rights to certain of its technologies or product candidates, to forego desired opportunities, or to license third parties to commercialize products or technologies that the Company would otherwise seek to develop itself. To the extent the Company raises additional capital by issuing equity securities, ownership dilution to the investors in the Unit Offering will result. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      Early Stage of Experiments; Limited Human Data. The Company's tests of rmCRP and its pharmaceutical products to date have been conducted primarily in in vitro and in vivo preclinical animal models. Preclinical in vitro and in vivo studies do not necessarily predict effectiveness in humans, and there can be no assurance that the results achieved in the preclinical in vitro and in vivo animal studies or in the limited human clinical studies conducted to date will be achieved in more extensive testing of rmCRP in humans, nor can there be any assurance that rmCRP will not result in adverse side effects when administered for extended periods of time in humans. Substantial additional research and development is necessary in order for the Company to develop and obtain regulatory approval for its pharmaceutical and biological products, and there can be no assurance that the Company's research and development will lead to development of products that are commercially viable. In addition to further research and development, the Company's products will require clinical testing, regulatory approval and development of marketing and distribution channels, all of which are expected to require substantial additional investment prior to commercialization. There can be no assurance that the Company's products will be successfully developed, prove to be safe and efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs, be eligible for third party reimbursement from governmental or private insurers, be successfully marketed or achieve market acceptance.

      Uncertainties Related to Clinical Trials. To obtain required regulatory approvals for commercial sale of its products, the Company must demonstrate through clinical trials that such products are safe and efficacious for use in each target indication. The Company has no experience in conducting clinical trials in the United States. None of the products under development by the Company has received regulatory approval for any stage of clinical trials in humans in the United States. There can be no assurance that such regulatory approval will be received or that necessary clinical trials will commence.

      The Company may find, at any stage of its research and development, that products which appeared promising in preclinical studies or Phase I and Phase II clinical trials do not demonstrate efficacy in larger-scale clinical trials and do not receive regulatory approvals. The results from preclinical testing and early clinical trials may not be predictive of results obtained in later clinical trials and large-scale testing. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in various stages of clinical trials, even after promising results had been obtained in earlier trials. Completion of the Company's clinical trials may be delayed by many factors, including slower than anticipated patient enrollment, difficulty in securing sufficient supplies of clinical trial materials or adverse events occurring during clinical trials. Completion of testing, studies and trials may take several years, and the length of time varies substantially with the type, complexity, novelty and intended use of the product. Delays or rejections may be based upon many factors, including changes in regulatory policy during the period of product development. No assurance can be given that any of the Company's development programs will be successfully completed, that any Investigational New Drug application ("IND") will become effective or that additional clinical trials will be allowed by the FDA or other regulatory authorities or that clinical trials will commence as planned. There have been delays in the Company's testing and development schedules to date and there can be no assurance that the Company's expected testing and development schedules will be met. See "Business."

      Conflicts of Interests. Criticare, the largest stockholder of the Company, owns 29% of the outstanding shares of Common Stock of the Company. The President of Criticare, Gerhard J. Von der Ruhr, serves as Chairman of the Company's Board of Directors. The Company and Criticare have entered into various transactions over the course of the Company's existence, most recently relating to an agreement pursuant to which, in return for Criticare agreeing to (i) pay $150,000 to the Company and (ii) effect the Spin-off, the Company (iii) issued 172,414 shares of Common Stock to Criticare, granted Criticare an option to license the Company's patents and know-how relating to rmCRP for applications in treating Sepsis, and (iv) assigned its rights to certain diagnostic products relating to diabetes and alcoholism. The Company believes that the foregoing transactions were in its best interests and were on terms no less favorable to the Company than could be obtained from unaffiliated third parties and were in connection with bona fide business purposes of the Company. See "Certain Transactions."

      In April 1998, Immtech granted to ImmvaRx, Inc. ("ImmvaRx") an option to purchase a worldwide exclusive license to use mCRP/rmCRP technology and products as adjuvants (therapeutic products used in conjunction with a vaccine to heighten the immune response) for a series of upfront payments, a royalty fee, issuance of stock of ImmvaRx and payment of certain patent expenses. As a condition to exercising the option, ImmvaRx must raise $500,000 prior to October 9, 1998. Several of Immtech's executive officers, including Director and CEO T. Stephen Thompson and Chief Financial Officer Gary C. Parks, are founding stockholders of ImmvaRx. In addition, Mr. Thompson serves as CEO and Mr. Parks as CFO of ImmvaRx. The Company believes that the foregoing transactions were in its best interests and were on terms no less favorable to the Company than could be obtained from unaffiliated third parties and were in connection with bona fide business purposes of the Company. See "Certain Transactions."

      Effect of Criticare's Spin-off to Dividend Recipients. Depending on the amount of earnings and profits of Criticare, the Spin-off Offering may result in a taxable dividend to the Dividend Recipients. See "Underwriting - Spin-off Offering - Federal Income Tax Aspects of the Spin-off Offering."

      Effect of Criticare's Spin-off on Market for Common Stock. There can be no assurance that the Dividend Recipients will not attempt to immediately sell the shares of Common Stock received by them to pay the taxes, if any, payable as a result of the distribution of shares by Criticare, thereby creating a significant and adverse impact on the market price of the Common Stock. See "- Effect of Secondary Offering and Criticare's Spin-off on Market for Common Stock."

      Limited Manufacturing Capability. The Company's ability to conduct clinical trials and its ability to commercialize its products will depend in part upon its ability to manufacture its products either directly or through third parties at a competitive cost and in accordance with FDA and other regulatory requirements. The Company currently lacks the facilities and personnel to manufacture products in accordance with Good Manufacturing Practices as prescribed by the FDA or to produce an adequate supply of compounds to meet future requirements for additional clinical trials and commercialization. There can be no assurance that the Company will be able to acquire such resources at reasonable costs if it develops commercially viable products. See "Business - Manufacturing."

      Dependence on Third Party Relationships. The Company follows a business strategy of utilizing the expertise and resources of third parties in a number of areas, including the manufacture of vaccines and the conduct of preclinical and clinical trials. This strategy creates risks to the Company by placing critical aspects of the Company's business in the hands of third parties whom the Company may not be able to control. If these third parties do not perform in a timely and satisfactory manner, the Company may incur additional costs and lose time in the conduct of its development and clinical programs as it seeks alternate sources of such products and services, if available. Such costs and delays may have a material adverse effect on the Company. One of the third parties the Company has entered into an agreement with is Franklin Research Group ("Franklin"), to form a corporation by the name of NextEra Therapeutics, Inc. See "Business - Collaborative Arrangements - Formation of NextEra Therapeutics, Inc." The agreement with Franklin contemplates that the Company and Franklin will enter into an additional agreement further spelling out the rights and responsibilities regarding the joint venture.

      The Company may seek additional third party relationships in certain areas, particularly in situations in which the Company believes that the clinical testing, marketing, manufacturing and other resources of a pharmaceutical company collaborator will enable the Company to develop particular products or geographic markets which are otherwise beyond the Company's resources and/or capabilities. There is no assurance that the Company will be able to obtain any such collaboration, or any other research and development, manufacturing, or clinical trial agreement. The inability of the Company to obtain and maintain satisfactory relationships with third parties may have a material adverse effect on the Company. See "Business - Collaborative Arrangements."

      Uncertain Ability to Protect Patents and Proprietary Information. The pharmaceutical and biotechnology fields are characterized by a large number of patent filings, and a substantial number of patents have already been issued to other pharmaceutical and biotechnology companies. Third parties may have filed applications for or have been issued patents and may obtain additional patents and proprietary rights related to products or processes competitive with or similar to those of the Company. The Company may not be aware of all of the patents potentially adverse to the Company's interests that may have been issued to others. No assurance can be given that patents do not exist, have not been filed, or could not be filed or issued, which contain claims relating to the Company's technology, products or processes. If patents have been or are issued to others containing preclusive or conflicting claims, the Company may be required to obtain licenses to one or more of such patents or to develop or obtain alternate technology. There can be no assurance that the licenses that might be required for the Company's processes or products would be available on commercially acceptable terms, or at all.

      Because of the substantial length of time and expense associated with bringing new products to the marketplace through the development and regulatory approval process, the biotechnology industry places considerable importance on patent and trade secret protection for new technologies, products and processes. Since patent applications in the United States are maintained in secrecy until patents are issued and since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, the Company cannot be certain that it (or any licensor) was the first to make the inventions covered by pending patent applications or that it (or any licensor) was the first to file patent applications for such inventions. The patent positions of vaccine and biotechnology companies can be highly uncertain and involve complex legal and factual questions, and therefore the breadth of claims allowed in vaccine and biotechnology patents or their enforceability, cannot be predicted. There can be no assurance that any patents under pending patent applications or any further patent applications will be issued. Furthermore, there can be no assurance that the scope of any patent protection will exclude competitors or provide competitive advantages to the Company, that any of the Company's patents that have been issued or may be issued will be held valid if subsequently challenged or that others, including competitors or current or former employers of the Company's employees, advisors and consultants, will not claim rights in or ownership to the patents and other proprietary rights held by the Company. There can be no assurance that others will not independently develop substantially equivalent proprietary information or otherwise obtain access to the Company's proprietary information or that others may not be issued patents that may require licensing and the payment of significant fees or royalties by the Company.

      The Company currently licenses several patents and patent applications and other technologies that are integral to the Company's products and business. The Company's breach of any existing license agreement or the failure to obtain a license to technology required to commercialize its products candidates may have a material adverse effect on the Company. See "Business - Patents and Licenses."

      The biotechnology industry has experienced extensive litigation regarding patent and other intellectual property rights. The Company could incur substantial costs in defending itself in suits that may be brought against the Company claiming infringement of the rights of others or in asserting the Company's patent rights in a suit against another party. The Company may also be required to participate in interference proceedings declared by the United States Patent and Trademark Office for the purpose of determining the priority of inventions in connection with the patent applications of the Company or other parties. Adverse determinations in litigation or interference proceedings could require the Company to seek licenses (which may not be available on commercially reasonable terms) or subject the Company to significant liabilities to third parties, and could therefore have a material adverse effect on the Company. Even if the Company prevails in an interference proceeding or a lawsuit, substantial resources of the Company, including the time and attention of its officers, will be required.

      The Company also relies on trade secrets, know-how and technological advancement to maintain its competitive position. Although the Company uses confidentiality agreements and employee proprietary information and invention assignment agreements to protect its trade secrets and other unpatented know-how, these agreements may be breached by the other party thereto or may otherwise be of limited effectiveness or enforceability.

      Competition; Possible Obsolescence Due to Alternative Technologies. The biopharmaceutical field is characterized by extensive research efforts and rapid technological progress. Competition from other biotechnology companies, pharmaceutical companies and research and academic institutions is intense. Other companies are engaged in research and product development based on the acute phase response of the immune system; adaptive immune response and antimicrobial compounds. In addition, new developments in molecular cell biology, molecular pharmacology, recombinant-DNA technology and other pharmaceutical processes are expected to continue at a rapid pace in both industry and academia. There can be no assurance that research and discoveries by others will not render some or all of the Company's programs or products noncompetitive or obsolete.

      No Assurance of FDA Approval; Government Regulation. All new drugs and biologics, including the Company's product candidates, are subject to extensive and rigorous regulation by the federal government, principally the FDA under the Federal Food, Drug and Cosmetic Act and other laws including, in the case of biologics, the Public Health Services Act, and by state and local governments. Such regulations govern, among other things, the development, testing, manufacture, labeling, storage, premarket clearance or approval, advertising, promotion, sale and distribution of such products. If drug products are marketed abroad, they are subject to extensive regulation by foreign governments. Failure to comply with applicable regulatory requirements may subject the Company to administrative or judicially imposed sanctions such as civil penalties, criminal prosecution, injunctions, product seizure or detention, product recalls, total or partial suspension of production, and FDA refusal to approve pending applications.

      The Company has not received regulatory approval in the United States or any foreign jurisdiction for the commercial sale of any of its products. The process of obtaining FDA and other required regulatory approvals, including foreign approvals, often takes many years and varies substantially based upon the type, complexity and novelty of the products involved and the indications being studied. Furthermore, such approval process is extremely expensive and uncertain. There can be no assurance that the Company's product candidates will be cleared for marketing by the FDA. The Company does not currently have sufficient resources to complete the required regulatory review process. The failure of the Company to receive FDA approval for its product candidates would preclude the Company from marketing and selling its products in the United States. Therefore, the failure to receive FDA approval would have a material adverse effect on the Company. Even if regulatory approval of a product is granted, there can be no assurance that the Company will be able to obtain the labeling claims necessary or desirable for the promotion of such product. FDA regulations prohibit the marketing or promotion of a drug for unapproved indications. Furthermore, regulatory marketing approval may entail ongoing requirements for postmarketing studies. If regulatory approval is obtained, the Company will be subject to ongoing FDA obligations and continued regulatory review. In particular, the Company or its third party manufacturers will be required to adhere to regulations setting forth GMPs, which require that the Company or third party manufacturers manufacture products and maintain records in a prescribed manner with respect to manufacturing, testing and quality control activities. Further, the Company or its third party manufacturer must pass a preapproval inspection of its manufacturing facilities by the FDA before obtaining marketing approval. Failure to comply with applicable regulatory requirements may result in penalties such as restrictions on a product's marketing or withdrawal of the product from the market. In addition, identification of certain side effects after a drug is on the market or the occurrence of manufacturing problems could cause subsequent withdrawal of approval, reformulation of the drug, additional preclinical testing or clinical trials and changes in labeling of the product.

      Prior to the submission of an application for FDA approval, drugs developed by the Company must undergo rigorous preclinical and clinical testing which may take several years and the expenditure of substantial resources. Before commencing clinical trials in humans, the Company must submit to the FDA and receive clearance of an IND. There can be no assurance that submission of an IND for future clinical testing of any product under development or other future products of the Company would result in FDA permission to commence clinical trials or that the Company will be able to obtain the necessary approvals for future clinical testing in any foreign jurisdiction. Further, there can be no assurance that if such testing of products under development is completed, any such drug compounds will be accepted for formal review by the FDA or any foreign regulatory body, or approved by the FDA for marketing in the United States or by any such foreign regulatory bodies for marketing in foreign jurisdictions. Future federal, state, local or foreign legislation or administrative acts could also prevent or delay regulatory approval of the Company's products. See "Business - Government Regulation."

      Dependence on Key Personnel. The Company's business depends to a significant degree on the continuing contributions of its key management, scientific and technical personnel. There can be no assurance that the loss of certain members of management and scientists would not prevent the Company from executing its business plan.

      Uncertain Availability of Health Care Reimbursement; Health Care Reform. The Company's ability to commercialize its product candidates will depend in part on the extent to which reimbursement for the costs of such product will be available from government health administration authorities, private health insurers and others. Significant uncertainty exists as to the reimbursement status of newly approved health care products. There can be no assurance of the availability of third-party insurance reimbursement coverage enabling the Company to establish and maintain price levels sufficient for realization of a return on its investment in developing vaccines and biological products. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for new therapeutic products approved for marketing by the FDA and by refusing, in some cases, to provide any coverage for uses of approved products for disease indications for which the FDA has not granted marketing approval. If adequate coverage and reimbursement levels are not provided by government and third-party payors for uses of the Company's products, the market acceptance of these products would be adversely affected.

      Health care reform proposals have been introduced in Congress and in various state legislatures. It is currently uncertain whether any health care reform legislation will be enacted at the federal level, or what actions governmental and private payors may take in response to the suggested reforms. The Company cannot predict when any proposed reforms will be implemented, if ever, or the effect of any implemented reforms on the Company's business. There can be no assurance that any implemented reforms will not have a material adverse effect on the Company. Such reforms, if enacted, may affect the availability of third-party reimbursement for products developed by the Company as well as the price levels at which the Company is able to sell such products. In addition, if the Company is able to commercialize products in overseas markets, the Company's ability to achieve success in such markets may depend, in part, on the health care financing and reimbursement policies of such countries.

      Risk of Product Liability, Uncertainty of Availability of Product Liability Insurance. The Company's business exposes it to substantial product liability risks. The Company plans to obtain product liability insurance covering the sale of its products prior to their commercial introduction; however, there can be no assurance that the Company will be able to obtain or maintain such insurance on acceptable terms or that any insurance obtained will provide adequate coverage against potential liabilities. Claims or losses in excess of any liability insurance coverage now carried or subsequently obtained by the Company could have a material adverse effect on the Company.

      Potential Adverse Effect of Shares Eligible for Future Sale. Sales of Common Stock (including shares issued upon the exercise of outstanding options) in the public market after this Offering could materially and adversely affect the market price of the Securities. Such sales also might make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate.

      Upon the completion of these Offerings, and including the issuance of 1,222,500 shares of Common Stock to Pharm-Eco and Members of the Consortium and the issuance of 187,647 shares of Common Stock to the State of Illinois (assuming an initial public offering price of $1.50 per share), the Company will have 10,486,709 shares of Common Stock outstanding (not including 9,890,591 shares of Common Stock subject to outstanding options or warrants ). Of the shares to be outstanding upon completion of these Offerings, the 3,416,666 shares of Common Stock distributed by the Company and Criticare pursuant hereto and the 1,150,000 shares being registered on behalf of the Selling Stockholders will be freely tradeable without restriction. All of the remaining 5,920,043 shares will be restricted securities within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 144, 2,875,829 of these shares will be available for resale upon the effective date of the Registration Statement of which this Prospectus forms a part and 1,634,067 shares will be available for resale approximately seven months thereafter. The remaining 1,410,147 shares to be outstanding upon completion of these Offerings will become available for resale one year after the date hereof. Of the shares to be outstanding upon completion of these Offerings, the holders of 3,757,205 shares have agreed not to sell such shares for two years after the Closing and the holders of 1,006,323 have agreed not to sell such shares for eighteen months after the Closing, in each case, without the prior written consent of the Underwriter. See "Description of Securities" and "Shares Eligible for Future Sale."

      Immediate Substantial Dilution. Purchasers of Units in this Offering will experience immediate and substantial dilution of $1.09 (73%) per share, assuming no value is given to the Class A Warrants which are part of the Units offered hereby, between the pro forma net tangible book value of the shares and the public offering price of $1.50 per share. See "Dilution."

      Potential Adverse Effect of Underwriter's Warrants. At the consummation of the Offering, the Company will sell to the Underwriter for nominal consideration the Underwriter's Warrants to purchase up to 500,000 shares of Common Stock. The Underwriter's Warrants will be exercisable for a period of four years commencing one year after the effective date of this Offering, at an exercise price of $0.05 per share, portions of which become exercisable upon exercise of the Warrants. For the term of the Underwriter's Warrants, the holders thereof will have, at nominal cost, the opportunity to profit from a rise in the market price of the Securities without assuming the risk of ownership. As long as the Underwriter's Warrants remain unexercised, the Company's ability to obtain additional capital might be adversely affected. Moreover, the Underwriter may be expected to exercise the Underwriter's Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital through a new offering of its securities on terms more favorable than those provided by the Underwriter's Warrants. See "Underwriting."

      Potential Adverse Effect of Substantial Shares of Common Stock Reserved. Upon completion of these Offerings there will be reserved a total of 9,890,591 shares of Common Stock for issuance as follows: (i) 3,999,999 shares for issuance upon exercise of the Warrants; (ii) 500,000 shares for issuance upon exercise of the Underwriter's Warrants; (iii) 1,107,792 shares for issuance upon exercise of stock options granted to employees of or consultants to the Company; and (v) 4,282,800 shares for issuance upon the exercise of other outstanding options and warrants. The exercise prices of the foregoing options and warrants are substantially below the offering price of the Units offered hereby. The existence of the Warrants, the Underwriter's Warrants and any other options or warrants may adversely affect the Company's ability to consummate future equity financings. Further, the holders of such warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. To the extent any such options and warrants are exercised, the interests of the Company's stockholders may be diluted.

      Absence of Dividends. The Company has never declared or paid dividends on its Common Stock and does not intend to pay any dividends in the foreseeable future. See "Dividend Policy."

      Arbitrary Determination of Offering Price; No Public Market for the Securities. The initial public offering price of the Units and the exercise prices and terms of the Warrants have been determined arbitrarily by negotiations between the Company and the Underwriter. Factors considered in such negotiations, in addition to prevailing market conditions, included the history and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and certain other factors deemed relevant. Therefore, the public offering price of the Units and the exercise prices and terms of the Warrants do not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the Common Stock and Warrants. Prior to these Offerings, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop in any of the Securities after the Offering, or, if developed, be sustained. See "Underwriting."

      Price Volatility. The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market prices of the common stock of many publicly traded pharmaceutical or biotechnology companies have in the past been, and can in the future be expected to be, especially volatile. Announcements of technological innovations or new products by the Company or its competitors, developments or disputes concerning patents or proprietary rights, publicity regarding actual or potential clinical trial results relating to products under development by the Company or its competitors, regulatory developments in both the United States and foreign countries, delays in the Company's testing and development schedules, public concern as to the safety of vaccines or biological products and economic and other external factors, as well period-to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the Common Stock and Warrants. The realization of any of the risks described in these "Risk Factors" could have a significant and adverse impact on such market prices.

      Underwriter's Lack of Influence on the Market. It is anticipated that all of the Units will be sold to customers of NCHK. NCHK is not registered as a broker-dealer in the United States and does not have the right to make a market in the Common Stock or Warrants within the United States. The prices and the liquidity of the Common Stock and Warrants may be adversely affected by the inability of NCHK to make a market in these securities within the United States. No assurances can be given that any market making activities which may be commenced by other broker-dealers will not be stopped at any time.

      Legal Restrictions on Sales of Shares Underlying the Warrants. The Warrants are not exercisable unless, at the time of the exercise, the Company has in effect a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company has agreed to keep a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants effective for the term of the Warrants, if it fails to do so for any reason, the Warrants may be deprived of value.

      The Shares and Warrants are separately transferable immediately upon issuance. Purchasers may buy Warrants in the aftermarket in, or may move to, jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities."

      Management's Broad Discretion in Use of Proceeds. Although the Company intends to apply the net proceeds of the Unit Offering in the manner described under "Use of Proceeds," it has broad discretion within such proposed uses as to the precise allocation of the net proceeds, the timing of expenditures and other aspects of the use thereof. The Company reserves the right to reallocate the net proceeds of the Unit Offering among the various categories set forth under "Use of Proceeds" as it, in its sole discretion, deems necessary or advisable. See "Use of Proceeds."

      Possible Applicability of Rules Relating to Low-Priced or "Penny" Stocks. The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. The price at which the shares of Common Stock will be offered to the public pursuant to this Offering will be less than $5.00, thus, the Common Stock and the Warrants offered hereby will initially be "penny stocks" and become subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the Common Stock and the Warrants are listed on the Boston Stock Exchange. There can be no assurance that the Company will be able to satisfy the listing criteria of the Boston Stock Exchange or that the Common Stock or the Warrants will trade for $5.00 or more per security after the Offering. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell the Company's securities and may affect the ability of purchasers in this Offering to sell the Company's securities in a secondary market.

      Although the Company has applied for listing of the Common Stock and the Warrants on the Boston Stock Exchange and the Nasdaq SmallCap Market, there can be no assurance that such application will be approved or that a trading market for the Common Stock and the Warrants will develop or, if developed, will be sustained. Furthermore, there can be no assurance that the securities purchased by the public hereunder may be resold at their original offering price or at any other price.

      In order to qualify for initial listing on the Boston Stock Exchange, a company must, among other things, have at least $3.0 million in total assets, $2.0 million in tangible assets, $1.5 million "public float," and a minimum bid price for its securities of $2.00 per share. For continued listing on the Boston Stock Exchange, a company must maintain a $500,000 market value of the public float, $1 million in total assets and $500,000 in stockholders equity. The failure to meet these maintenance criteria in the future may result in the discontinuance of the listing of the Common Stock and Warrants on the Boston Stock Exchange.

      In order to qualify for initial listing on the Nasdaq SmallCap Market, a company must, among other things, have at least $4.0 million in net tangible assets, 1,000,000 shares in the "public float," $5.0 million "public float," and a minimum bid price for its securities of $4.00 per share. For continued listing on the Nasdaq SmallCap Market, a company must maintain a $200,000 market value of the public float and $2.0 million in net tangible assets. In addition, continued inclusion requires two marketmakers and a minimum bid of $1.00 per share. The failure to meet these maintenance criteria in the future may result in the discontinuance of the listing of the Common Stock and Warrants on the Nasdaq SmallCap Market.

      If the Company is or becomes unable to meet the listing criteria (either initially or on a continued basis) of the Boston Stock Exchange or the Nasdaq SmallCap Market and is never traded or becomes delisted therefrom, trading, if any, in the Common Stock and the Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. (the "NASD"). In such an event, the market price of the Common Stock and the Warrants may be adversely impacted. As a result, an investor may find it difficult to dispose of or to obtain accurate quotations as to the market value of the Common Stock and the Warrants.

      Limitation of Liability and Indemnification. The Company's Certificate of Incorporation limits, to the maximum extent permitted by the Delaware General Corporations Law ("Delaware Law"), the personal liability of directors for monetary damages for breach of their fiduciary duties as directors. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in Delaware Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Section 145 of the Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Certificate of Incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director's breach of the duty of care. See "Management."

                                 USE OF PROCEEDS

      The net proceeds to be received by the Company from the sale of the 1,333,333 Units offered hereby (after deducting estimated offering expenses payable by the Company in connection with the Offering) are estimated to be approximately $3.6 million based on an assumed initial public offering price of $3.00 per Unit.

      The Company intends to use $100,000 of such net proceeds to repay amounts due the State of Illinois, which amount is due pursuant to an unsecured, non-interest bearing obligation of the Company which matures upon completion of an initial public offering. 187,647 shares of Common Stock will be issued to the State of Illinois upon completion of the Unit Offering (assuming an initial public offering price of $1.50 per share) as consideration for interest accrued under the obligation. Substantially all of the remaining net proceeds of the Unit Offering will be used to fund the Company's research and development efforts, including clinical and preclinical studies. Any net proceeds not applied to the Company's research and development effort will be used for working capital and general corporate purposes. The amount and timing of expenditures of the net proceeds of the Unit Offering cannot be precisely determined, and will depend on numerous factors, including the status of the Company's product development efforts, the results of clinical trials and the regulatory approval process. The Company may also use a portion of the net proceeds to acquire complementary businesses, products or technologies, although the Company has no agreements and is not involved in any negotiations with respect to any such transaction. See "Risk Factors - Management's Broad Discretion in Use of Proceeds." Pending such uses, the Company plans to invest the net proceeds from the Unit Offering in short-term, investment-grade, interest-bearing securities.

      The Company estimates that its current cash resources and the net proceeds of this Offering will be sufficient to meet its operating and capital requirements for 12 months following the closing of the Unit Offering. However, there can be no assurance that the net proceeds of the Unit Offering will satisfy the Company's requirements for any particular period of time. The Company anticipates that additional funding will be required after the use of the net proceeds of the Unit Offering. No assurance can be given that such additional financing will be available when needed on terms acceptable to the Company, if at all. See "Risk Factors - Need for Substantial Additional Funds."

      Proceeds, if any, derived from the exercise of the Warrants will be added to the Company's working capital.

                                 DIVIDEND POLICY

      The Company has never declared nor paid dividends on its Common Stock and does not intend to pay any dividends in the foreseeable future.

                                    DILUTION

      The pro forma net tangible book value (i.e., net tangible assets less aggregate liabilities) of the Company as of June 30, 1998 was $66,979, or $0.01 per share of Common Stock, determined by dividing the pro forma net tangible book value of the Company by the number of shares of Common Stock outstanding as adjusted to give effect to the Recapitalization and closing of the Private Placement as of June 30, 1998. After giving effect to the receipt of the net proceeds of the sale of 1,333,333 Units offered hereby at an assumed initial public offering price of $3.00 per Unit, the adjusted pro forma net tangible book value of the Company on June 30, 1998 would have been $3,727,490, or $0.41 per share. This represents an immediate increase in pro forma net tangible book value of $0.39 per share to existing stockholders and an immediate dilution of $1.09 per share to new investors. The following table, which does not contemplate the exercise of the Warrants, the Underwriter's Warrants or other warrants or options to purchase shares of the Company's Common Stock (See "Risk Factors - Potential Adverse Effect of Substantial Shares of Common Stock Reserved"), illustrates the per share dilution:

Assumed initial public offering price per share                            $1.50

      Pro forma net tangible book value per share               $0.01
      Increase per share attributable to new stockholders        0.40

Pro forma net tangible book value per share after the Offering              0.41
                                                                           -----
Dilution per share to new stockholders                                     $1.09
                                                                           =====

      The following table summarizes, on a pro forma basis, after giving effect to the Recapitalization and the closing of the Private Placement, as of June 30, 1998, the difference between the number of shares of Common Stock purchased from the Company, the total cash consideration paid and the average price per share paid by existing stockholders of Common Stock and by the new investors purchasing shares in this Offering, assuming the sale of the 1,333,333 Units offered hereby at an assumed initial public offering price of $3.00 per Unit and before any deduction of underwriting discounts and estimated offering expenses.

                                  NUMBER OF                  TOTAL CASH
                              SHARES PURCHASED              CONSIDERATION           AVERAGE
                             ------------------         --------------------         PRICE
                               NUMBER    PERCENT           AMOUNT     PERCENT      PER SHARE
                             ---------   -------        -----------   -------      ---------
Existing stockholders        6,409,896     70.6%        $ 6,802,542     63.0%        $ 1.06
New investors                2,666,666     29.4%          3,999,999     37.0%        $ 1.50
                             ---------                  -----------    -----         ------

      Total                  9,076,562    100.0%        $10,802,541    100.0%
                             =========    =====         ===========    =====

----------

                                 CAPITALIZATION

      The following table sets forth, as of June 30, 1998, (i) the actual capitalization of the Company, (ii) the capitalization of the Company as adjusted after giving effect to the Recapitalization and the Private Placement and (iii) the pro forma capitalization of the Company giving effect to the receipt of the estimated net proceeds from the sale of the 1,333,333 Units offered hereby at an assumed initial public offering price of $3.00 per Unit. This table should be read in conjunction with the financial statements of the Company and the notes thereto included elsewhere in this Prospectus. See "Description of Securities," "Use of Proceeds" and "Certain Transactions."

                                                     As Adjusted for       Pro forma
                                                    Recapitalization    As Adjusted for
                                                       and Private       the Offerings
                                          Actual        Placement           Hereby
                                          ------        ---------           ------
Current portion of long-term debt,
including accrued interest            $  3,274,598    $    281,470(1)    $    281,470(1)
                                      ------------    ------------       ------------
Preferred Stock

   Series A Redeemable Preferred
      Stock, par value, $0.01 per
      share, 1,794,550 shares
      authorized, issued and
      outstanding as of June 30,
      1998, with aggregate
      liquidation preference of
      $2,765,256; 0 shares
      authorized, issued and
      outstanding as of June 30,
      1998 after giving pro forma
      effect to the
      Recapitalization and the
      Private Placement and the
      Offerings                          2,765,256             -0-                -0-

   Series B Redeemable Preferred
      Stock, par value $0.01 per
      share, 1,600,000 shares
      authorized, issued and
      outstanding as of June 30,
      1998, with aggregate
      liquidation preference of
      $2,783,141; 0 shares
      authorized, issued and
      outstanding as of June 30,
      1998 after giving pro forma
      effect to the
      Recapitalization and the
      Private Placement and the
      Offerings                          2,783,141             -0-                -0-

   Preferred Stock, par value $0.01
      per share, 0 shares
      authorized, issued and
      outstanding as of June 30,
      1998; 5,000,000 shares
      authorized, 0 shares issued
      and outstanding as of June
      30, 1998 after giving pro
      forma effect to the
      Recapitalization and the
      Private Placement and the
      Offerings                                -0-             -0-                -0-
                                      ------------    ------------       ------------

Total preferred stock                    5,548,397             -0-                -0-
                                      ------------    ------------       ------------

                                                     As Adjusted for       Pro forma
                                                    Recapitalization    As Adjusted for
                                                       and Private       the Offerings
                                          Actual        Placement           Hereby
                                          ------        ---------           ------
Common Stockholders Investment
 (deficiency in assets)

   Common Stock, par value $0.01
      per share, 10,000,000 shares
      authorized, 2,305,166 shares
      issued and outstanding as of
      June 30, 1998 (2)(3)(4)(5);
      30,000,000 shares authorized,
      6,409,896 shares issued and
      outstanding as of June 30,
      1998 after giving pro forma
      effect to the
      Recapitalization and the
      Private Placement
      (3)(4)(5)(6)(7); 30,000,000
      shares authorized, 10,486,710
      shares issued and outstanding
      as of June 30, 1998 after
      giving pro forma effect to
      the Recapitalization and the
      Private Placement and the
      Offerings                             14,874          64,097             90,764

Additional paid-in capital               4,249,616       8,088,915         11,662,247

Deficit accumulated during the
 development stage                     (13,714,836)     (8,025,522)        (8,025,522)
                                      ------------    ------------       ------------

   Total common stockholders'
   investment (deficiency in
   assets)                            $ (9,450,346)   $    127,490       $  3,727,490
                                      ============    ============       ============

----------
(1) Includes an aggregate of $381,470 of indebtedness to the State of Illinois, of which $100,000 will be paid in cash and the remainder will be converted into Common Stock of the Company upon completion of the Unit Offering at the per share price at which shares of Common Stock are sold in the Unit Offering.

(2) Does not include an aggregate of 1,716,815 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding options held by certain employees and consultants to the Company.

(3) Does not include (i) outstanding warrants to acquire an aggregate of 1,700,000 shares of Common Stock with an exercise price equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon reaching certain scientific milestones and are held by Pharm-Eco and members of the Consortium, and
      (ii) an aggregate of 300,000 shares of Common Stock subject to issuance without further consideration to Pharm-Eco and members of the Consortium upon the filing by Immtech of an NDA or an ANDA with the FDA with respect to any product.

(4) Does not include an aggregate of 1,222,500 shares of Common Stock subject to issuance to UNC and Pharm-Eco upon completion of a financing by the Company raising in excess of $4 million.

(5) Does not include an aggregate of 182,800 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding warrants held by purchasers of the Company's Senior Subordinated Debentures.

(6) Does not include an aggregate of 1,107,792 shares of Common Stock (after giving effect to the Reverse Stock Split) subject to purchase and issuance pursuant to exercise of outstanding options held by certain employees and consultants to the Company.

(7) Does not include warrants that will be outstanding upon consummation of the Offering to acquire an aggregate of 2,600,000 shares of Common Stock with an exercise price of $0.05 per share, which warrants are exercisable upon reaching certain financing milestones and are held by RADE and NCHK.

                             SELECTED FINANCIAL DATA

      The selected financial data set forth below for the years ended March 31, 1996, 1997 and 1998 and the balance sheet data as of March 31, 1997 and 1998 are derived from the financial statements audited by Deloitte & Touche LLP included elsewhere in this Prospectus. The statement of operations data set forth below for the year ended March 31, 1995 and the balance sheet data at March 31, 1995 and 1996 are derived from audited financial statements which are not included in this Prospectus. The results of operations for the three month periods ended June 30, 1997 and 1998 are not necessarily indicative of the results for either fiscal year and include all normal recurring adjustments. Historical results are not necessarily indicative of future results. The pro forma information as of June 30, 1998 has been adjusted to give effect to the Recapitalization and the closing of the Private Placement. The data set forth below should be read in conjunction with the financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                   ========================================================================================
                                                                                                  Three Month Periods Ended
                                                                                                          June 30,
                                                       Years Ended March 31,                             (Unaudited)
                                   ----------------------------------------------------------------------------------------
                                         1995           1996           1997          1998            1997           1998
                                   ----------------------------------------------------------------------------------------
Statement of Operations:
   Net revenues                     $   260,503    $   335,000    $    15,000    $    19,552             --    $   136,909
                                    -----------    -----------    -----------    -----------                   -----------

   Operating expenses:
      Research and development          996,486        737,805        478,871        312,366         89,305        310,499
      General and administrative        429,042        218,843        532,642        534,984         69,903        117,621
      Cancelled offering costs          188,144                        65,837         73,984
   Total operating expenses           1,613,672        956,648      1,077,350        921,334        159,208        428,120
                                    -----------    -----------    -----------    -----------    -----------    -----------
   Loss from operations              (1,353,169)      (621,648)    (1,062,350)      (901,782)      (159,208)      (291,211)
                                    -----------    -----------    -----------    -----------    -----------    -----------

   Non operating expenses:
      Interest expense                  (98,984)      (135,468)      (281,710)      (241,767)       (84,043)       (53,800)
      Other income (expense)             19,941         (2,522)        (6,503)        (2,148)           (54)         1,123
                                    -----------    -----------    -----------    -----------    -----------    -----------
   Total (non operating expenses)       (79,043)      (137,990)      (288,213)      (243,915)       (84,097)        52,677
                                    -----------    -----------    -----------    -----------    -----------    -----------

   Net income (loss)                 (1,432,212)      (759,638)    (1,350,563)    (1,145,697)      (243,305)      (343,888)
   Redeemable preferred stock
      dividends net of premium
      amortization                     (229,465)      (246,324)      (267,980)      (331,435)       (73,030)      (108,502)

   Net income (loss) attributable
      to common stockholders        $(1,661,677)   $(1,005,962)   $(1,618,543)   $(1,477,132)   $  (316,335)   $  (452,390)
                                    ===========    ===========    ===========    ===========    ===========    ===========

   Net income (loss) per common
      share attributable to common
      stockholders:

      Net (loss)                    $     (1.11)   $     (0.57)   $     (1.02)   $     (0.85)   $     (0.18)   $     (0.23)
      Redeemable preferred stock
        premium amortization and
        dividends                         (0.18)         (0.19)         (0.20)         (0.24)         (0.05)         (0.07)
                                    -----------    -----------    -----------    -----------    -----------    -----------
      Net income (loss) per share
        attributable to common
        stockholders                $     (1.29)   $     (0.76)   $     (1.22)   $     (1.09)   $     (0.23)   $     (0.30)
                                    ===========    ===========    ===========    ===========    ===========    ===========

                                    =======================================================================================
                                                                                                  Three Month Periods Ended
                                                                                                          June 30,
                                                       Years Ended March 31,                             (Unaudited)
                                    ---------------------------------------------------------------------------------------
                                         1995           1996           1997          1998            1997           1998
                                    ---------------------------------------------------------------------------------------
   Weighted average number of
      shares of common stock as
      adjusted for the Reverse
      Stock Split                     1,292,762      1,321,666      1,325,950      1,352,942      1,350,997      1,487,431

Balance Sheet Data:
   Working capital (deficiency)      (1,053,991)    (1,763,833)    (3,045,867)    (3,638,865)    (3,268,044)    (4,012,817)
   Total assets                         154,558        117,532        189,394         70,771         89,756        194,780
   Accrued interest                      29,679         70,787        454,684        663,013        506,919        716,476
   Stockholder advances                      --        311,500        770,000        985,172        820,000        985,172
   Notes payable                        769,709        966,419      1,572,969      1,576,450      1,591,585      1,572,950
   Long-term debt due after one
      year                              383,488        383,488             --             --             --             --
   Redeemable preferred stock         4,344,156      4,590,480      5,108,460      5,439,895      5,181,890      5,548,397
   Common stockholders'
      investment (deficiency in
      assets)                        (5,635,441)    (6,633,903)    (8,058,145)    (9,021,623)    (8,374,880)    (9,450,346)

                                    =======================================
                                        Pro Forma               Pro Forma
                                       Adjustments               June 30,
                                       (Unaudited)             (Unaudited)
                                    ---------------------------------------
                                                                  1998
                                    ---------------------------------------

Balance Sheet Data:
   Working capital (deficiency)           4,029,439(1)(2)(3)(4)      16,622
   Total assets                             529,776(4)              724,556
   Accrued interest                        (435,006)(2)             281,470
   Stockholder advances                    (985,172)(2)                  --
   Notes payable                         (1,455,450)(2)             117,500
   Long-term debt due after one
      year                                       --                      --
   Redeemable preferred stock            (5,548,397)                     --
   Common stockholders'
      investment (deficiency in
      assets)                             9,577,836(1)(2)(3)(4)     127,490

----------
(1) Includes the elimination of interest due of $53,800 on all notes payable that were exchanged for Common Stock.

(2) Includes aggregate gain on extinguishment of debt of $1,954,306, consisting of (i) $1,787,071 of gain related to indebtedness owed to holders of promissory notes exchanged for Common Stock, (ii) $85,405 of gain related to non-interest bearing stockholder advances exchanged for Common Stock and (iii) $81,830 of gain related to the exchange of accounts payable for Common Stock.

(3) Includes effect of the conversion of the Preferred A and B shares to Comon Stock.

(4)   Shares issued in connection with the Recapitalization are as follows:

          Non-interest bearing stockholder advances                   393,649
          Preferred A conversion                                    1,157,951
          Preferred B conversion                                    1,232,138
          Promissory note/debenture conversion                        795,405
          Conversion of accounts payable                               20,908
          Private placement                                         1,150,000
          Investment by Criticare (see "Certain Transactions")        172,414
                                                                    ---------
          Total shares issued                                       4,922,465
                                                                    =========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus. This discussion contains forward-looking statements and such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Factors that could cause or contribute to such differences include, but are not limited to, the factors discussed below and in the "Business Section," as well as those discussed elsewhere in this document. See "Risk Factors."

OVERVIEW

      Immtech, a development stage enterprise, is a biopharmaceutical company focused on the discovery and commercialization of therapeutics for the treatment of patients afflicted with opportunistic infectious diseases, cancer or compromised immune systems. The Company has two independent programs for developing drugs. The first is based on a technology for the design of a new class of pharmaceutical compounds commonly referred to as dications. The Company believes that pharmaceutical dications can be designed to inhibit the growth of a wide variety of infectious organisms which cause fungal, protozoan parasitic, bacterial and viral diseases. The second is based on biological proteins that work in conjunction with the body's immune system. These biological proteins are derivatives of C-Reactive Protein ("CRP"), which occurs naturally in the body and which the Company believes can be used to control the structural environment around cancerous tumors and to reprogram cancerous cells to stop growing uncontrollably and revert to normal cell behavior.

      With the exception of research agreements and past development funding from Centocor, Sigma-Aldrich and certain research grants, the Company has not generated any revenue from operations. For the period from inception to June 30, 1998, the Company incurred a cumulative net loss of $13,714,836. The Company has incurred additional losses since such date and expects to incur additional operating losses for the foreseeable future. The Company expects that its revenue sources for at least the next several years will be limited to research grants from Small Business Technology Transfer Program Grants ("STTR") and payments from other collaborators under arrangements that may be entered into in the future. The timing and amounts of such revenues, if any, will likely fluctuate sharply and depend upon the achievement of specified milestones, and results of operations for any period may be unrelated to the results of operations for any other period. See "Business."

RESULTS OF OPERATIONS

      All amounts contained in this section have been rounded to the nearest five hundred dollars.

      Three Month Periods Ended June 30, 1998 and 1997.

      Revenues under the Small Business Technology Transfer ("STTR") Program from the National Institutes of Health accounted for $42,000 in the quarter ending June 30, 1998. Additional revenue sources were a grant from Franklin Research Group (co-founder of NextEra Therapeutics, Inc.) of $50,000 and research payments of $45,000 from Sigma-Aldrich. There was no revenue in the three month period ended June 30, 1997.

      Research and development expenses were $310,500 and $89,500 in the three month periods ended June 30, 1998 and June 30, 1997, respectively. The increase is primarily due to contractual payments to UNC of $200,000.

      General and Administrative expenses increased 67.9% from approximately $70,000 in the three month period ended June 30, 1997 to $117,500 in the three month period ended June 30, 1998, primarily as a result of patent expenses incurred in 1998. Interest expense decreased 35.7% from $84,000 in the three month period ended June 30, 1997 to $54,000 in the three month period ended June 30,1998. This is due to the Senior Subordinated Debt discount and issuance costs becoming fully amortized in 1997.

      Redeemable preferred stock dividends net of premium amortization increased 48.6% from $73,000 for the three months ended June 30, 1997 to $108,500 for the three months ended June 30, 1998. This is due to the quarterly compounding of the dividends and the cessation of the premium amortization as of December 1997.

      Years Ended March 31, 1998, 1997, and 1996.

      Revenues under collaborative research and development agreements were approximately $15,000 and $335,000 in the years ended March 31, 1997 and 1996, respectively. In 1998, there were grant revenues of approximately $19,500 from an STTR Program from the National Institutes of Health.

      Research and development expenses decreased by 35.0% from approximately $738,000 in 1996 to $479,000 in 1997 and decreased by 34.8% to approximately $312,500 in 1998, due primarily to the completion of the biological platform Phase I clinical trials in Germany in 1996, the internal shift from the biological to the pharmaceutical focus and the corresponding shift from basic research to clinical support.

      General and administrative expenses increased by 0.5% in 1998 to approximately $535,000 from $532,500 in 1997 and increased by 143.2% in 1997 from $219,000 in 1996. The 1997 increase resulted primarily from patent costs related to the pharmaceutical platform technology. Interest expense increased 107.7% from $135,500 in 1996 to $282,500 in 1997, and decreased 14.0% to
$242,000 in 1998. The 1997 increase is due to the Company completing a Senior Subordinated Debt issue in August 1996. Cancelled offering costs were approximately $66,000 in 1997 and $74,000 in 1998. Both amounts relate to a cancelled offering of the Company's preferred stock.

      Redeemable preferred stock dividends net of premium amortization increased 8.8% from $246,500 in 1996 to $268,000 in 1997 and 23.7% to $331,500 in 1998.
The premium was fully amortized on the Series A Preferred as of December 1997.

LIQUIDITY AND CAPITAL RESOURCES

      From inception through June 30, 1998, the Company financed its operations from (i) the net proceeds of private placements of equity securities and cash contributed from common stockholders which raised approximately $1,603,000, (ii) the net proceeds of private placements of preferred stock, which raised $3,330,000, (iii) payments from research agreements and Small Business Innovation Research ("SBIR") grants and STTR Program grants of approximately $1,858,000, and (iv) net proceeds from various debt instruments and advances from stockholders of approximately $3,630,500.

      In July 1998, the Company completed a private placement equity offering of $1,000,000. As a condition to this investment, the Company completed the Recapitalization effective July 24, 1998.

      The Company intends to use $100,000 of the net proceeds of the Unit Offering to repay amounts due to the State of Illinois. Substantially all of the remaining net proceeds of the Unit Offering, $3,500,000, (assuming an initial offering price of $3.00 per Unit), will be used to fund the Company's research and development efforts, including clinical and preclinical studies. Any net proceeds not applied to the Company's research and development efforts will be used for working capital and general corporate purposes, including hiring up to 10 additional employees. The amount and timing of expenditures of the net proceeds of the Unit Offering cannot be precisely determined, and will depend on numerous factors, including the status of the Company's product development efforts, the results of clinical trials and the regulatory approval process. The Company may also use a portion of the net proceeds to acquire complementary businesses, products or technologies, although the Company has no agreements and is not involved in any negotiations with respect to any such transaction. See "Risk Factors - Management's Broad Discretion in Use of Proceeds." Pending such uses, the Company plans to invest the net proceeds from the Unit Offering in short-term, investment-grade, interest-bearing securities. See "Use of Proceeds."

      The Company's cash resources have been used to finance research and development, including sponsored research, capital expenditures, expenses associated with the efforts of the Consortium and general and administrative expenses. Over the next several years, the Company expects to incur substantial additional research and development costs, including costs related to early-stage research in preclinical and clinical trials, increased administrative expenses to support its research and development operations and increased capital expenditures for expanded research capacity, various equipment needs and facility improvements or relocation.

      At June 30, 1998, the Company was a party to sponsored research agreements with UNC which, upon completion of this financing, require it to fund an aggregate of approximately $100,000 per quarter through the third anniversary of the completion of this offering.

      At June 30, 1998, the Company had federal net operating loss carryforwards of approximately $8,573,000, which expire from 2003 through 2014. At June 30, 1998, the Company had available for federal income tax purposes approximately $8,510,000 of alternative minimum tax credit carryforwards which expire from 2003 through 2014. The Company also has approximately $6,471,000 of state net operating loss carryforwards available as of June 30, 1998, which expire from 2009 through 2014, available to offset certain future state taxable income for Illinois state tax purposes. Because of "change of ownership" provisions of the Tax Reform Act of 1986, approximately $2,352,000 and $250,000 of the Company's net operating loss carryforwards for federal and State of Illinois purposes, respectively, are subject to an annual limitation regarding utilization against taxable income in future periods. The Company is considering various equity financing alternatives. Such changes may result in a change of ownership and significantly restrict the utilization of the Company's net operating loss carryforwards and federal tax credit carryforwards.

      The Company believes its existing resources, subject to the completion of this Offering, to be sufficient to meet the Company's planned expenditures until November 1999, although there can be no assurance the Company will not require additional funds. The Company's working capital requirements will depend upon numerous factors, including the progress of the Company's research and development programs (which may vary as product candidates are added or abandoned), preclinical testing and clinical trials, achievement of regulatory milestones, the Company's corporate partners fulfilling their obligations to the Company, the timing and cost of seeking regulatory approvals, the level of resources that the Company devotes to the development of manufacturing, the ability of the Company to maintain existing and establish new collaborative arrangements with other companies to provide funding to the Company to support these activities and other factors. In any event, the Company will require substantial funds in addition to the present existing working capital to develop its product candidates and otherwise to meet its business objectives.

YEAR 2000

      Business interruptions resulting from technology problems arising out of the Year 2000 may adversely affect companies in various industries. The Company currently anticipates that it will still be in the process of conducting clinical trials or otherwise developing its initial products at the onset of the Year 2000. Consequently, it is not likely that the Company will be engaged in time sensitive activities likely to be materially disrupted by the Year 2000 problems. Nevertheless, the Company recently assessed both its information technology systems and other systems to determine the likelihood of a Year 2000 disruption. Based on such assessment the Company determined that its accounting system will need to be modified, which can be accomplished by purchasing "off the shelf" software that is Year 2000 compliant at a cost which is not material to the Company's operations.

      The Company intends to assess the Year 2000 vulnerability of its business partners in mid 1999 to determine which, if any, relationships require corrective action. Though the Company does not anticipate any material disruptions to its operations from Year 2000 problems, there can be no assurance such problems will not arise.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

      In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." These statements are required to be adopted in fiscal 1999. In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Post Retirement Benefits." This Statement is required to be adopted in fiscal 1999. In 1998, the FASB also issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is required to be adopted in fiscal 2000. The Company is currently in the process of evaluating the impact of adopting these new statements.

                                    BUSINESS

THE COMPANY

      Immtech is a biopharmaceutical company focused on the discovery and commercialization of therapeutics for the treatment of patients afflicted with opportunistic diseases, cancer or compromised immune systems. Through its independent efforts and in cooperation with a group of universities led by the University of North Carolina at Chapel Hill ("UNC") and including Auburn, Duke and Georgia State Universities (the "Consortium"), the Company has developed and licensed a pipeline of biological and pharmaceutical compounds ready for Phase I and Phase II human trials. To date, the Consortium has accumulated a library of over 800 compounds which are being tested in laboratories around the world. Additional compounds are being screened in various laboratory and animal models for future development to which the Company will have exclusive licensing rights for use as antimicrobial agents. The Consortium is sponsored by a large National Cooperative Drug Development Grant ("NCDDG") awarded by the National Institutes of Health ("NIH") to develop platform technologies for new drugs; the focus is on treating emerging diseases.

      The Company has two independent programs for developing drugs. The first is based on a technology for the design of a new class of pharmaceutical compounds commonly referred to as dications. The Company believes that pharmaceutical dications can be designed to inhibit the growth of a wide variety of infectious organisms. The second is based on biological proteins that work in conjunction with the body's immune system. These biological proteins are derivatives of C-Reactive Protein ("CRP"), which occurs naturally in the body and which the Company believes can be used to control the structural environment around cancerous tumors and to reprogram cancerous cells to stop growing uncontrollably and revert to normal cell behavior.

Pharmaceuticals - Dications

      The discovery of the Company's pharmaceutical platform technology for dications was the result of a research program focused on understanding Pentamidine (a drug marketed by Fujisawa), an extremely toxic but effective drug for the treatment of Pneumocystis carinii pneumonia ("PCP"), a form of pneumonia common in patients with compromised immune systems. Researchers at UNC discovered that most of Pentamidine's toxicity was caused by certain metabolites formed as the drug breaks down within the body's circulatory system. This led to the design of new compounds with more stable molecular structures which do not break down into toxic substances. These newly designed compounds proved to be significantly less toxic and more effective in treating PCP than Pentamidine. The methodology used by these researchers to develop these new compounds evolved into the Company's platform technology for designing dicationic compounds. The Company intends to use this technology to design pharmaceutical compounds to treat a wide variety of infectious diseases.

      Dicationic compounds have two positively charged ends held together by a neutrally charged chemical linker group. The unique structure of the compounds with positive charges on the ends (shaped like molecular barbells) allows them to bind to the negatively charged surface in the minor groove of the organism's DNA (like a band-aid), preventing life-sustaining enzymes from attaching to the DNA's active sites. Once a site is occupied by one of the Company's compounds, the necessary enzyme cannot bind to the DNA, preventing the organism from dividing, stopping the spread of the related disease by inhibiting or killing the growth of the target organism. This will accelerate the body's return to normal health.

      UNC has developed a unique and rapid method for identifying drug candidates for specific micro-organisms. The first step in this drug discovery process is to map and analyze the genetic sequences of the DNA of infectious microbes, specifically studying the structure of the minor grooves which run the length of the double-stranded, helical DNA. The minor groove forms a deep pocket with negative charges dispersed at regular intervals. Certain pockets define the binding region for enzymes which control cell division and survival.

      A second step in the discovery process identifies the location of sites where the enzymes that control microbe cell division bind in the minor groove of DNA. The Company's researchers then use rational computer modeling and empirical drug design to develop compounds that can block the active enzyme sites. To select target compounds, the researchers initially examine the current library of 800 dicationic compounds that have already been made and analyzed, looking for structures fitting the active site in the minor groove. Once the appropriate compound is identified, a series of laboratory and animal tests are run on the compound to assess its efficacy and safety.

      The Company has two drugs that are ready to begin human clinical trials. The first compound, DAP-092, is for the treatment of Cryptosporidium parvum, a common enteric parasite that causes severe diarrhea and wasting. The second compound, DB-289, is for the treatment of PCP. These two drugs are ideally suited to demonstrate the power of the dication technology platform. DAP-092 was developed to treat a parasite that is found only in the gut. Because of its positive charges DAP-092 cannot cross the digestive membranes and stays in the digestive tract where it is needed. On the other hand, DB-289 which works in the circulatory system, was developed with a proprietary (patented) method of temporarily neutralizing the positive charges which allows it to readily pass through the digestive membranes into the circulatory system where the dications become activated for treatment of diseases.

DAP - 092 As A Therapy for Cryptosporidiosis

      DAP-092 is derived from the pharmaceutical technology platform and was designed to block key enzymes from binding to the minor groove of the Cryptosporidium parvum parasite's DNA, thus inhibiting or killing the growth of the organism. Dicationic compounds with strong positive charges generally cannot pass through the membranes which separate the digestive tract from the circulatory system. DAP-092 is unique because it will work directly in the gastro-intestinal tract (gut) and not be absorbed into the circulatory system, substantially reducing the possibility of adverse side effects. The Company has specifically targeted Cryptosporidium in an effort to take advantage of the fast-track FDA approval process often afforded to drugs which cure diseases for which there is no acceptable treatment. The Company estimates the market for DAP-092 to be approximately $100 million per annum.

      The Company's DAP-092 pharmaceutical product has demonstrated efficacy in animal tests against Cryptosporidium parvum, a parasite that causes a debilitating diarrhea and wasting syndrome that affects cancer patients, AIDS patients and a growing number of pediatric patents worldwide, which can lead to death in severe cases. There is no drug currently approved for its treatment.

      DAP-092 has been tested in several animal models infected with Cryptosporidium parvum. In the data from the neonatal mouse model shown in the table below, as higher doses of orally administered DAP-092 were given to the mice, a significant reduction in the organisms were observed. At a dose of 4.7 mg/kg, there was approximately a 90% reduction in the number of organisms measured in the stools of the mice. At doses five-time the effective dose no toxicity or side effects were observed.

               Activity of DAP-092 Against Cryptosporidium parvum
                        Neonatal Mouse Model of Infection

                                [GRAPHIC OMITTED]

            The activity of DAP-092 was compared to saline control.

DB-289 As a Therapy for PCP and Other Diseases

      DB-289 was specifically developed to be a substitute for Pentamidine. However, unlike Pentamidine, which is administered in a cost intensive hospital setting, DB-289 can be self-administered orally by the patient outside the hospital, making it a much more cost effective treatment. In immuno-compromised individuals infected with PCP, the lungs are often filled with mucus and other fluids, resulting in compromised air passages causing potentially life-threatening pulmonary disease. Since up to 40% of immuno-compromised patients become intolerant of Trimethoprim-Sulfamethoxazole ("TMP/SMX"), the current drug of choice for PCP, physicians then prescribe Pentamidine as the second-line alternative. Because it is a dication and cannot pass through the digestive tract to enter the bloodstream, Pentamidine can be administered only intravenously or via inhalation therapy. In addition, because it is highly toxic and has a narrow therapeutic window, Pentamidine is given only under constant medical supervision. The Company's scientists believe that DB-289 will prove to be a superior treatment than Pentamidine, and a substitute for TMP/SMX in patients sensitive to sulphur-based drugs.

      DB-289 has been studied extensively in animal model systems of Pneumocystis carinii. UNC developed the standard laboratory animal model for evaluating the efficacy of new drugs for the treatment of PCP. The laboratory results from the immune suppressed rat model shows that DB-289 is a very effective oral drug for the treatment of PCP. The data in the chart shows that as the dose increases, the number of cysts observed in the lungs of the mice is reduced. In the high dose groups (greater than 2.4 mg/kg), PCP was not found in the lung tissues of the rats during histology examinations.

                           Activity of DB-289 Against
                      Pneumocystis carinii Pneumonia (PCP)

                                [GRAPHIC OMITTED]

      DB-289 is an analog of Pentamidine, in which the charges have been temporarily neutralized to enable DB-289 to cross the digestive membranes. Also, DB-289 was designed with a more stable linker structure which results in breakdown products that are far less toxic than those resulting from the breakdown of Pentamidine. Once DB-289 enters the bloodstream, naturally occurring enzymes remove the neutralizing groups that mask the positive charges, thereby exposing the active drug. Because of this masking technology, DB-289 can be taken orally. In addition, because of its reduced toxicity, DB-289 requires less medical supervision than Pentamidine. Consequently, the Company believes DB-289 will not only replace Pentamidine (and, in some cases, TMP/SMX) and capture all of Pentamidine's portion of the existing $200 million annual PCP treatment market, but will also lead to an expansion of this market.

The Company's Pipeline of Dication Pharmaceuticals

      In addition to treating PCP, Company scientists have shown through animal studies that dication compounds are active against Leishmania mexicana amazonesis, an organism that causes ulcerating skin lesions, Leishmania denovni, an organism that causes a potentially fatal visceral disease, and against Trypanosoma brucei rhodesiense, a parasite that causes slow deterioration of organs, tissues, and the central nervous system, which is fatal if untreated. In May 1998, the Company received a Small Business Technology Transfer Grant ("STTR") to study dication compounds as a treatment for various tropical diseases. The Company has been contacted by the Center for Disease Control ("CDC") about the availability of dication compounds to treat a recent epidemic of Trypanosomiasis (sleeping sickness) in the Sudan. The Company's scientists are also collaborating with experts from the Walter Reed Army Institute for Medical Research, the Southern Research Institute and other universities to expedite the development of compounds effective against Trypanosomiasis, Leishmania, malaria and tuberculosis.

      The Company has other dicationic compounds in the initial stages of development directed at several large markets:

      Fungal Infections. Fungi, especially the three most common forms - Candida albicans, Cryptococcus neoformans and Aspergillosis fumigatus - cause major health complications, particularly in patients with compromised immune systems. A number of the Company's dicationic compounds have not only stopped the growth of fungi in both in vitro and limited in vivo tests, but have actually killed the fungi (fungicidal), thus being superior to Fluconazole, the most commonly used anti-fungal drug, which only stops the growth of the organism (fungistatic). Initial responses indicate that the Company's compounds are effective in treating a broad spectrum of blood-based fungal infections.

      Initial studies applying 30 of the Company's compounds against fungi have been conducted by academicians and several large pharmaceutical companies. The results have been encouraging and the pharmaceutical companies have committed to conducting animal testing of certain of the Company's anti-fungal compounds. If the initial animal studies are positive, the next step would be to conduct human clinical trials.

      Given that the fungicidal market is several billion dollars, the Company may seek to develop its anti-fungal products independently if it raises additional funding for a worldwide market. In the alternative, the Company will look to a collaborative venture with a large pharmaceutical company for additional funding.

      Tuberculosis Mycobacterial Infections. Immuno-compromised patients are increasingly developing infections from drug-resistant strains of tuberculosis. Eighty percent of AIDS patients infected with drug-resistant Mycobacterial tuberculosis die. Thus far, 19 of the Company's compounds have shown effectiveness against these diseases in in vitro testing and have advanced into animal tests to be performed under the auspices of the NIH at the Tuberculosis Antimicrobial Acquisition and Coordinating Facility at the Southern Research Institute.

      A total of 70 of the Company's compounds were tested in vitro against Mycobacterium avium organisms isolated from patients; 20 of these compounds were up to 500 times more potent than Azithromycin, the drug currently used as the standard for treating tuberculosis. Consequently, the Company will continue to work with the NIH and collaborating laboratories, as well as several pharmaceutical companies, to complete testing and advance these compounds into clinical trials to treat the emerging, drug-resistant strains of tuberculosis.

      HIV. The Company has designed a class of dicationic compounds to treat HIV. Based upon the initial results of the in vitro and animal studies conducted at Auburn University, the Company intends to develop further modifications of these compounds and is in discussions with a potential licensee, which will provide the funds for further testing. These compounds represent a new class of antiviral drugs. These drugs inhibit the integrase enzyme which the HIV virus needs to "integrate" into human DNA in order for the virus to divide and multiply.

      Other Infections. Some of the Company's pharmaceutical compounds are effective against Giardia lambia, an enteric protozoa that is one of the most widespread causes of common diarrhea. Other compounds are effective against chloroquine- and mefloquine-resistant strains of Plasmodium falciparum, the organism that causes malaria. Company scientists have shown that certain compounds are active against Leishmania mexicana amazonesis, an organism that causes ulcerating skin lesions, Leishmania donovni, an organism that causes a potentially fatal visceral disease, and against Trypanosoma brucei rhodesiense, a parasite that causes slow deterioration of organs, tissues and the central nervous system.

      The Company will pursue the clinical development of its pipeline compounds for these clinical indications while conducting clinical trials to obtain FDA approvals of DAP-092 for Cryptosporidiosis and DB-289 for PCP.

Biological Products - rmCRP

      The Company's biological program is focused on strengthening the innate or natural immune system by (i) improving the structural environment around cells and vascular tissue and (ii) reprogramming cancer cells to act normally. The Company's current biological products are derivatives of CRP, a naturally occurring element of the human immune system and an important component of the body's immediate immune response. When triggered, the immune system coordinates physiological, biochemical, hormonal and immunological reactions to injury or infection. It is the body's primary defense against disease. The Company's scientists discovered that, as part of the immune system's response to disease, the blood protein CRP is modified by the body to form modified CRP. Modified CRP ("mCRP") forms lattice-like meshworks that strengthen tissues and interconnective structures which work to increase their ability to resist disease and improve the effectiveness of the immune system. Using monoclonal antibodies, the Company's scientists found that mCRP occurs naturally in healthy tissues surrounding blood vessels, in the structural tissues inside lymphatic organs, and in cells having important secretory functions (e.g. ductal epithelial cells, insulin-secreting islet cells of the pancreas). In contrast, mCRP is either absent or present in greatly reduced quantities in cancerous tissues such as those found in the lung, breast, or prostate. mCRP functions not only as a barrier to the spread of disease, but as a scaffold to order, organize, and optimize biochemical and immunological reactions. When this "scaffold" is damaged or weakened, the immune response is compromised and unable to resist diseases which it would otherwise overcome.

      The term "cancer" includes many different types of uncontrolled growth of otherwise normal cells. Rapidly dividing cancer cells produce enzymes which attack and weaken surrounding tissues, allowing cancer cells to grow unrestrained and become tumors. As cancer cells grow they may also metastasize, that is, spread from the primary site to secondary sites within the body. Unrestrained growth of cancerous cells may destroy surrounding organs or impair physiological functions, often leading to death. The Company's scientists have discovered that when cancerous cells come in contact with mCRP, cell behavior is markedly changed, abnormal rapid growth ceases and the cell returns to normal activity. The Company's biological program focuses on replacing mCRP in areas where deficient, increasing barriers between cells to reduce the entry and propagation of disease, and enhancing the body's immune reactions.

      The Company's scientists believe that rmCRP could be used to treat HIV and cancer patients because, as these scientists recently discovered, when human cancer cells or HIV-infected lymphocytes come in contact with rmCRP, their cell morphology is markedly changed and their metabolic activity increases. The cells shift away from phases of DNA duplication to phases of enhanced functional activity. The effects of such shifts could be strongly positive in the fight to stop the growth and spread of disease.

o In cancer, when cells divide uncontrollably, the Company's scientists believe that therapeutic application of mCRP will stop DNA synthesis and slow down the proliferation of cancer cells as it strengthens the immune system to attack the defective cells.

o In viral infections such as HIV, viruses take over a cell and direct its activities, merging the virus's genes with the DNA of the host cell. The Company's scientists believe that therapeutic applications of mCRP will inhibit the synthesis of DNA by the host cell, thus preventing viral genes from reproducing themselves.

      Preclinical studies have shown that mCRP has the following results when used against a number of different diseases:

o stopped tumor growth and lead to tumor cell death or necrosis, and reduced the spread of metastatic lesions in mouse models of several common adenocarcinomas

o     prevented the HIV virus from infecting CD4+lymphocytes in laboratory tests

o     lowered both free virus and cell-associated virus

      As an adjunct to standard chemotherapy regimens, injections of rmCRP also enhanced the effectiveness and reduced the toxicity of a chemotherapeutic agent in a mouse model of leukemia. In addition, rhesus monkeys infected with SIV (the simian form of HIV), were able to safely tolerate injections of rmCRP, and rmCRP treatments increased CD4+lymphocyte levels and platelet levels, and decreased blood viral load.

      A Phase I proof-of-principle human trial for mCRP was performed in 1994 in Germany in three HIV-infected men. Each volunteer received seven intravenous doses of mCRP over a two-week period. The injections were safely tolerated, CD4+lymphocytes increased from 10 to 50 percent, platelet numbers and volume increased notably, and blood viral load decreased within the four-week study period. Thereafter, the Company developed a commercially scaleable recombinant (synthetic) form of mCRP ("rmCRP") and, in 1996, began to conduct a larger scale clinical program in Germany by using a dose-escalation, placebo-controlled protocol. Five groups of four HIV-infected men were treated with 10 intravenous injections of rmCRP each over a 12-day period. All patients safely completed therapy with no adverse effects noted; the drug was shown to be nontoxic at high doses. At a dose of 2 mg/kg, patients receiving rmCRP showed the same favorable immune, hematopoietic, and antiviral effects observed in the Company's preclinical and initial human clinical trials; there was an increase in CD4+ counts and platelets and a decrease in plasma HIV load.

TARGET MARKET

      The market for the Company's products consists of those seeking to treat cancer and HIV disease and the opportunistic infections associated with immune suppressed patients. According to the Centers for Disease Control and Prevention
(CDC), cancer and infectious diseases rank second and third as causes of death in the United States. In 1997, approximately 538,000 deaths (one of every four) resulted from cancer. Over 1.2 million people are diagnosed with cancer every year, and one of every four Americans now living will eventually develop cancer. In 1997, the estimated cost to society to treat cancer patients was over $100 billion, more than $5 billion of it for drugs (both chemotherapeutic agents and treatments for opportunistic infections).

      The infectious disease market represents a major opportunity for Immtech. Infectious diseases cause approximately 175,000 deaths in the United States annually - 40 to 50 per cent from respiratory infections, and approximately 20 percent from opportunistic infections associated with HIV disease and AIDS. In addition, 2 million people will contract infections this year during a hospital stay, adding approximately 8 million days of extended hospital stay at an annual cost of $4.5 billion.

      In 1997, worldwide sales of drugs to combat infectious disease were approximately $26 billion, including $7 billion in the United States. Three individual drugs each had sales of more than $1 billion. Most prominent anti-infectives have targeted bacterial and fungal infections. However, there is an acute need to develop new drugs to treat not only primary infections but secondary or opportunistic infections as well. The emergence around the world of drug-resistant strains of micro-organisms has contributed to this need, as has the growing immuno-suppressed population created by disease (e.g., HIV) and the use of immunosuppressive drugs (e.g., chemotherapeutic agents).

      Worldwide sales of drugs used to treat opportunistic infections are estimated at more than $1 billion annually and are growing at more than 20 percent per year. Cancer patients account for the largest number of opportunistic infections (an estimated 500,000 patients in the United States and 1 billion worldwide). Of the approximately 200,000 AIDS patients in the United States, one-fourth will develop opportunistic infections which become life-threatening. Before 1987, opportunistic infections generally occurred as single infections; today, 50 to 75 percent of AIDS patients develop multiple opportunistic infections. The use of protease inhibitors as antiviral therapy in HIV positive patients has reduced the number of opportunistic infections reported in the U.S. The protease drugs are often used in combination therapy made up of several different protease drugs in a cocktail. This cocktail therapy is very expensive (requires a rigid protocol for taking the drug) and is only used in patients that can afford the high cost of the drugs. Further, in recent meetings at the NIH, it has been reported that protease resistant strains of the HIV virus are developing in a significant number of patients. This trend suggests that over the next five years there will be an increase in opportunistic infections in the HIV patient population.

      The CDC recently issued a warning that drug-resistant forms of Mycobacterium tuberculosis ("TB") are becoming prominent opportunistic infections. The estimated annual cost to eradicate TB, reported to be $36 million in 1987 and $540 million in 1992, is estimated to have reached $825 million in 1996. In the state of New York, 23% of TB patients show signs of having drug-resistant strains. It is estimated that 80% of patients with multi-drug resistant TB die.

      Another emerging opportunistic infection, Cryptosporidium parvum, occurs not only in AIDS patients but in patients with cancers and heart disease, and occasionally in the general population. The outbreak of Cryptosporidium parvum in Milwaukee in 1993 afflicted approximately 400,000 people and was fatal to
100. This potentially life-threatening ailment affects 2-5% of AIDS patients, with greater prevalence outside the United States, where protease inhibitors have reduced the incidence. To date, there is no approved drug to treat Cryptosporidium parvum-associated diarrhea. Immtech aims to have the first drug in clinical trials and approved for treatment of this condition.

COMPETITION

      Competition in the biotherapeutic, biotechnology and biopharmaceutical industries is intense. Factors such as scientific and technological developments, the availability of patents, timely governmental approval for testing, manufacturing and marketing, and the ability to commercialize products in a timely fashion play a significant role in determining a company's ability to effectively compete. Furthermore, these industries are subject to rapidly evolving technology that could result in the obsolescence of any products developed by the Company. The Company competes with many specialized biopharmaceutical firms, as well as a growing number of large pharmaceutical companies that are applying biotechnology to their operations. Many of these companies have concentrated their efforts in the development of human therapeutics, and developed or acquired internal biotechnology capabilities. These companies, as well as academic institutions, governmental agencies and other public and private organizations conducting research, also compete with the Company in recruiting and retaining highly qualified scientific personnel and consultants and may establish collaborative arrangements with competitors of the Company.

      The Company's competition will be determined in part by the potential indications for which the Company's products are developed and ultimately approved by regulatory authorities. The Company is relying on its collaborations with the Consortium, Pharm-Eco, UNC and NextEra Therapeutics to enhance its competitive edge by providing manufacturing, testing and commercialization support.

      The Company knows of other companies and institutions dedicated to the development of therapeutics similar to those being developed by the Company, including Eli-Lilly, Hoffman-LaRoche and Abbott Laboratories. Many of the Company's competitors, existing or potential, have substantially greater financial and technical resources and therefore may be in a better position to develop, manufacture and market biopharmaceutical products. Many of these competitors are also more experienced with regard to preclinical testing, human clinical trials and obtaining regulatory approvals. The current or future existence of competitive products may also adversely affect the marketability of the Company's products.

COLLABORATIVE ARRANGEMENTS

      The Company intends to continue to conduct independent research and to rely upon business-sponsored research programs, joint ventures and other forms of collaborative programs for product development, manufacturing and marketing. The Company considers its current collaborative relationships significant to the successful development of its business and believes that it will enter into arrangements in the future to develop, manufacture and market not only the products on which it is currently focusing, but also those which it will seek to commercialize.

Pharmaceutical Products-Dications

      The Company initially acquired its rights to the platform technology and dicationic compounds developed by the Consortium pursuant to an Agreement, dated January 15, 1997 (as amended, the "Consortium Agreement") among the Consortium, Pharm-Eco and UNC on behalf of itself and the other academic institutions in the Consortium. The Consortium Agreement commits each party to the agreement to research, develop, finance the research and development of, manufacture and market the technology and compounds owned by the Consortium and then licensed or optioned to Pharm-Eco (the "Current Compounds") and licensed to the Company pursuant to the Consortium Agreement, and all technology and compounds developed by the Consortium after the date thereof through use of Immtech-sponsored research funding or National Cooperative Drug Development grant funding made available to the Consortium (the "Future Compounds" and, collectively with the Current Compounds, the "Compounds"). The Consortium Agreement contemplates that Immtech and Pharm-Eco, with respect to the Current Compounds, and Immtech and UNC, with respect to Future Compounds, will enter into more comprehensive license or assignments of the intellectual property rights held by Pharm-Eco and the Consortium; and that Pharm-Eco and the Company will enter into an arrangement relating to the manufacture of products derived from the Compounds.

      Under the Consortium Agreement, Immtech has agreed to use its best efforts to complete an initial public offering ("IPO") of shares of its Common Stock to raise at least $10,000,000 or an alternative form of financing ("Alternative Financing") to raise at least $4,000,0000 by September 30, 1998. Upon the closing of the IPO or the Alternative Financing, Immtech will: (i) use the greater of (x) 33% of the net proceeds from the IPO or an Alternative Financing or (y) $5,000,000, to develop the Compounds, (ii) issue an aggregate of 1,222,500 shares of Common Stock to Pharm-Eco or persons designated by Pharm-Eco, which number includes 275,000 shares to be issued to the Consortium,
(iii) issue warrants to purchase an aggregate of 1,700,000 shares of Common Stock to Pharm-Eco or persons designated by Pharm-Eco with a ten-year term from the date of issuance, at an exercise price equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon the occurrence of certain events and subject to redemption by Immtech; and
(iv) issue an aggregate of 300,000 shares of Common Stock collectively to Pharm-Eco or persons designated by Pharm-Eco, which number of shares includes 200,000 shares of Common Stock to be issued to the Consortium upon the filing by Immtech of an NDA or ANDA with the FDA with respect to any product. In addition, Immtech will pay UNC an aggregate royalty of 5% of net sales of Current Products and Future Products, except that the Royalty Rate payable on any Compound developed at Duke University will be determined by negotiation at the time such Compound is developed. In the event that Immtech sublicenses its rights with respect to the Compounds, Immtech will pay UNC, in addition to the royalty described above, 2.5% of all signing, milestone and other non-royalty payments made to Immtech pursuant to the sublicense agreement and will pay to Pharm-Eco 2.5% of all signing, milestone and other non-royalty payments made to Immtech pursuant to the sublicense agreement.

      Upon closing of this Offering: (a) Pharm-Eco will be entitled to designate for appointment one representative to Immtech's Board of Directors, (b) UNC will be entitled to designate one person as a non-voting observer of all meetings and other proceedings of Immtech's Board of Directors, (c) Immtech will make quarterly $100,000 Research Grants to UNC commencing on the final day of the month during which the closing of this Offering occurs, and continuing every three months thereafter until, at a minimum, the third anniversary of this Offering and (d) Immtech will pay all costs to prosecute, maintain and defend all patents and patent applications relating to any Compounds or products.

      Upon raising $4,000,000, Pharm-Eco will grant Immtech a license to use the Current Compounds only as antimicrobial agents and UNC will grant Immtech a license to use the Future Compounds only as antimicrobial agents. The initial $5,000,000 in funds raised by Immtech (including the initial $4,000,000 referenced above) will be applied to the advancement of dications. Once Immtech has raised more than $10,000,000 both Pharm-Eco and UNC will grant an exclusive worldwide license to use, manufacture, have manufactured, promote, sell, distribute, or otherwise dispose of any products based directly or indirectly on all of the Current Compounds and Future Compounds.

      In exchange for UNC's and Pharm-Eco's permission to extend the period of time for Immtech to fulfill its obligations under the Agreement, Immtech has agreed to (i) provide financial support to Dr. Richard Tidwell's laboratory and research covered by the agreement, (ii) pay up to $50,000 in fees and expenses charged UNC by UNC's patent counsel during the period of the extension, (iii) pay arrearages in research support accrued prior to the date of the First Amendment within 30 days of the closing of the IPO, (iv) replenish Dr. Tidwell's UNC Department of Pathology & Laboratory Medicine trust fund of all monies spent due to the delay in receipt of the Research Grants, currently estimated at $150,000 and (v) provide each of UNC and Pharm-Eco with 50,000 shares of Common Stock of Immtech.

Formation of NextEra Therapeutics, Inc.

      The Company entered into a joint venture agreement with Franklin Research Group ("Franklin"), pursuant to which the parties will form a corporation, NextEra Therapeutics, Inc. ("NextEra") to develop therapeutic products for treating cancer and related diseases. NextEra will focus initially on the development of recombinant modified CRP ("rmCRP"). NextEra plans to fund the development of rmCRP through Phase I, II and III clinical trials and early commercialization.

      The Letter Agreement, which will be supplemented by more detailed agreements to be negotiated by the parties, commits Franklin to invest a minimum of $1,350,000 to fund the Phase I human clinical trials using rmCRP in return for 510,000 common shares of NextEra. Immtech will contribute its rmCRP technology, including relevant patents and know-how, as well as the use of its current laboratory facilities, for 330,000 common shares of NextEra. NextEra's scientists are in the process of preparing drug substance and documents for a safety study in 30-40 cancer patients to be carried out at Northwestern University. The focus of the study is to evaluate the safety and early efficacy of rmCRP in patients with different types of cancer.

      At the conclusion of the Phase I trial, the data for safety and efficacy will be evaluated and Franklin will have 90 days to decide to continue the development of rmCRP in human Phase II and III clinical trials. If Franklin decides to proceed, it will invest a minimum of an additional $6,500,000 for which it will receive an additional 160,000 common shares of NextEra. If Franklin decides not to proceed, Immtech can purchase majority control of NextEra by buying stock at $1.00/share until enough shares are purchased for majority control. In addition, if Franklin elects to proceed, at its option, Immtech can invest $1,625,000 of the $6,500,000 required of Franklin after the Phase I trial, in which event Franklin will receive only 40,000 of the 160,000 shares to which it otherwise would be entitled.

      In addition to the shares of NextEra to be held by Immtech and Franklin upon formation, 33,000 shares will be held by NextEra's lead scientist, 100,000 shares will be reserved for issuance to employees of the Company and consultants and the lead scientist will be granted an option to purchase 30,000 shares.

      NextEra will fund the operation of Immtech's primary facility, including employees' salaries related to work on rmCRP and overhead associated with the project. Currently, this includes all employees except the President and Chief Financial Officer. In addition, NextEra will fund the maintenance and prosecution of all patents that are part of the intellectual property transferred to NextEra by Immtech.

Manufacturing Joint Venture

      The Company has formed a manufacturing joint venture with Pharm-Eco to produce GMP-quality dicationic drugs and products for clinical testing and for early commercialization. Pharm-Eco is a full-service drug synthesis and chemical services company that has synthesized numerous compounds and advanced them into clinical testing. Pharm-Eco is known internationally for providing high-quality contract manufacturing services to NIH, the U.S. military, the federally-funded AIDS programs, and numerous large pharmaceutical firms. Pharm-Eco has extensive experience in developing and validating bulk pharmaceutical processes and in preparing Drug Master Files.

      The joint venture was formed to reduce the cost and risk associated with manufacturing the initial pharmaceutical products (DAP-092 and DB-289). Once the commercial sale of products begins, Immtech and Pharm-Eco will deduct their costs associated with making and marketing (including selling, marketing, and regulatory support) products. The remaining margin, after the costs have been subtracted, will be divided equally between the joint venture partners. At such time when Immtech's sales reach $20 million for DAP-092 and DB-289, Immtech can elect not to use the joint venture or Pharm-Eco for manufacturing, whereupon Immtech would be required to pay a royalty to Pharm-Eco of no more than 2% of sales.

ImmvaRx, Inc. License Agreement

      In April 1998, Immtech signed an Option Agreement with ImmvaRx for the use of rmCRP as an adjuvant with vaccines. An adjuvant is a therapeutic product that is used in conjunction with vaccines to heighten the immune response; increasing the natural protection against diseases. In several research studies using animal models, rmCRP has shown that it can enhance the immune response of certain commonly used vaccines.

      ImmvaRx is an early stage company that was founded to develop new peptide cancer vaccines. ImmvaRx is currently conducting a private offering to raise $3 million. Pursuant to the Option Agreement, ImmvaRx has a three-month period to raise a minimum of $500,000 to fund research and clinical development activities. If ImmvaRx is successful in raising the money, ImmvaRx can purchase a license for a $50,000 upfront fee, stock in ImmvaRx, and a royalty on sales of adjuvant products sold. Several of Immtech's executives are founding shareholders of ImmvaRx. See "Certain Transactions" and "Risk Factors--Conflicts of Interest."

RESEARCH AND DEVELOPMENT

Pharmaceutical

      The Company conducts independent research and development efforts and is also a participant since 1997 in the Consortium organized by Dr. Richard R. Tidwell of UNC. Many of the world's leading experts in opportunistic infections are affiliated with the consortium, including:

o     Dr. James E. Hall of UNC (for Pneumocystis diseases)
o     Dr. John Perfect of Duke University (for fungal diseases)
o     Dr. Byron Blagburn of Auburn University (for parasitic diseases)
o Dr. Christine Dykstra of Auburn (for the molecular and biochemical effects of dicationic compounds on DNA and for viral disease)
o Drs. Dave Wilson and Dave Boykin of Georgia State University (for the chemical design, synthesis, and molecular characterization of novel anti-infective drugs).

      The National Institutes of Health (NIH) has awarded two National Cooperative Drug Development Grants to the Consortium, which has developed a library of 800 compounds that have been tested in vitro and in animals against infectious disease agents.

      The Company is aggressively seeking to commence human clinical trials with well-defined, short-term clinical end points. DAP-092, DB-289 and rmCRP are being produced under GMP conditions, and study protocols and regulatory information are being compiled in anticipation of starting clinical trials by 1999.

      The Company plans to conduct multiple clinical trials using dication drugs. Specifically:

      o DAP-092 will be given orally to patients afflicted with severe diarrhea caused by the intestinal parasite Cryptosporidium parvum. Final plans are in place for synthesis, final toxicology testing prior to human use, adsorption, distribution, metabolism and excretion analyses, formulation for administration, and regulatory approvals. This study is intended to establish that DAP-092 reduces the duration of Cryptosporidium parvum-caused diarrhea, the associated weight loss, and the number of Cryptosporidium parvum organisms excreted in the stool.

      o DB-289 entered into a Phase I/IIa trial as an orally active prodrug formulation to treat PCP. DB-289 is designed to cross the intestinal membrane to get into the bloodstream, where it is activated by natural enzymes found in human cells. Once activated, the drug kills the microbes causing the pneumonia, resulting in a clearing of the airways. The Company is pursuing an A-IND (an abbreviated IND for rapid FDA approval) for this human trial because the Company's application will focus primarily on enhancing the safety and delivery mechanics of a currently approved drug. The Company will test its prodrug in PCP-infected AIDS patients.

Biological

      The Company has completed two human Phase I biological clinical trials of its biological products. Biological trials conducted to date have had promising results:

      o In 1994, a proof-of-principle Phase I human clinical safety study of mCRP, conducted in a limited number of HIV-positive patients in Germany, established that mCRP can be safely injected intravenously in multiple-injection protocols. During treatment, CD4+ and CD8+ cell counts increased, HIV viral titers decreased, platelet numbers increased, and platelet mass increased significantly.

      o In 1995-1996, the Company developed a recombinant form of mCRP (rmCRP), which was tested in a follow-up human Phase I/IIa dose escalation clinical trial, also in Germany. Consistent with the initial trial in both safety and efficacy, rmCRP enhanced the immune system (i.e., lymphocytes increased and viral load decreased) and increased the number of circulating platelets.

      The next step is to test rmCRP in a Phase I/IIa trial in cancer patients with funds provided by Franklin. Initial studies will investigate the safety and anti-cancer activity of rmCRP as a primary therapy. A cohort of 25 to 50 cancer patients with various malignancies will be enrolled. The anti-cancer effects of rmCRP will be monitored by changes in relative levels of blood markers of cancer, non-invasive diagnostic imaging techniques, and biopsy evaluations.

MANUFACTURING

      Pharmaceutical Products. The Company has formed a manufacturing joint venture with Pharm-Eco to produce GMP-quality dicationic drugs and prodrugs for the initial two compounds (DAP-092 and DP-289) for clinical testing and early commercialization. See "Collaborative Arrangements."

      Biological Products. The Company has developed a recombinant form of the protein rmCRP. Recombinant manufacturing involves the use of cloned genetic material (DNA) to produce proteins in large quantities. The Company's scientists have successfully cloned and expressed the gene from mCRP in Escherichia coli ("E. coli"). The Company has developed methods to isolate rmCRP from E. coli and remove other cell debris produced in the fermentation process. The Company's scientists have determined that the recombinant protein has the same characteristics as the naturally occurring protein, which showed promising safety and efficacy characteristic in the Company's initial human trial. The Company is continuously documenting the safety and efficacy of recombinant mCRP to expeditiously file an IND to conduct Phase I&IIa trials with the products.

      The Company recently signed a contract for making rmCRP on a commercial scale with a third party manufacturer. The recombinant mCRP has been isolated and purified to completion, and the Company has completed development of a formulation method that is suitable for sterile and ongoing clinical trials. The Company expects that the third party manufacturer will make sufficient quantities of rmCRP to satisfy requirements for Phase I & IIa clinical trials.

PATENTS AND LICENSES

      The Company's success will depend in part on its ability to obtain patent protection for its products, both in the United States and abroad. Although the Company aggressively pursues patent protection, obtaining patents for biopharmaceutical products involves complex legal and factual questions and consequently involves a high degree of uncertainty. The Company has a policy of developing new forms of and uses for its products and then applying for a patent on each newly developed product.

      There can be no assurance that any particular patent will be granted or that patents issued to the Company will provide the protection contemplated. Patents can be challenged, invalidated or circumvented. It is also possible that competitors will develop similar products simultaneously.

      The Company, by itself or jointly with others, has applied for 17 United States patents, seven of which pertain to diagnostic or device products and ten of which pertain to the lead biotherapeutic product, rmCRP. The ten patent applications for rmCRP cover its clinical uses for (1) treating cancer, viral infections, bacterial infections, thrombocytopenia, and immune complex disease,
(2) diagnostic imaging of tissue based disease, (3) monoclonal antibodies which specifically bind rmCRP and (4) the production and isolation of rmCRP. To date, the Company has been issued eight of the ten United States patents for the uses of mCRP. In total, the Company has filed 55 patent applications in the U.S. and in various global markets on its biological products.

      The Company has also obtained worldwide exclusive licensing rights to 57 additional patents filed domestically and globally for its pharmaceutical products. The pharmaceutical patent applications cover compound structure and uses for the treatment of infections caused by Pneumocystis carinii pneumonia, Cryptosporidium parvum, Giardia lamblia, Leishmania mexicana amazonesis, Trypanosoma brucei rhodesienes, various fungi, Plasmodium falciparum and HIV. Also, patent applications cover the process for making prodrugs and the uses of the Company's unique compounds to detect and quantify nucleic acids and cytoskeleton elements. To date, 19 U.S. patents and 32 total patents have been issued on the Company's pharmaceutical products.

      Four of the nine U.S. patents relating to mCRP and five of the U.S. patents covering development of the Company's biological products were filed jointly with Northwestern University or Rush Medical School, and the Company retains exclusive worldwide rights to use the technology covered by these patents pursuant to license agreements. All of the Company's patents on its pharmaceutical products have been filed jointly with the University of North Carolina at Chapel Hill and the other academic institutions of the Consortium.

      It should be noted that as of June 8, 1995, certain legislative changes implementing the General Agreement on Trade and Tariffs resulted in changes to United States patent laws that affect the length of patent protection. Whereas the term for patent applications used to be for a period of seventeen years from the date of grant, the new term of a United States patent commences on the date of issuance and terminates twenty years from the earliest effective filing date of the application. The time from filing to issuance of biotechnology patent application is often more than three years; consequently, a twenty-year term from the effective date of filing may result in a negative impact on the Company's patent position by offering a substantially shortened term of protection.

      The Company's potential products may conflict with patents which have been or may be granted to competitors, universities or others. As the biopharmaceutical industry expands and more patents are issued, the risk increases that the Company's potential products may give rise to claims that they infringe the patents of others. Such other persons could bring legal actions against the Company claiming damages and seeking to enjoin clinical testing, manufacturing and marketing of the affected products. If any such actions are successful, in addition to any potential liability for damages, the Company could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that the Company would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. If the Company becomes involved in litigation, it could consume a substantial portion of the Company's time and resources.

      The Company also relies on trade secret protection for its confidential and proprietary information. However, trade secrets are difficult to protect and there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets or technology, or that the Company can meaningfully protect its rights to unpatented trade secrets.

      The Company requires its employees, consultants and advisors to execute a confidentiality agreement upon the commencement of an employment or consulting relationship with the Company. The agreements generally provide that trade secrets and all inventions conceived by the individual and all confidential information developed or made known to the individual during the term of the relationship shall be the exclusive property of the Company and shall be kept confidential and not disclosed to third parties except in specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's proprietary information in the event of unauthorized use or disclosure of such information.

GOVERNMENT REGULATION

      The Company's development, manufacture and potential sale of therapeutics is subject to extensive regulation by United States and foreign governmental authorities.

      Products being developed by the Company may be regulated by the FDA as drugs or biologics. New drugs are subject to regulation under the Federal Food, Drug, and Cosmetic Act, and biological products, in addition to being subject to certain provisions of that Act, are regulated under the Public Health Service Act. The Company believes that drug products developed by it or its collaborators will be regulated either as biological products or as new drugs. Both statutes and the regulations promulgated thereunder govern, among other things, the testing, manufacturing, safety, efficacy, labeling, storage, record keeping, advertising and other promotional practices involving biologics or new drugs. FDA approval or other clearances must be obtained before clinical testing, and before manufacturing and marketing, of biologics and drugs.

      Obtaining FDA approval has historically been a costly and time consuming process. Generally, in order to gain FDA pre-market approval, a developer first must conduct pre-clinical studies in the laboratory and in animal model systems to gain preliminary information on an agent's efficacy and to identify any safety problems. The results of these studies are submitted as a part of an investigational new drug ("IND") application, which the FDA must review before human clinical trials of an investigational drug can start. The IND application includes a detailed description of the clinical investigations to be undertaken.

      In order to commercialize any product, the Company or its collaborator must sponsor and file an IND and be responsible for initiating and overseeing the clinical studies to demonstrate the safety, efficacy and potency that are necessary to obtain FDA approval of any such products. For Company or collaborator-sponsored INDs, the Company or its collaborator will be required to select qualified investigators (usually physicians within medical institutions) to supervise the administration of the products, and ensure that the investigations are conducted and monitored in accordance with FDA regulations, including the general investigational plan and protocols contained in the IND. Clinical trials are normally done in three phases, although the phases may overlap. Phase I trials are concerned primarily with the safety and preliminary effectiveness of the drug, involve fewer than 100 subjects, and may take from six months to over one year. Phase II trials normally involve a few hundred patients and are designed primarily to demonstrate effectiveness in treating or diagnosing the disease or condition for which the drug is intended, although short-term side effects and risks in people whose health is impaired may also be examined. Phase III trials are expanded clinical trials with larger numbers of patients which are intended to evaluate the overall benefit-risk relationship of the drug and to gather additional information for proper dosage and labeling of the drug. Clinical trials generally take two to five years to complete, but may take longer. The FDA receives reports on the progress of each phase of clinical testing, and it may require the modification, suspension, or termination of clinical trials if it concludes that an unwarranted risk is presented to patients.

      If clinical trials of a new product are completed successfully, the sponsor of the product may seek FDA marketing approval. If the product is regulated as a biologic, the FDA will require the submission and approval of both a Product License Application ("PLA") and an Establishment License Application before commercial marketing of the biologic. If the product is classified as a new drug, the Company must file a New Drug Application ("NDA") with the FDA and receive approval before commercial marketing of the drug. The NDA or PLA must include detailed information about the drug and its manufacture and the results of product development, preclinical studies and clinical trials. The testing and approval processes require substantial time and effort and there can be no assurance that any approval will be granted on a timely basis, if at all. NDAs and PLAs submitted to the FDA can take, on average, two to five years to receive approval. If questions arise during the FDA review process, approval can take more than five years. Notwithstanding the submission of relevant data, the FDA may ultimately decide that the NDA or PLA does not satisfy its regulatory criteria for approval and deny approval or require additional clinical studies. In addition, the FDA may condition marketing approval on the conduct of specific post-marketing studies to further evaluate safety and effectiveness. Even if FDA regulatory clearances are obtained, a marketed product is subject to continual review, and later discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions.

      The Company also is subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs with respect to marketing outside the United States. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country.

EMPLOYEES

      The Company currently has three employees, all of whom hold advanced degrees. Through its collaborative agreement with the UNC Consortium, approximately 25 researchers associated with institutions such as UNC, Auburn University, Duke University and Georgia State University have worked to advance the Company's products toward commercialization. The Company expects, upon completion of this offering, to hire up to 10 employees primarily to focus on clinical development activities and business opportunities. Among the employees to be hired will be a physician to serve as the Company's Clinical Director to coordinate and carry out human trials; several technical employees with experience in preparing pharmaceutical products and recombinant proteins for human trials; an expert in regulatory affairs to oversee clinical trials and government filings; and a quality assurance coordinator to oversee and verify compliance of good laboratory products (GLP) and data reporting. These employees will be engaged directly in supporting the Company's clinical trial programs, and in new product research and development activities.

      None of the Company's employees is represented by a labor union or subject to a collective bargaining agreement.

FACILITIES

      The Company's administrative offices and research laboratories are located in Evanston, Illinois. The Company occupies approximately 2,500 square feet of space under a lease which expires on November 30, 1998. As part of the joint venture with Franklin, the Company's current facilities will also be occupied by NextEra. The Company expects that it will obtain new administrative space, as well as space for research and development activities. Management believes it will be able to secure such space locally and at commercially reasonable rates.

LITIGATION

      The Company is not presently involved in any litigation, nor is it aware of any impending litigation.

                     MANAGEMENT AND KEY SCIENTIFIC PERSONNEL


Executive Officers, Key Scientists, Consultants and Directors

      The executive officers, key scientists, consultants and directors of the Company are as follows:

              Name             Age                    Position
              ----             ---                    --------

T. Stephen Thompson            51        Director, President and Chief Executive
                                         Officer
                                         Vice President-Research and Chief
Lawrence A. Potempa, Ph.D.     46        Scientific Officer
                                         Treasurer, Secretary and Chief
Gary C. Parks                  48        Financial Officer
Gerhard J. Von der Ruhr        57        Chairman of the Board of Directors
Byron E. Anderson, Ph.D.       56        Director

      T. Stephen Thompson, President, Chief Executive Officer and Director. Mr. Thompson has served as a Director since 1991. He joined Immtech in April 1991 from Amersham Corporation, where he was President and Chief Executive Officer. He was responsible for Amersham Corporation's four North American divisions:
Life Sciences, Radiopharmaceuticals, Diagnostics, and Quality and Safety Products. In addition, he had direct responsibility for the Clinical Reagent (in vitro diagnostic) Division in the United Kingdom. He was employed by Amersham Corporation from 1986 to 1991. Mr. Thompson has 20 years' experience in health care with previous positions as President of a small diagnostic start-up, General Manager of the Infectious Disease and Immunology Business Unit in the Diagnostic Division of Abbott Laboratories from 1981 to 1986, and Group Marketing Manager for the Hyland Division of Baxter International Inc. from 1978 to 1981. Mr. Thompson holds a B.S. from the University of Cincinnati and an M.B.A. from Harvard University.

      Lawrence A. Potempa, Ph.D., Vice President-Research and Chief Scientific Officer. Dr. Potempa has over 10 years experience in the Biotechnology industry and has successfully brought the Company's lead biological therapy into human trials. Dr. Potempa has an appointment as an Adjunct Associate Professor of the Department of Medicine at Northwestern University Medical School. Dr. Potempa received his B.S. degree cum laude from Bradley University in 1973 and earned his Ph.D. in biochemistry in 1977 at Northwestern University. He was an NIH postdoctoral fellow in Immunology at Rush Medical College until 1981 and was an Assistant Professor at Rush University in the Department of Immunology/Microbiology until he joined Immtech in 1988. He has over 40 publications and is the lead inventor on 39 of the Company's patents. Dr. Potempa is a member of the American Chemical Society and has received various government grants and other awards for excellence.

      Gary C. Parks, Treasurer, Secretary and Chief Financial Officer. Mr. Parks joined Immtech in January 1994, having previously served at Smallbone, Inc. from 1989 until 1993, where he was Vice President, Finance. Mr. Parks was a Division Controller with International Paper from 1986 to 1989. Prior to that, he was Vice President, Finance of SerckBaker, Inc., a subsidiary of BTR plc, from 1982 to 1986 and a board member of SerckBaker de Venezuela. Mr. Parks holds a B.A. from Principia College and an M.B.A. from the University of Michigan.

      Gerhard J. Von der Ruhr, Chairman of the Board. Mr. Von der Ruhr was a founder of Immtech and has served as Chairman of the Board since 1984. He is President of Criticare, a developer and manufacturer of medical devices, which he cofounded in October 1984. From 1976 to 1984, he served as President of Biochem International, Inc., a manufacturer of blood gas sensors. From 1974 to 1976, he held the position of Vice President of Zimmer U.S.A., Inc., a wholly owned subsidiary of Bristol-Myers Squibb Company, where he directed international manufacturing and sales operations. Prior to that, he held various management positions at General Electric and the Ford Motor Corporation. Mr. Von der Ruhr holds an M.B.A. from the University of Cologne, Germany.

      Byron E. Anderson, Ph.D., Director. Dr. Anderson was a founder of Immtech and has served as a Director since 1984. He is presently a Professor at Northwestern University Medical School in the Department of Cell, Molecular, and Structural Biology. He is a member of the American Association of Immunologists, the American Society of Molecular and Biological Chemists, the American Association for Advancement of Science, and several other biological and medical research societies. Dr. Anderson received his B.A. in Chemistry and Biology from Kalamazoo College in 1963, and a

Ph.D. from the University of Michigan. He was a postdoctoral fellow of the Helen Hay Whitney Foundation, a Senior Investigator of the Arthritis Foundation, and a NIH Research Career Development Awardee. His research areas include peptide, protein and glycoprotein structure and function, as well as immunopathology of autoimmune and cancer diseases.

      All directors hold office until the next annual meeting of the stockholders of the Company and until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors (the "Board"), until their successors are appointed. There are no family relationships among any directors or executive officers of the Company.

      Pursuant to the Consortium Agreement, upon completion of this Offering Pharm-Eco will have the right to nominate one individual for election to the Company's Board of Directors. Pursuant to its agreement with the Company, upon completion of this Offering Rade will have the right to nominate two individuals for election to the Company's Board of Directors. As of the date hereof, neither Pharm-Eco nor Rade has indicated whether it will exercise its right to nominate someone for election to the Company's Board of Directors.

      There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any such person.

Employment Agreements

      The Company entered into an employment agreement with Mr. Thompson in 1992 pursuant to which the Company retained Mr. Thompson as its President and Chief Executive Officer for an annual base salary of $150,000 (subject to annual adjustment by the Board), plus reimbursement for related business expenses. The agreement, which includes certain confidentiality and non-disclosure provisions, also grants to Mr. Thompson the right to receive an annual bonus to be established by the Board in an amount not to exceed 60% of Mr. Thompson's annual base salary for the year and certain other fringe benefits. If the Company breaches the agreement or Mr. Thompson is terminated by the Company without cause, he is entitled to all payments which he would otherwise accrue over the greater of nine months from the date of termination or the remaining term under the agreement. Additionally, rights to all options granted to Mr. Thompson pursuant to the agreement vest immediately upon his termination without cause or a change of control of the Company. The term of Mr. Thompson's agreement expires on May 11, 1999, subject to automatic renewal for successive one-year terms unless terminated by either party upon 30 days notice. Except for $12,500 paid to Mr. Thompson during the fiscal year ended March 31, 1998, Mr. Thompson has waived any right to receive salary due under his employment agreement prior to June 30, 1998. Beginning July 1, 1998 and continuing until the Company completes the Unit Offering, Mr. Thompson has agreed to accept one-half of his annual salary as full satisfaction of the Company's salary obligation under his employment agreement. Upon completion of the Unit Offering, Mr. Thompson will be paid the full amount of his salary under his employment agreement, but will not be paid amounts previously waived.

      NextEra plans to enter into a three year employment agreement with Dr. Potempa, with an option on the part of NextEra to extend the agreement for an additional two year period, whereby Dr. Potempa will be retained as the lead scientist for an annual base salary of $120,000. It is expected that the Agreement will provide that Dr. Potempa shall receive bonuses and salary increases as determined by NextEra's CEO and/or Board of Directors. NextEra issued 33,333 shares to Dr. Potempa upon the formation of NextEra. Additionally, Dr. Potempa will receive options to purchase 30,000 shares of NextEra upon submission of an NDA relating to rmCRP to a regulatory agency for product approval. These options shall vest immediately if there is a change of control of NextEra. The employment agreement will contain confidentiality and non-disclosure provisions.

      Summary Compensation Table. The following table sets forth certain information for the year ended March 31, 1998 regarding the compensation of the Company's Chief Executive Officer for the fiscal year ended March 31, 1998. None of the Company's employees received a salary in excess of $100,000 during the 1996, 1997 and 1998 fiscal years.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL
                                        COMPENSATION     LONG-TERM COMPENSATION
                                      -----------------  -----------------------
   NAME AND PRINCIPAL POSITION       YEAR   SALARY ($)         OPTIONS/SARS(#)
   ---------------------------       ----   ----------         ---------------
T. Stephen Thompson                  1998    $12,500                  0
  President, Chief Executive
  Officer and Director

      Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. There were no stock option exercises during the year ended March 31, 1998. The following table sets forth for each of the Named Executive Officers the number and value of securities underlying unexercised options held at March 31, 1998:

           AGGREGATE OPTION EXERCISES IN YEAR ENDED MARCH 31, 1998 AND
                         OPTION VALUES AT MARCH 31, 1998

                   NUMBER OF UNEXERCISED OPTIONS        VALUE OF UNEXERCISED
                                 AT                    IN-THE MONEY OPTIONS AT
                         MARCH 31, 1998 (#)            MARCH 31, 1998 ($) (1)
                   ------------------------------   ----------------------------
       NAME          EXERCISABLE  UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
       ----          -----------  -------------     -----------    -------------
T. Stephen Thompson    120,664         -0-            $139,544         $0.00

----------

(1) Based on a value of $1.50 per share, the assumed initial public offering price, minus the per share exercise price, multiplied by the number of shares underlying the option.

Consulting Arrangements

      The Company retained RADE Management Corporation ("RADE") as a financial consultant in connection with the Private Placement, the Unit Offering by the Company and the Spin-Off Offering by Criticare. In connection with such consulting agreement, the Company has issued to RADE warrants to purchase up to 1,950,000 shares of Common Stock at an exercise price of $0.05 per share (the "RADE Warrants"). The RADE Warrants are exercisable upon 60 days prior notice to the Company at any time and from time to time over a period of five years from the respective dates they become exercisable. Such Warrants are currently exercisable as to 450,000 shares of Common Stock and become exercisable as to the balance of the shares underlying such Warrants as follows: (1) as to up to 600,000 shares, on the Closing Date; (2) as to up to 300,000 shares of Common Stock, on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class A Warrants, aggregate gross proceeds of $1,500,000 from the exercise of all Class A Warrants in accordance with their terms; (3) as to up to 300,000 shares of Common Stock, on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class B Warrants, aggregate gross proceeds of $1,500,000 from the exercise of all Class B Warrants in accordance with their terms; and (4) as to up to 300,000 shares of Common Stock, on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class C Warrants, aggregate gross proceeds of $1,500,000 from the exercise of all Class C Warrants in accordance with their terms. To the extent that any of the Class A, Class B or Class C Warrants remain unexercised at the expiration date of any such Class of Warrants, the number of RADE Warrants which would become exercisable in respect of the exercise such Class A, Class B, Class C Warrants will be proportionately reduced.

      The consulting agreement with RADE will not require it to devote a specific amount of time to the performance of its duties thereunder. The Company has also agreed, for a period of one year from the date of the distribution of the Spin-

Off Shares by Criticare, if so requested by RADE, to nominate and use its best efforts to elect two designees of RADE as directors of the Company, or at RADE's option, as non-voting advisers to the Company's Board of Directors. RADE has not yet exercised its right to designate such persons.

      The Company and Criticare have agreed to indemnify RADE against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments RADE may be required to make in respect thereof.

                              CERTAIN TRANSACTIONS

      Criticare, the largest shareholder in Immtech, agreed to the Private Placement of Stock by New China Hong Kong Securities Limited (NCHK) and the spin-off of shares of Immtech owned by Criticare. In connection with the Recapitalization and other related transactions, Criticare obtained an option to license rmCRP as a therapy for treating sepsis. Sepsis is a bacterial infection which quickly overwhelms the immune systems and can lead to sudden death.

      On June 25, 1998 Criticare agreed to pay Immtech $150,0000 (which amount Immtech chose to apply toward extinguishing outstanding indebtedness of Immtech to a service vendor) in exchange for 172,414 shares of Common Stock (after giving effect to the Reverse Stock Split) and the following additional consideration: (i) all of Immtech's right, title and interest in the Patent #5,484,735, which is used in the development of a hemoglobin A1c ("HbA1c") assay to minor diabetics for long term diet and glucose control; (ii) all of Immtech's right, title and interest in the Patent #5,702,904 which is used in the development of a carbohydrate deficient transferrin ("CDT") blood to screen individuals who abuse alcohol over a sustained period of time; (iii) all of Immtech's rights under the Sigma Diagnostics, Inc. ("Sigma") Agreement dated as of March 23, 1998, including up to $110,000 in license fees payable by Sigma upon Sigma's exercise of options to license technology to conduct research and evaluation; (iv) all of Immtech's rights with respect to the License agreements between Immtech and Northwestern University dated as of March 10, 1998 and as of October 27, 1994, the former license agreement involving certain patent rights and know-how relating to Immunoassay Constructs to Quantitate Glucosylated-Hemoglobin and other Glucosylated Serum Proteins (NU 8403) and the latter license agreement involving certain inventions in the field of Immunoassay for Identifying Alcoholics and Monitoring Alcohol Consumption (NU
9134); (v) an exclusive, royalty-free, world-wide license under Patent 5,405,832 to Potempa, granted as of April 11, 1995 to utilize rmCRP for the treatment of sepsis, a life threatening disease caused by bacteria that overwhelm the body's immune response; (vi) the right to sue for past infringement with respect to all of the foregoing; and (vii) all other rights reasonably required to make, use, sell and offer for sale products based on or related to the assigned assets. Under the agreement, Criticare is not assuming any other liabilities or obligations of any nature or kind, including any of Immtech's liabilities for obligations to Northwestern University under the Northwestern NU 8403 License and the Northwestern NU 9134 License occurring after the closing. Additionally for a period of three years following closing, Immtech has agreed to make available to Criticare the part-time services of Dr. Potempa to consult with and advise Criticare regarding research, testing, FDA compliance and approval, manufacture and commercialization of the products or applications covered by the above referenced patents. In exchange for Dr. Potempa's services, Criticare will reimburse Immtech for Immtech's out-of-pocket salary and employee benefit plan expenses, pro rata, with respect to Dr. Potempa. For a period of five years from the time of closing, Criticare shall have the option of purchasing supplies of rmCRP from Immtech. Criticare also, may manufacture rmCRP. If Criticare does decide to manufacture rmCRP, Immtech will provide all necessary know-how and expertise to enable Criticare to manufacture the molecule in commercially viable quantities. Criticare has until July of 1999 to raise a minimum of $500,000 to fund the development of a sepsis product and begin clinical trials. If Criticare is not successful in raising the funds, Immtech has a right to acquire the technology at market value.

      In April 1998, Immtech signed an option agreement with ImmvaRx, Inc., for the use of mCRP as an adjuvant with vaccines, including, but not limited to, all of the technical information known to and held by Immtech as of April 1998 and all technical information developed during the term of the agreement which is owned or controlled by Immtech with respect to the mCRP/rmCRP product. Under the option agreement, Immtech will provide ImmvaRx with a worldwide exclusive license to use mCRP/rmCRP technology and products as adjuvants with vaccines under the following conditions: (i) Immtech will provide ImmvaRx with access to technical documents and data on the performance of mCRP/rmCRP technology for all of its various uses, including access to cell lines and other proprietary information with respect to the manufacture of rmCRP, including giving ImmvaRx access to any regulatory documents that describe the manufacturing process, as well as the right to reference Immtech's DMF if ImmvaRx wishes to license the right to manufacture rmCRP independent of Immtech's efforts; (ii) Immtech will license to ImmvaRx the right to use any patented technology that the Company owns which relate to the manufacture of rmCRP, or the use of mCRP/rmCRP as a reagent that works as an adjuvant to potentiate the immune response; (iii) Immtech will co-file with ImmvaRx and assign exclusive rights to

ImmvaRx any new patent applications involving mCRP/rmCRP as an adjuvant; (iv) Immtech will license to ImmvaRx the use of mCRP/rmCRP technology as an adjuvant in human and veterinary applications; and (v) Immtech will award ImmvaRx the right to grant sublicenses consistent with the terms found in the option agreement between Immtech and ImmvaRx.

      For a description of the transaction between Immtech and NextEra regarding rmCRP, please see "Business - Collaborative Arrangements - Formation of NextEra Therapeutics, Inc."

      In exchange for the license, ImmvaRx will (i) be given until October 9, 1998, to raise a minimum of $500,000 in funds (if the minimum is not raised Immtech has the right to cancel the license agreement); (ii) pay Immtech an upfront fee of $25,000 from the initial $500,000 raised; (iii) pay Immtech a second payment of $25,000 from any funds raised by ImmvaRx greater than $700,000; (iv) use its best efforts to scale-up and supply GMP quality product for its clinical trials; (v) pay Immtech an annual royalty of 5% on net sales of mCRP/rmCRP sold, in accordance with the terms of the agreement; (vi) issue to Immtech 100,000 common shares in ImmvaRx and 50,000 common stock warrants in ImmvaRx that would be purchased at $1.00 per share and exercisable within a five year period; and (vii) pay for patent expenses of any new applications that arise from the use of mCRP/rmCRP as an adjuvant. With respect to the payments described in (ii) and (iii), Immtech will invest such amounts directly in the development, refinement and scale-up of manufacturing clinical grade rmCRP product. With respect to (iv), ImmvaRx will purchase rmCRP from Immtech for clinical trials at a price of cost plus 25% and Immtech and ImmvaRx will share any information garnered with respect to improving the production process, including jointly developing a commercial manufacturing capacity if it is in the interest of both parties. Several of Immtech's executives are founding stockholders of ImmvaRx. See "Risk Factors - Conflicts of Interest."

      In November 1997, Criticare advanced $120,000 on behalf of the Company in order to fulfill a patent payment obligation of the Company to UNC. T. Stephen Thompson, CEO of Immtech, reimbursed Criticare for the advancement of funds by purchasing 20,425 shares of Criticare common stock (calculated using the average of the high and low quotation price for Criticare's common stock on the NASDAQ on the day of reimbursement). Criticare and Mr. Thompson have released Immtech from any obligation to repay either of them with respect to the patent payment.

      In January 1998, in connection with the acquisition of a "public shell" corporation that the Company was considering merging into, certain stockholders of the Company, including Gerhard J. Von der Ruhr, Chairman of the Company, and
T. Stephen Thompson, President and Chief Executive Officer of the Company, made royalty payments to UNC on behalf of the Company in the amount of $56,000. The payments were made on a voluntary basis in order to preserve the Company's rights to the assets licensed from UNC pending completion of the proposed merger between the Company and the "public shell" corporation. Thereafter, the Board of Directors of the Company voted not to pursue the proposed merger and the $56,000 advanced on behalf of the Company was deemed to represent a contribution to the Company's additional paid-in capital.

      Criticare Systems, Inc. ("Criticare"), a shareholder, has advanced $597,722 and $590,000 to the Company as of June 30, 1998 and 1997, respectively. These advances plus accrued interest of $66,474 have been converted into an aggregate of 291,686 shares of Common Stock (after giving effect to the Reverse Stock Split). Other shareholders have converted interest free advances of $387,450 as of June 30, 1998 into an aggregate of 393,649 shares of Common Stock (after giving effect to the Reverse Stock Split).

      On July 24, 1998, all shares of Series A Preferred Stock, with a liquidation preference of $2,765,256, were converted into 1,157,951 shares of Common Stock, and all shares of Series B Preferred Stock, with a liquidation preference of $2,783,141, were converted into 1,232,138 shares of Common Stock.

      On July 24, 1998, Senior Subordinated Debt holders exchanged a principal balance of $914,000 and accrued interest of $250,776 for 306,000 shares of Common Stock (after giving effect to the Reverse Stock Split).

      The Company believes that the foregoing transactions were in its best interests and were on terms no less favorable to the Company than could be obtained from unaffiliated third parties and were in connection with bona fide business purposes of the Company. As a matter of policy, all future transactions between the Company and any of its officers, directors or principal stockholders will be approved by a majority of the independent and disinterested members of the Board, will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will continue to be in connection with bona fide business purposes of the Company.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of September 4, 1998 as adjusted to reflect the sale by the Company of the Shares offered hereby by
(i) each of the Company's directors and Named Executive Officers, (ii) all directors and executive officers as a group and (iii) each person known to be the beneficial owner of more than 5% of the Shares. See "Risk Factors - Concentration of Ownership."

                                                     Percentage of Outstanding Shares
                                     Number of       --------------------------------
                                     Shares of               of Common Stock
                                   Common Stock              ---------------
                                   Beneficially
   Name and Address                  Owned (1)        Before Offering     After Offering
   ----------------                  ---------        ---------------     --------------
T. Stephen Thompson                 566,894 (2)           7.31%                5.34%
c/o Immtech International, Inc.
1890 Maple Avenue
Suite 110
Evanston, IL 60201

Byron Anderson, Ph.D                218,646 (3)           2.84%                2.07%
c/o Northwestern University
 Medical School
303 East Chicago Avenue
Chicago, IL 60611

Gerhard J. Von der Ruhr             357,613 (4)           4.62%                4.61%
c/o Criticare  Systems, Inc.
20900 Swenson Drive
Waukesha, WI 53186

Criticare Systems, Inc.           1,437,684 (5)          28.62%               20.84%
20925 Cross Road Circle
Waukesha, WI 53186

University of North Carolina      1,222,500 (6)           0%                  11.66%
at Chapel Hill/Pharm-Eco
Laboratories
c/o Office of Technology
Development
308 Bynum Hall
Chapel Hill, NC 27599

All directors and officers        1,387,723              16.97%               12.58%
 as a group (5 persons)

----------

(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares beneficially owned by them, subject to applicable community property laws.

(2) Includes 444,630 shares of Common Stock, 1,600 warrants to purchase Common Stock, and 120,664 shares of Common Stock issuable upon the exercise of options as follows: option to purchase 17,745 shares of Common Stock at $0.23 per share by March 21, 2006; option to purchase 26,133 shares of Common Stock at $0.17 per share by

      November 27, 2001; option to purchase 48,394 shares of Common Stock at $0.17 per share by December 31, 1998; and option to purchase 28,392 shares of Common Stock at $0.87 per share by April 16, 2008.

(3) Includes 157,670 shares of Common Stock, and 60,977 shares of Common Stock issuable upon the exercise of option as follows: option to purchase 43,555 shares of Common Stock at $0.29 per share by April 13, 2000; option granted to Dr. Anderson's wife to purchase 17,422 shares at $0.17 per share by May 1, 2001.

(4) Includes 231,527 shares of Common Stock, 9,800 warrants to purchase Common Stock, and 116,287 shares of Common Stock issuable upon the exercise of options as follows: option to purchase 23,433 shares of Common Stock at $0.29 per share by April 13, 2000; option to purchase 48,782 shares of Common Stock at $0.17 per share by May 1, 2001; option to purchase 15,680 shares of Common Stock at $0.17 per share by April 14, 2002; option to purchase 28,392 shares of Common Stock at $0.87 per share by April 16, 2008.

(5) As adjusted to reflect completion of the Spin-off Offering, pursuant to which Criticare is distributing 750,000 shares of Immtech Common Stock to stockholders of Criticare. Before the Spin-off Offering, Criticare Systems, Inc. owns 2,187,684 shares of Common Stock.

(6) University of North Carolina at Chapel Hill ("Consortium") and Pharm-Eco jointly own 1,222,500 shares of Common Stock once $4,000,000 has been raised in the Unit Offering. At the time of an ANDA or NDA filing, 300,000 additional shares of Common Stock shall be issued. Additionally, upon reaching certain milestones of development, the Consortium and Pharm-Eco are entitled to warrants to purchase 1,700,000 shares of Common Stock at an exercise price equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market.

                  CERTAIN U.S. TAX CONSIDERATIONS APPLICABLE TO
                      NON-U.S. HOLDERS OF THE COMMON STOCK

      The following is a general discussion of certain U.S. federal income tax consequences of the ownership and disposition of Common Stock by a person that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust (a "non-U.S. holder"). An individual may be deemed to be a resident alien (as opposed to a non-resident alien) by virtue of being a lawful permanent resident at anytime during the year, or being present in the United States on at least 31 days in the calendar year and for an aggregate of 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to U.S. federal tax as if they were U.S. citizens and residents.

      This discussion does not consider specific facts and circumstances that may be relevant to a particular holder's tax position and does not deal with U.S. state and local or non-U.S. tax consequences. Furthermore, the following discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and administrative and judicial interpretations as of the date hereof, all of which are subject to change. Each prospective holder is urged to consult a tax advisor with respect to the US. federal tax consequences of holding and disposing of Common Stock as well as any tax consequences that may arise under the laws of any U.S. state, municipality or other tax jurisdiction.

      Dividends. Dividends paid to a non-U.S. holder of Common Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with the conduct of a trade or business within the United States. Dividends that are effectively connected with such holder's conduct of a trade or business in the United States are subject to tax at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations, and are not generally subject to withholding. Any such effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

      Under current U.S. Treasury Regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such foreign country for purposes of the withholding discussed above and under current interpretation of U.S. Treasury Regulations, for purposes of determining the applicability of a tax treaty rate. Under new U.S. Treasury Regulations, effective January 1, 2000, however, a non-U.S. holder of Common Stock who wishes to claim the benefit of an applicable treaty rate would be required to file Form W-8 (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) with the Company or its agent. Such forms would be required to contain the holder's name, address, and other pertinent information, to be certified by the holder under penalties of perjury. A properly executed Form W-8 will be valid for the period running from the date the certificate is signed until the last day of the third succeeding calendar year. Because the Common Stock will be publicly traded, it will not be necessary to include a taxpayer identification number ("TIN") for a non-U.S. holder on the Form W-8. However, if a Form W-8 is furnished with a TIN, it will remain valid until a change in circumstances makes any information on the certificate no longer correct (in lieu of the three-year period described above).

      The current regulations require a separate Form W-8 or other appropriate documentation from each non-U.S. holder of Common Stock to establish the holder's foreign status and treaty eligibility. Under the new regulations, a foreign intermediary, such as a financial institution, that receives payments as nominee on behalf of several non-U.S. holders, may enter into a withholding agreement with the Internal Revenue Service to obtain "qualified intermediary" status. Under this type of agreement, the qualified intermediary will be permitted to furnish an intermediary withholding certificate certifying on behalf of the non-U.S. holders for which it receives payments. The qualified intermediary generally will be required to obtain Form W-8 withholding certificates or other appropriate documentation from the non-U.S. holders, but will not be required to attach such documentation to the intermediary withholding certificate.

      Under the new regulations, a payment made to a foreign partnership will generally be treated as a payment made to the partners rather than to the partnership, unless the partnership qualifies as a "withholding foreign partnership" by entering into an agreement with the Internal Revenue Service agreeing, among other things, to be responsible for all withholding and reporting obligations. In the absence of such an agreement, withholding will be required on dividends paid to the foreign partnerships that are not effectively connected with the conduct by the partnership of a trade or business in the United States. However, a reduced rate of withholding based on a treaty may be obtained if the partnership provides information on the distributive share of each partner and furnishes a Form W-8 certificate from each partner that claims reduced withholding for its distributive share.

      A non-U.S. holder of Common Stock that is eligible for a reduced rate of U.S. withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for refund with the U.S. Internal Revenue Service.

      Gain on Disposition of Common Stock. A non-U.S. holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a disposition of Common Stock unless (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, (ii) in the case of a non-U.S. holder who is an individual and holds the Common Stock as capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale and either (a) such individual's "tax home" for U.S. federal income tax purposes is in the United States, or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, or (iii) the Company is or has been a "U.S. real property holding corporation" for federal income tax purposes and the non-U.S. holder held, directly or indirectly at any time during the five-year period ending on the date of disposition, more than 5% of the Common Stock. The Company is not and does not anticipate becoming a "U.S. real property holding corporation" for U.S. federal income tax purposes.

      Federal Estate Taxes. Common Stock held by a non-U.S. holder at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

      Information Reporting and Backup Withholding. U.S. information reporting requirements (other than reporting of dividend payments for purposes of the withholding tax discussed above) and backup withholding generally will not apply to dividends on Common Stock paid to non-U.S. holders that are either subject to the 30% withholding tax, or that are not so subject because an applicable income tax treaty reduces or eliminates such withholding. Under current U.S. Treasury Regulations, the payor of the dividends may generally rely on a payee's address outside the United States in determining the exemption from information reporting and backup withholding. Under the new Treasury Regulations that are effective January 1, 2000, dividends will continue to be exempt from information reporting and backup withholding, provided documentation exists establishing the payee's status as a foreign person. Mere reliance upon a foreign address will no longer be sufficient. For this purpose, documentation furnished to establish the payee's eligibility for reduced withholding under an income tax treaty (Form W-8) may also be used to support the exemption from information reporting and backup withholding.

      Under current Treasury Regulations, payment on the sale, exchange or other disposition of Common Stock made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Under the new Treasury Regulations, effective January 1, 2000, backup withholding may apply to any reportable payment for which the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

      Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the Internal Revenue Service.

                                  UNDERWRITING

Unit Offering

      Subject to the terms and conditions contained in an international purchase agreement (the "International Purchase Agreement") among the Company, Criticare and New China Hong Kong Securities Limited (the "Underwriter"), the Company has agreed to issue and sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, the 1,333,333 Units offered hereby. In the International Purchase Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Units offered hereby if any of such securities are purchased. The Units are being offered for sale by the Underwriter outside the United States and Canada, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriter has advised the Company that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus.

      The Company has agreed to pay the Underwriter a placement and due diligence fee of up to $250,000, payable as follows: (1) $100,000 on the closing date of the purchase of the Units by Underwriter (the "Closing Date"); (2) $50,000 on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class A Warrants, an aggregate of $2,000,000 from the exercise of all Class A Warrants in accordance with their terms; (3) $50,000 on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class B Warrants, an aggregate of $2,000,000 from the exercise of all Class B Warrants in accordance with their terms; and (4) $50,000 on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class C Warrants, an aggregate of $2,000,000 from the exercise of all Class C Warrants in accordance with their terms. The Company has agreed to issue warrants to the Underwriter and/or its designees to purchase up to 500,000 shares of Common Stock at an exercise price of $0.05 per share (the "Underwriter's Warrants"). The Underwriter's Warrants become exercisable upon 60 days prior notice to the Company as follows: (1) as to up to 200,000 shares of Common Stock, on the Closing Date; (2) as to up to 100,000 shares of Common Stock, on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class A Warrants, an aggregate of $1,500,000 from the exercise of all Class A Warrants in accordance with their terms; (3) as to up to 100,000 shares of Common Stock, on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class B Warrants, an aggregate of $1,500,000 from the exercise of all Class B Warrants in accordance with their terms; and (4) as to up to 100,000 shares of Common Stock, on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class C Warrants, an aggregate of $1,500,000 from the exercise of all Class C Warrants in accordance with their terms.

      In addition, the Underwriter's Warrants will expire proportionately based upon the number of shares of Common Stock underlying any Class A, Class B or Class C Warrants issued by the Company to the extent that any such Class A, Class B or Class C Warrants are unexercised at the respective expiration dates thereof. To the extent the Underwriter's Warrants become exercisable, each will be exercisable at any time during a five-year term commencing on the date such Warrant becomes exercisable. The Underwriter's Warrants may not be transferred for a period of one year from their date of issuance, except to affiliates of the Underwriter.

      In addition to the foregoing, the Company has issued to the Underwriter in connection with a private placement by the Company of 1,150,000 shares of Common Stock (the "Private Placement"), warrants to purchase up to 150,000 shares of Common Stock at an exercise price of $0.05 per share (the "Placement Warrants") and paid a placement and due diligence fee of $50,000 to the Underwriter. The Placement Warrants are exercisable and transferable on the same terms as the Underwriter's Warrants and expire five years from their date of issuance.

      During the respective exercise periods of the Underwriter's Warrants, the Placement Warrants and the RADE Warrants, the holders of such Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the Company's Common Stock. To the extent that any of such Warrants are exercised, dilution to the interests of the Company's shareholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of such Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the such Warrants.

      The Company, its executive officers and directors and Criticare have agreed, subject to certain exceptions, not to directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or thereafter acquired by the person executing the agreement or with respect to which the person executing the agreement thereafter acquires the power of disposition, or file a registration statement under the Securities Act with respect to the foregoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, without the prior written consent of the Underwriter, for a period of 24 months after the date of the distribution by the Company of the Spin-Off Shares. See "Shares Eligible for Future Sale."

      No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the Units and/or their component securities or the possession, circulation or distribution of this Prospectus or any other material relating to the Company, Criticare, or the Units and/or their component securities in any jurisdiction where action for that purpose is required. Accordingly, neither the Units nor their component securities may be offered or sold, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with the Units and/or their component securities may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

      Purchasers of the securities offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase, in addition to the offering price set forth on the cover page hereof.

Spin-Off Offering

      Criticare plans to distribute 750,000 shares of Common Stock as a special dividend to its stockholders prior to _____________, 1998 [immediately prior to effectiveness].

      The Company expects that the Common Stock will be traded on the Nasdaq Smallcap Market under the symbol "IMMT" following the completion of the Spin-Off Offering. However, there has been no public market for the Company's Common Stock and there can be no assurance that any such market will develop, or if developed, that it will be sustained.

      The Company has issued the RADE Warrants to RADE for financial advisory services rendered in connection with the Spin-Off Offering, the Unit Offering and the Private Placement. See " - Unit Offering."

      Gardner, Carton & Douglas, counsel to the Company, has advised that in its opinion the distribution of the Spin-off Shares to stockholders of Criticare may result in the realization of taxable income pursuant to Section 301 of the Internal Revenue Code of 1986, as amended (the "Code") to the extent set forth below:

      Federal Income Tax Aspects of the Spin-off Offering. The following is a description of certain federal income tax consequences of the Spin-off Offering (the distribution of shares of Common Stock of the Company owned by Criticare to Criticare's stockholders). To the extent that the fair market value of the shares of Common Stock distributed exceeds Criticare's adjusted basis in those shares, gain will be recognized by Criticare. The distribution of the shares will be a taxable dividend to Criticare's stockholders to the extent that the fair market value of the shares distributed is less than or equal to the greater of Criticare's (1) accumulated earnings and profits, or (2) earnings and profits for the taxable year in which the shares are distributed (computed as of the close of the taxable year without reduction for distributions made during the taxable year). If the fair market value of the distributed shares exceeds the foregoing amounts, the portion of the excess received by a Criticare stockholder will first be considered as a return of the stockholder's basis in his or her Criticare common stock to the extent of that basis, and any remaining excess will be recognizable as gain by the stockholder.

      Federal Income Tax Aspects of Investment in the Common Stock Purchase Warrants. The following is a description of certain of the federal income tax effects occasioned by an investment in the Class A, Class B or Class C Warrant. If the Class A Warrant is exercised, the holder's basis in the Common Stock thereby acquired will be the purchase price paid by the holder for the Class A Warrant, plus any additional amount paid upon exercise. With respect to a purchaser of a Unit, the portion of the purchase price of the Unit allocated to the Class A Warrant will be determined by allocating to the Common Stock the portion of the Unit purchase price which is equal to the fair market value of the

Common Stock on the date of purchase and allocating the remainder to the Class A Warrant. No gain or loss will be recognized by the holder upon exercise of the Class A Warrant. The basis of a Class B Warrant, a Class C Warrant and of a share of Common Stock acquired by a holder through his exercise of a Class A Warrant is determined by allocating the sum of (i) his basis in the Class A Warrant and (ii) the $1.50 exercise price, between the share of Common Stock, the Class B Warrant and the Class C Warrant in accordance with their relative fair market values at the time of their acquisition. The basis of a share of Common Stock acquired on the exercise of a Class B Warrant will be equal to the total of the basis of the Class B Warrants and the exercise price thereunder. The basis of a share of Common Stock acquired on the exercise of a Class C Warrant will be equal to the total of the basis of the Class C Warrants and the exercise price thereunder. However, gain or loss will be recognized upon the sale or exchange of any of the Common Stock, Class A Warrants, Class B Warrants or Class C Warrants. Generally, gain or loss will be long-term or short-term capital gain or loss, depending upon whether the Common Stock, Class A, Class B and Class C Warrant is held for more than a year. If the Class A, Class B or Class C Warrant is exercised, the holding period for the underlying Common Stock will not include the period for which the Warrant is held. If the Class A, Class B or Class C Warrant expires without being exercised, the expired Warrant, will be deemed to have been sold or exchanged upon the expiration date of the Warrants. Generally, any loss to the holder will be considered long-term or short-term capital loss, depending upon the length of time the Warrant is held.

                            DESCRIPTION OF SECURITIES

General

      The authorized capital stock of the Company consists of 30,000,000 shares of common stock, $0.01 par value per share, of which 10,486,709 shares will be issued and outstanding upon completion of this Offering, and 5,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding.

      The following summary of the respective rights of the holders of the capital stock of the Company is qualified in its entirety by reference to the Company's Certificate of Incorporation and By-Laws, as amended to date, where such rights are set forth in full, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

Units

      The securities being offered hereby are Units, each consisting of two shares of Common Stock and one Class A Warrant. The Common Stock and the Class A Warrant will be separately transferable immediately upon delivery of the Units. Each Class A Warrant is exercisable upon the closing of this Offering through December 31, 1998, at a price equal to the initial public offering price per share to purchase one share of Common Stock, one Class B Warrant and one Class C Warrant. Each Class B Warrant will be exercisable to purchase one share of Common Stock at $1.50 per share during the period commencing on the date of issuance through March 31, 1998. Each Class C Warrant will be exercisable to purchase one share of Common Stock at $1.50 per share during the period commencing on the date of issuance through June 30, 1998.

Common Stock

      Subject to the rights of the holders of any Preferred Stock which may be outstanding, each holder of Common Stock is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, dissolution or winding up of the Company, to share pro rata in any distribution of the Company's assets after payment or providing for the payment of all liabilities and the liquidation preference of any outstanding Preferred Stock. Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of Common Stock have no cumulative voting rights or pre-emptive rights to purchase or subscribe for any shares of Common Stock or other securities of the Company in the event of any subsequent offering. The shares of Common Stock have no conversion rights, are not subject to redemption and are not subject to further calls or assessments. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby on behalf of the Company will be when issued, fully paid and nonassessable.

Preferred Stock

      The Board of Directors is authorized, without any action of the stockholders, to provide for the issuance of one or more series of Preferred Stock and to fix the designations, preferences, powers and relative, participating, optional and other rights, qualifications, limitations and restrictions thereof including, without limitation, the dividend rate, voting rights, conversion rights, redemption price and liquidation preference per series of Preferred Stock. Any series of Preferred Stock so issued may rank senior to the Common Stock with respect to the payment of dividends or amounts to be distributed upon liquidation, dissolution or winding up of the Company. There are no agreements for the issuance of Preferred Stock and the Board of Directors has no present intent to issue any Preferred Stock. The existence of authorized but unissued Preferred Stock may enable the Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company.

Warrants

      The Warrants will be issued in registered form pursuant to a Warrant Agreement among the Company, Harris Trust and Savings Bank, the Warrant Agent, the Underwriter and Rade. Reference is made to said Warrant Agreement (the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part) for a complete description of the terms and conditions of the Warrants (the description herein contained being qualified in its entirety by reference to such Warrant Agreement).

Class A Warrants

      The Company has authorized the issuance of registered Class A Warrants to purchase an aggregate of 1,333,333 shares of Common Stock and has reserved an equivalent number of shares for issuance upon exercise of such Class A Warrants, subject to increase by reason of the antidilution provisions of the Class A Warrants. Each Class A Warrant entitles the holder to purchase one share of Common Stock, one Class B Warrant and one Class C Warrant for an aggregate purchase price equal to the initial public offering price per share commencing at any time upon the closing of this Offering and continuing through December 31, 1998.

Class B Warrants

      The Company has authorized the issuance of registered Class B Warrants to purchase an aggregate of 1,333,333 shares of Common Stock and has reserved an equivalent number of shares for issuance upon exercise of such Class B Warrants, subject to increase by reason of the antidilution provisions of the Class B Warrants. Each Class B Warrant entitles the holder to purchase one share of Common Stock at an exercise price equal to the initial public offering price per share during the period commencing on the date of issuance of the Class B Warrant through March 31, 1999.

Class C Warrants

      The Company has authorized the issuance of registered Class C Warrants to purchase an aggregate of 1,333,333 shares of Common Stock and has reserved an equivalent number of shares for issuance upon exercise of such Class C Warrants, subject to increase by reason of the antidilution provisions of the Class C Warrants. Each Class C Warrant entitles the holder to purchase one share of Common Stock at an exercise price equal to the initial public offering price per share during the period commencing on the date of issuance of the Class C Warrant through June 30, 1999.

General

      Each class of Warrants is entitled to the benefit of adjustments in their exercise prices and the number of shares of Common Stock and, in the case of the Class A Warrants, the number of Class B Warrants and Class C Warrants deliverable upon the exercise thereof in the event of a stock dividend, stock split, recapitalization, reorganization, merger and consolidation. The Company is not required to issue fractional shares. The holder of a Warrant will not possess any rights as a stockholder of the Company unless he exercises his Warrants. After the respective expiration dates of the Warrants, Warrant holders will have no further rights. Warrants may be exercised by surrendering the certificate representing the Warrant, with the form of election to purchase properly completed and executed, together with the payment of the exercise price and any transfer tax, to the Warrant Agent. If less than all the Warrants represented by a certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Payment of the exercise price may be made by cash, bank draft or official bank check or certified check equal to the purchase price.

      The Warrant Agreement permits the Company and the Warrant Agent, without the consent of the Warrant Holders, to supplement or amend the Warrant Agreement to cure any ambiguity, manifest error or other mistake, or to address other matters or questions arising that the Warrant Agent and the Company deem necessary or desirable that are not inconsistent with the provisions of the Warrants and that do not adversely affect the interest of any Warrant holder. The Warrant exercise price and the exercise period of any Warrant cannot be changed or revised by the Company without the consent of the Underwriter and Rade, which consents shall not be unreasonably withheld or delayed.

Transfer Agent, Registrar and Warrant Agent

      The transfer agent and registrar for the Common Stock of the Company and the Warrant Agent for the Warrants is Harris Trust and Savings Bank.

Certain Provisions of the Delaware General Corporation Law

      Generally, Section 203 of the Delaware General Corporation Law (the "DGCL") prohibits a publicly held Delaware corporation from engaging in a broad range of "business combinations with an "interested stockholder" (defined generally as a person owing 15% or more of the corporation's outstanding voting stock) for three years following the date such person became an interested stockholder unless (i) before the person becomes an interested stockholder, the transaction resulting in such person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation,
(ii) upon consummation of the transaction resulting in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation or shares held by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender offer or exchange offer) or (iii) on or after such date on which such person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock excluding shares owned by the interested stockholders. The restrictions of Section 203 do not apply, among other reasons, if a corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. Moreover, an amendment so adopted is not effective until twelve months after its adoption and does not apply to any business combination between the corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. The Company's Certificate of Incorporation and Bylaws do not currently contain any provisions electing not to be governed by Section 203 of the DGCL.

      Section 203 of the DGCL may discourage persons from making a tender offer for or acquisitions of substantial amounts of the Common Stock. This could have the effect of inhibiting changes in management and may also prevent temporary fluctuations in the Common Stock that often result from takeover attempts.

      Section 228 of the DGCL allows any action that is required to be or may be taken at a special or annual meeting of the stockholders of a corporation to be taken without a meeting with the written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that the certificate of incorporation of such corporation does not contain a provision to the contrary. The Company's Certificate of Incorporation contains no such provision, and therefore stockholders holding a majority of the voting power of the Common Stock will be able to approve a broad range of corporate actions requiring stockholder approval without the necessity of holding a meeting of stockholders.

      Certain provisions of the Company's Bylaws may have the affect of discouraging certain types of transactions that may involve an actual or threatened change of control of the Company and encouraging any person who might seek to acquire control of the Company to negotiate with the Company's Board of Directors.

                             REPORTS TO STOCKHOLDERS

      Stockholders of the Company will be furnished with annual reports containing audited financial statements of the Company and such other interim reports as the Company may determine.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Upon completion of these Offerings, the Company will have 10,468,709 shares of Common Stock outstanding, after giving effect to the issuance of 1,222,500 shares to Pharm-Eco and Members of the Consortium and 187,647 shares to the State of Illinois (assuming an initial public offering price of $3.00 per Unit and not including 9,076,563 shares of Common Stock subject to outstanding options and warrants). Of the shares to be outstanding, the 3,416,666 shares of Common Stock to be distributed by the Company and Criticare pursuant hereto and the 1,150,000 shares being registered on behalf of the Selling Stockholders will be freely tradeable without restriction. All of the remaining 5,920,044 shares will be restricted securities within the meaning of the Securities Act. Pursuant to Rule 144, 2,875,829 of these shares will be available for resale upon the effective date of the Registration Statement of which this Prospectus forms a part and 1,634,067 shares will be available for resale approximately seven months thereafter. The remaining 1,410,147 shares to be outstanding upon completion of these Offerings will become eligible for resale one year after the date hereof.

      Of the shares to be outstanding upon completion of these Offerings, the holders of 3,757,205 shares, including Criticare and the officers and directors of the Company and Criticare, have agreed not to offer, sell or otherwise dispose ("Sell") of such shares for a period of two years from the closing of these Offerings; and the holders of 1,006,323 shares have agreed not to Sell their shares for a period of eighteen months after the Closing, in each case without the written consent to the Underwriter.

      In general, under Rule 144 as recently amended, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for at least one (1) year (including the contiguous holding period of any prior owner except an affiliate) is entitled to sell in "broker's transactions" or to market makers, within any three-month period, a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (approximately 104,867 shares immediately after the Offering) or
(ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain requirements as to manner of sale, the filing of a notice and the availability of public information concerning the Company. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the three (3) months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two (2) years (including the contiguous holding period of any prior owner except an affiliate) would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above.

      Any employee, officer or director of or consultant to the Company who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701 under the Securities Act, which permits nonaffiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144 and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing ninety (90) days after the date of this Prospectus.

      Prior to the Offering, there has been no market for the Common Stock or the Warrants of the Company, and no predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock and the Warrants of the Company in the public market could adversely affect prevailing market prices for the Common Stock and the Warrants and the ability of the Company to raise equity capital in the future.

                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for the Company by Gardner, Carton & Douglas, Chicago, Illinois. Certain legal matters will be passed upon for the Underwriter by Phillips, Nizer, Benjamin, Krim & Ballon LLP, New York, New York.

                                     EXPERTS

      The financial statements as of March 31, 1997 and 1998 and for each of the three years in the period ended March 31, 1998 included in this Prospectus and the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding substantial doubt about the company's ability to continue as a going concern.) Such financial statements have been included herein and elsewhere in the Registration Statement based upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    GLOSSARY

      As used in this Prospectus, the following terms have the meanings set forth below.

Acute phase response     The term used to describe a vast number of systemic and
                         metabolic changes occurring in the body immediately after and within the first few days of any event which threatens the integrity of healthy tissues.

Adaptive immunity        The capacity of the immune system to "learn" and
                         acquire specific protection against disease.

Adjunct therapy          An ancillary treatment which is secondary to the main
                         treatment.

Adjuvant                 A substance which aids another substance in its action.

Affinity The intrinsic attractiveness of one substance for another.

AIDS                     Acquired immune deficiency syndrome.

ANDA                     Abbreviated new drug application.

Antibody An immunoglobulin molecule capable of specifically combining with a known substance (antigen).

Antigen                  A substance recognized by (reacting with) an antibody.

B-cell One of two major classes of lymphocytes. B-cells differentiate into antibody producing cells (i.e. "plasma" cells).

Bone marrow              Hematopoietic tissue. The area of the body where most
                         of the cellular elements of the blood are produced.

Candida albicans         A common, yeast-like fungus, normally found in the
                         mouth, digestive tract. vagina, and on the skin of healthy persons. Can cause infections of internal organs.

Carcinoma                A malignant tumor arising from epithelial tissues.

CD4+cell A subset of T-cells which function as helper cells in the immune response to disease. HIV primarily infects CD4+ cells which, as the infection proliferates, will kill CD4+ cells.

CD8+cell A subset of T-cells which function as suppressor and cytotoxic cells of the immune response.

CDT Carbohydrate Deficient Transferrin - An isomeric form of the iron binding blood protein, Transferrin, that occurs in greater amounts in people who chronically consume excess alcohol.

Complement               A set of proteins in the blood which are responsible
                         for many biological defense reactions of both innate and adaptive immunity.

C-reactive protein
 (CRP) A human protein composed of five identical globular subunits arranged in cyclic symmetry (i.e. a cyclic pentamer). The level of this protein in blood increases up to 1000-fold within 24 to 72 hours of an acute phase response. Because of these changes, CRP is known as the prototypic acute phase reactant.

CRO                      Clinical Research Organization

Cryptococcus neoformans  A yeast-like fungus that spreads through the lungs to the brain, skin, bones and urinary tract.

Cryptosporidium parvum   A parasite that is commonly found in the intestinal
                         tract of mammals that, in immune suppressed individuals, can cause chronic, profuse, watery diarrhea accompanied by fever, marked weight loss, and enlarged lymph nodes.

Cytokines                Biologically active compounds produced by one cell and
                         which affect the activities of other cells.

Cytoskeleton             An intracellular matrix of many different proteins
                         which form a scaffolding and a communication network within a cell and functions to dynamically organize and coordinate cellular actions and activities.

DAP 092 The designation given to the Company's lead drug molecule. Its chemical structure contains two positive charges (cationic groups) that are important in the antibiotic activity of the molecule.

DB 289 The designation given to the Company's lead prodrug, which can be administered orally.

Diabetes A chronic disease characterized by abnormal insulin secretion from the pancreas. This causes problems in the metabolism of glucose (sugar).

DMF Drug Master File; a reference document providing detailed information about a drug in development.

DNA A type of molecule made up of polymerized deoxyribonucleotides linked together by phosphate bonds. The sequence of nucleotides in the polymer contains the basic information of life.

Effector function        The action which a cell or factor has been programmed
                         to complete.

Endotoxin                A part of a bacteria which has potent immunological and
                         fever-producing effects.

Epitope A biochemical structure on the surface portion of a biomolecule which is recognized by an antibody. The term "determinant" is a synonym.

Extracellular matrix     A combination of proteins, carbohydrates, cells and
                         factors which form a physical meshwork and which defines tissue environment.

ex vivo                  Occurring outside the body.

FDA                      Food and Drug Administration.

Gene A distinctive hereditary unit defined by part of the DNA sequence of nucleotides.

Germinal centers         A collection of metabolically active lymphoblasts,
                         macrophages and plasma cells which appear within lymphoid tissues following antigenic stimulation.

GLP                      Good Laboratory Practices.

GMP                      Good Manufacturing Practices.

HbA1c Hemoglobin A1c - An adduct of the hemoglobin molecule that is modified by a chemical reaction with glucose (i.e. a "glycated"-hemoglobin) molecule. Because diabetic patients generally have large fluctuations in the number of glucose molecules in their blood, they have a higher relative amount of HbA1c which correlates with the extent of their disease.

Helper T-cells           A class of specific T-lymphocytes which are
                         necessary to "help" B-cells produce antibody and effector T-cells to carry out their functions.

HIV                      Human immunodeficiency virus (the virus that causes
                         AIDS).

Immunity An active process performed by white blood cells and their products which repels a foreign organism or substance.

IND Investigational new drug application; a document required by the FDA prior to performance of clinical investigations on human subjects in the United States.

Inflammation             Redness, swelling and pain in a tissue resulting from
                         the infiltration of the tissue by foreign substances and activated immune cells.

Innate immunity          Natural (i.e. unlearned) immunity which provides
                         mechanical, chemical and biological barriers, and a rapid and immediate protective response to any insult to body tissues.

Interleukin              A term applied to any of a group of peptide signals
                         that are produced by activated lymphocytes or monocytes.

IRB Institutional (Internal) Review Board - a committee of individuals deciding on the appropriateness of a proposed experimental procedure or trial.

in vitro                 Occurring in a contained artificial test system (i.e.
                         in a test tube).

in vivo                  Occurring inside the body.

IV                       Intravenous.

Leismaniasis             An infection caused by a protozoal parasite that
                         affects the skin and abdominal organisms, causing ulcers or skin disorders that resemble leprosy.

Leukemia A form of cancer in which white blood cells proliferate and distribute throughout the body abnormally.

Leukocytes               Circulating white blood cells.

Lymphatics               Vessels of the immune system that drain interstitial
                         fluids, debris and leukocytes.

Lymphocytes              White blood cells of the lymph series, capable of
                         recognizing and responding to antigens in a specific manner.

Lymphoma A form of cancer in which the cells in lymph tissues (e.g. lymph nodes and spleen) proliferate uncontrollably.

Lymph tissues            Body structures within which lymphatic circulation
                         drains and immunity occurs.

Macrophage               A phagocytic white blood cell found in tissues and in
                         blood. When found in blood, it is called a monocyte.

Megakaryocyte            A multinuclear giant cell of the bone marrow, portions
                         of which break off to form platelets.

Melanoma                 A form of cancer arising from skin cells.

Metastases               Areas within the body where cancers spread and grow
                         distant from the site of the primary or original cancer site.

modified-CRP (mCRP)      A naturally occurring human protein with the same
                         genetic structure as CRP but which is structurally changed so it is no longer a cyclic pentamer. mCRP has biological, immunological and pharmacological activities distinct from CRP.

Monoclonal antibody      A homogenous population of antibodies which react with
                         one, specific epitope of an antigen.

Monocytes                Phagocytic blood leukocytes, originating from the bone
                         marrow.

Mycobacterium avium      A bacterial infection that can affect most internal
                         organs. It is associated with widely disseminated disease which is manifest by non-specific symptoms such as enlarged lymph nodes, weight loss and diarrhea.

Mycobacterium
 tuberculosis            A bacterial infection that is transmitted by breathing
                         in, or eating infected droplets, usually affecting the lungs, although infection of other organ systems can occur.

NCDDG                    National Cooperative Drug Development Grant

NDA New drug application. The application must be approved by the FDA before a new drug can be marketed in the United States.

Neoantigens              Antigens arising as the result of a change in structure
                         of a molecule.

Neutrophil               The most prominent white blood cell in the circulation
                         which functions to aggressively attack foreign substances compromising the integrity of body tissues.

Pentamidine              An antiprotozoal drug having two positive charges (i.e.
                         "dications"), used to treat Pneumocystis carinii pneumonia, Leismaniasis, and African trypanosomiasis.
                         The drug is very difficult to deliver and is extremely toxic if not administered properly.

Phase I Clinical testing time in which the safety and pharmacological profile of a new drug is established in humans.

Phase II Clinical testing time in which the effectiveness of a new drug is established in humans. This includes establishing the dose amount and frequency required to achieve a therapeutic effect, the metabolic rate of the administered drug, and the toxicity profile in specific patient populations.

Phase III                Clinical testing time involving extensive multicenter,
                         blinded testing in humans. This testing establishes the significance of therapeutic effectiveness and is a required step to gain FDA approval to begin product marketing in the United States.

P-IND                    Physician-sponsored investigation new drug application.

Plasmodium falciparum    A type of protozoa that causes the most severe form of
                         malaria.

PLA Product License Application. Equivalent to an NDA, but for products defined as `biological products' by the FDA (e.g. vaccines, antitoxins, blood products, immune modulators, etc.)

Platelet The smallest type of blood particle which plays a major role in blood clotting.

Pneumocystis carinii
 pneumonia (PCP)         A type of lung infection found rarely in the general
                         population but presents in immune suppressed patients.
                         Approximately 80% of all AIDS patients get PCP at some time during the course of the disease.

Prodrug A non-active precursor form of a drug. A chemical modification of a prodrug is required to express the active moiety.

recombinant mCRP         A molecule identical to mCRP, produced by genetic
 (rmCRP)                 engineering techniques.


RNA A group of molecules made up of polymerized ribonucleotides linked together by phosphate bonds. These molecules help translate the information stored in DNA into physical effects.

Sepsis A severe bacterial infection involving the blood stream.

Stem cell                An undifferentiated cell from which various effector
                         cells are derived.

Systemic                 Affecting the whole body rather than a specific part.

Syncytium                Multinucleated protoplasmic mass, an aggregation of
                         several cells without any apparent cell outlines.

T-cell One of two major classes of lymphocytes. T-cells are subdivided into cells which "help" various aspects of immune function, and cells which "suppress" various aspects of immune function, and directly kill specific targets (cells) which threaten health.

Thrombocyte              Another name for a platelet.

Thrombocytopenia         A reduction in the number of platelet cells in the
                         blood, causing a tendency to bleed.

Topoisomerase            An enzyme that makes reversible cuts in a double
                         helical DNA molecule for the purpose of removing knots or unwinding excessive twists.

Trypanosomiasis          An infection caused by a protozoal parasite and
                         transmitted usually by insect bites.

                           IMMTECH INTERNATIONAL, INC.

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors..........................................     F-2

Balance Sheets at March 31, 1997 and March 31, 1998.....................     F-3

Statements of Operations-Years ended March 31, 1996,
  March 31, 1997 and March 31, 1998.....................................     F-5

Statements of Common Stockholders' Investment (Deficiency
  in Assets)-Years ended March 31, 1996, March 31, 1997 and
  March 31, 1998........................................................     F-6

Statements of Cash Flows-Years ended March 31, 1996,
  March 31, 1997 and March 31, 1998.....................................     F-7

Notes to Financial Statements...........................................     F-8

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Immtech International, Inc.
  (A Development Stage Enterprise):

We have audited the accompanying balance sheets of Immtech International, Inc. (a development stage enterprise) (the "Company") as of March 31, 1997 and 1998, and the related statements of operations, common stockholders' investment (deficiency in assets), and cash flows for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in the discovery and development of biopharmaceutical products. As discussed in Note 1 to the financial statements, the deficiency in working capital as of March 31, 1998 and the Company's operating losses since inception raise substantial doubt about its ability to continue as a going concern. In addition, management of the Company expects the Company to incur significant losses during the next several years. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

August 29, 1998

IMMTECH INTERNATIONAL, INC.
(A Development Stage Enterprise)

BALANCE SHEETS
--------------------------------------------------------------------------------

                                                          March 31,
                                                   ---------------------    June 30,
ASSETS                                                1997        1998        1998
                                                                          (unaudited)
CURRENT ASSETS:
  Cash                                             $  78,510               $  67,782
  Prepaid expenses and supplies                       14,702   $  13,634      16,130
                                                   ---------   ---------   ---------

           Total current assets                       93,212      13,634      83,912
                                                   ---------   ---------   ---------

PROPERTY AND EQUIPMENT (Note 1):
  Furniture and equipment                            296,042     296,042     296,042
  Leasehold improvements                              17,205      17,205      17,205
                                                   ---------   ---------   ---------

           Total - at cost                           313,247     313,247     313,247

  Less accumulated depreciation and amortization     228,991     256,110     262,890
                                                   ---------   ---------   ---------

Property and equipment - net                          84,256      57,137      50,357

OTHER ASSETS (Note 1):
  Debt issuance costs - net                           11,926
  Deferred offering costs                                                     60,511

                                                   ---------   ---------   ---------
TOTAL                                              $ 189,394   $  70,771   $ 194,780
                                                   =========   =========   =========

--------------------------------------------------------------------------------

                                                                      March 31,               June 30,
                                                            ----------------------------    ------------
LIABILITIES AND COMMON STOCKHOLDERS'                            1997            1998            1998
  INVESTMENT (DEFICIENCY IN ASSETS)                                                          (unaudited)
CURRENT LIABILITIES:
  Accounts payable                                          $    208,274    $    395,736    $    366,792
  Accrued interest (Note 11)                                     454,684         663,013         716,476
  Other accrued liabilities                                      133,152          32,128         455,339
  Advances from stockholders (Notes 2 and 11)                    770,000         985,172         985,172
  Notes payable (Notes 3 and 11)                               1,572,969       1,576,450       1,572,950
                                                            ------------    ------------    ------------

           Total current liabilities                           3,139,079       3,652,499       4,096,729
                                                            ------------    ------------    ------------

PREFERRED STOCK (Note 4 and 11):
  Series A redeemable, par value $0.01 per share,
    1,794,550 shares authorized, issued and outstanding,
    aggregate liquidation preference of $2,505,791 and
    $2,711,171 and $2,765,256 as of March 31, 1997 and
    1998 and June 30, 1998, respectively                       2,586,967       2,711,171       2,765,256
  Series B redeemable, par value $0.01 per share,
    1,600,000 shares authorized, issued and outstanding,
    aggregate liquidation preference of $2,521,493,
    $2,728,724 and $2,783,141 as of March 31, 1997 and
    1998 and June 30, 1998, respectively                       2,521,493       2,728,724       2,783,141
                                                            ------------    ------------    ------------

           Total preferred stock                               5,108,460       5,439,895       5,548,397
                                                            ------------    ------------    ------------

COMMITMENTS AND CONTINGENCIES
  (Notes 2, 3, 8, 10 and 11)

COMMON STOCKHOLDERS' INVESTMENT
  (DEFICIENCY IN ASSETS) (Notes 2, 3, 4, 6, 10 and 11):
    Common stock, par value $0.01 per share, 10,000,000
    shares authorized, 1,350,997, 1,487,431 and 1,487,431
    shares issued and outstanding as of  March 31, 1997
    and 1998 and June 30, 1998, respectively                      13,510          14,874          14,874
  Additional paid-in capital                                   3,713,659       4,225,949       4,249,616
  Deficit accumulated during the developmental stage         (11,785,314)    (13,262,446)    (13,714,836)
                                                            ------------    ------------    ------------

           Total common stockholders' investment
             (deficiency in assets)                           (8,058,145)     (9,021,623)     (9,450,346)
                                                            ------------    ------------    ------------

TOTAL                                                       $    189,394    $     70,771    $    194,780
                                                            ============    ============    ============

IMMTECH INTERNATIONAL, INC.
(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                 October 15,                            October 15,
                                                                                    1984        Three Month Periods        1994
                                                 Years Ended March 31,           (Inception)       Ended June 30,       (Inception)
                                       ---------------------------------------   to March 31,  ----------------------   to June 30,
                                           1996          1997          1998          1998         1997        1998         1998
                                                                                               (unaudited) (unaudited)  (unaudited)
REVENUES (Notes 1 and 10)              $   335,000   $    15,000   $    19,552   $  1,721,121              $  136,909  $  1,858,030
                                       -----------   -----------   -----------   ------------              ----------  ------------

EXPENSES:
  Research and development (Note 1)        737,805       478,871       312,366      6,854,445  $   89,305     310,499     7,164,944
  General and administrative (Note 6)      218,843       532,642       534,984      5,347,696      69,903     117,621     5,465,317
  Cancelled offering costs                                65,837        73,984        584,707                               584,707
                                       -----------   -----------   -----------   ------------  ----------  ----------  ------------

           Total expenses                  956,648     1,077,350       921,334     12,786,848     159,208     428,120    13,214,968
                                       -----------   -----------   -----------   ------------  ----------  ----------  ------------

LOSS FROM OPERATIONS                      (621,648)   (1,062,350)     (901,782)   (11,065,727)   (159,208)   (291,211)  (11,356,938)
                                       -----------   -----------   -----------   ------------  ----------  ----------  ------------

OTHER INCOME (EXPENSE):
  Interest expense                        (135,468)     (281,710)     (241,767)    (1,061,959)    (84,043)    (53,800)   (1,115,759)
  Miscellaneous (expense) income - net      (2,522)       (6,503)       (2,148)        70,986         (54)      1,123        72,109
                                       -----------   -----------   -----------   ------------  ----------  ----------  ------------

           Other expense - net            (137,990)     (288,213)     (243,915)      (990,973)    (84,097)    (52,677)   (1,043,650)
                                       -----------   -----------   -----------   ------------  ----------  ----------  ------------

NET LOSS                                  (759,638)   (1,350,563)   (1,145,697)   (12,056,700)   (243,305)   (343,888)  (12,400,588)

REDEEMABLE PREFERRED STOCK PREMIUM
  AMORTIZATION (Note 4)                     89,435       100,145        81,696        440,119      27,232                   440,119

REDEEMABLE PREFERRED STOCK
  DIVIDENDS (Note 4)                      (335,759)     (368,125)     (413,131)    (1,645,865)   (100,262)   (108,502)   (1,754,367)
                                       -----------   -----------   -----------   ------------  ----------  ----------  ------------

NET LOSS ATTRIBUTABLE TO
  COMMON STOCKHOLDERS                  $(1,005,962)  $(1,618,543)  $(1,477,132)  $(13,262,446) $ (316,335) $ (452,390) $(13,714,836)
                                       ===========   ===========   ===========   ============  ==========  ==========  ============

NET LOSS PER SHARE ATTRIBUTABLE TO
  COMMON STOCKHOLDERS:
  Net loss                             $     (0.57)  $     (1.02)  $     (0.85)                $    (0.18) $    (0.23)
  Redeemable preferred stock premium
    amortization and dividends               (0.19)        (0.20)        (0.24)                     (0.05)      (0.07)
                                       -----------   -----------   -----------                 ----------  ----------

NET LOSS PER SHARE ATTRIBUTABLE TO
  COMMON STOCKHOLDERS                  $     (0.76)  $     (1.22)  $     (1.09)                $    (0.23) $    (0.30)
                                       ===========   ===========   ===========                 ==========  ==========

SHARES USED IN COMPUTING NET LOSS PER
  SHARE ATTRIBUTABLE TO COMMON
  STOCKHOLDERS                           1,321,666     1,325,950     1,352,942                  1,350,997   1,487,431
                                       ===========   ===========   ===========                 ==========  ==========

See notes to financial statements.

IMMTECH INTERNATIONAL, INC.
(A Development Stage Enterprise)

STATEMENTS OF COMMON STOCKHOLDERS' INVESTMENT (DEFICIENCY IN ASSETS)
--------------------------------------------------------------------------------

                                                                                                                     Total
                                                                                                      Deficit        Common
                                                               Common                               Accumulated   Stockholders'
                                                           Shares Issued    Common    Additional    During the       Equity
                                                                and         Stock       Paid-in     Development  (Deficiency in
                                                            Outstanding     Amount      Capital        Stage         Assets)
October 15, 1984 (inception)
  Issuance of common stock to founders                         226,486    $   2,265   $   23,735                   $    26,000
                                                             ---------    ---------   ----------                   -----------
Balance, March 31, 1985                                        226,486        2,265       23,735                        26,000
  Issuance of common stock                                     170,736        1,707      268,633                       270,340
  Net loss                                                                                         $   (209,569)      (209,569)
                                                             ---------    ---------   ----------   ------------    -----------
Balance, March 31, 1986                                        397,222        3,972      292,368       (209,569)        86,771
  Issuance of common stock                                      85,802          858      285,558                       286,416
  Net loss                                                                                              (47,486)       (47,486)
                                                             ---------    ---------   ----------   ------------    -----------
Balance, March 31, 1987                                        483,024        4,830      577,926       (257,055)       325,701
  Issuance of common stock                                       8,420           84       28,917                        29,001
  Net loss                                                                                             (294,416)      (294,416)
                                                             ---------    ---------   ----------   ------------    -----------
Balance, March 31, 1988                                        491,444        4,914      606,843       (551,471)        60,286
  Issuance of common stock                                     125,584        1,256      568,744                       570,000
  Provision for compensation                                                             489,975                       489,975
  Net loss                                                                                             (986,746)      (986,746)
                                                             ---------    ---------   ----------   ------------    -----------
Balance, March 31, 1989                                        617,028        6,170    1,665,562     (1,538,217)       133,515
  Issuance of common stock                                      32,957          330      170,894                       171,224
  Provision for compensation                                                             320,980                       320,980
  Net loss                                                                                             (850,935)      (850,935)
                                                             ---------    ---------   ----------   ------------    -----------
Balance, March 31, 1990                                        649,985        6,500    2,157,436     (2,389,152)      (225,216)
  Issuance of common stock                                         436            4        1,181                         1,185
  Provision for compensation                                                               6,400                         6,400
  Net loss                                                                                             (163,693)      (163,693)
                                                             ---------    ---------   ----------   ------------    -----------
Balance, March 31, 1991                                        650,421        6,504    2,165,017     (2,552,845)      (381,324)
  Issuance of common stock                                      36,238          362       85,593                        85,955
  Provision for compensation                                                             864,496                       864,496
  Issuance of stock options in exchange
    for cancellation of indebtedness                                                      57,917                        57,917
  Net loss                                                                                           (1,479,782)    (1,479,782)
                                                             ---------    ---------   ----------   ------------    -----------
Balance, March 31, 1992                                        686,659        6,866    3,173,023     (4,032,627)      (852,738)
  Issuance of common stock                                     391,580        3,916       64,881                        68,797
  Provision for compensation                                                             191,502                       191,502
  Net loss                                                                                           (1,220,079)    (1,220,079)
                                                             ---------    ---------   ----------   ------------    -----------
Balance, March 31, 1993                                      1,078,239       10,782    3,429,406     (5,252,706)    (1,812,518)
  Issuance of common stock                                     214,523        2,145       39,530                        41,675
  Provision for compensation                                                              43,505                        43,505
  Net loss                                                                                           (2,246,426)    (2,246,426)
                                                             ---------    ---------   ----------   ------------    -----------
Balance, March 31, 1994                                      1,292,762       12,927    3,512,441     (7,499,132)    (3,973,764)
  Net loss                                                                                           (1,661,677)    (1,661,677)
                                                             ---------    ---------   ----------   ------------    -----------
Balance, March 31, 1995                                      1,292,762       12,927    3,512,441     (9,160,809)    (5,635,441)
  Issuance of common stock for compensation                     32,263          323        7,177                         7,500
  Net loss                                                                                           (1,005,962)    (1,005,962)
                                                             ---------    ---------   ----------   ------------    -----------
Balance, March 31, 1996                                      1,325,025       13,250    3,519,618    (10,166,771)    (6,633,903)
  Issuance of common stock                                      25,972          260        5,778                         6,038
  Provision for compensation - employees                                                  45,086                        45,086
  Provision for compensation - non-employees                                              62,343                        62,343
  Issuance of warrants to purchase common stock                                           80,834                        80,834
  Net loss                                                                                           (1,618,543)    (1,618,543)
                                                             ---------    ---------   ----------   ------------    -----------
Balance, March 31, 1997                                      1,350,997       13,510    3,713,659    (11,785,314)    (8,058,145)
  Issuance of common stock                                     136,434        1,364       28,180                        29,544
  Provision for compensation - employees                                                  50,680                        50,680
  Provision for compensation - non-employees                                             201,696                       201,696
  Contributed capital - common stockholders (Note 10)                                    231,734                       231,734
  Net loss                                                                                           (1,477,132)    (1,477,132)
                                                             ---------    ---------   ----------   ------------    -----------
Balance, March 31, 1998                                      1,487,431       14,874    4,225,949    (13,262,446)    (9,021,623)
  Provision for compensation - non-employees (unaudited)                                  23,667                        23,667
  Net loss (unaudited)                                                                                 (452,390)      (452,390)
                                                             ---------    ---------   ----------   ------------    -----------

Balance, June 30, 1998 (unaudited)                           1,487,431    $  14,874   $4,249,616   $(13,714,836)   $(9,450,346)
                                                             =========    =========   ==========   ============    ===========

See notes to financial statements

IMMTECH INTERNATIONAL, INC.
(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                              October 15,
                                                                                                                 1984
                                                                           Years Ended March 31,              (Inception)
                                                                ------------------------------------------    to March 31,
                                                                    1996           1997           1998           1998
OPERATING ACTIVITIES:
  Net loss                                                      $   (759,638)  $ (1,350,563)  $ (1,145,697)  $(12,056,700)
  Adjustments to reconcile net loss to net cash used
   in operating activities:
    Depreciation and amortization of property and equipment           42,296         36,814         27,119        287,790
    Amortization of debt discount                                                    62,218         18,616         80,834
    Amortization of debt issuance costs                                              41,743         11,926         53,669
    Compensation recorded related to issuance of common stock
     or common stock options                                           7,500        107,429        252,376      2,462,963
    Changes in operating assets and liabilities:
      Prepaid expenses and supplies                                   (5,270)        (1,068)         1,068        (13,634)
      Deferred revenue                                                15,000        (15,000)
      Accounts payable                                               150,794       (205,487)       187,462        395,736
      Other accrued liabilities                                       41,108        103,152       (101,024)        32,128
      Accrued interest                                               124,360        169,726        208,329        663,013
                                                                ------------   ------------   ------------   ------------

           Net cash (used in) provided by operating activities      (383,850)    (1,051,036)      (539,825)    (8,094,201)
                                                                ------------   ------------   ------------   ------------

INVESTING ACTIVITIES - Purchases of property and equipment                          (17,172)                     (318,403)
                                                                               ------------                  ------------

           Net cash used in investing activities                                    (17,172)                     (318,403)
                                                                               ------------                  ------------

FINANCING ACTIVITIES:
  Advances from stockholders                                         311,500        458,500        215,172        985,172
  Proceeds from the issuance of senior subordinated debt                            525,000                       525,000
  Proceeds from the issuance of notes payable                         72,350                                    2,120,194
  Payments on notes payable                                                         (39,151)        (3,500)       (97,119)
  Payments for debt issuance costs                                                  (53,669)                      (53,669)
  Proceeds from the issuance of common stock                                          6,038         17,909      1,371,292
  Additional capital contributed by stockholders                                                   231,734        231,734
  Proceeds from the issuance of Preferred Stock - Series A                                                      1,330,000
  Proceeds from the issuance of Preferred Stock - Series B                          250,000                     2,000,000
  Deferred offering costs


           Cash provided by (used in) financing activities           383,850      1,146,718        461,315      8,412,604
                                                                ------------   ------------   ------------   ------------

NET (DECREASE) INCREASE IN CASH                                            0         78,510        (78,510)             0

CASH, BEGINNING OF PERIOD                                                  0              0         78,510              0
                                                                ------------   ------------   ------------   ------------

CASH, END OF PERIOD                                             $          0   $     78,510   $          0   $          0
                                                                ============   ============   ============   ============


                                                                                             October 15,
                                                                   Three Month Periods          1994
                                                                      Ended June 30,          Inception
                                                                --------------------------   to June 30,
                                                                    1997          1998          1998
                                                                 (unaudited)   (unaudited)   (unaudited)
OPERATING ACTIVITIES:
  Net loss                                                      $   (243,305) $   (343,888) $(12,400,588)
  Adjustments to reconcile net loss to net cash used
   in operating activities:
    Depreciation and amortization of property and equipment            9,202         6,780       294,570
    Amortization of debt discount                                     18,616                      80,834
    Amortization of debt issuance costs                               11,926                      53,669
    Compensation recorded related to issuance of common stock
     or common stock options                                                        23,667     2,486,630
    Changes in operating assets and liabilities:
      Prepaid expenses and supplies                                                 (2,496)      (16,130)
      Deferred revenue
      Accounts payable                                                26,334       (28,944)      366,792
      Other accrued liabilities                                       (3,518)      423,211       455,339
      Accrued interest                                                52,235        53,463       716,476
                                                                ------------  ------------  ------------

           Net cash (used in) provided by operating activities      (128,510)      131,793    (7,962,408)
                                                                ------------  ------------  ------------

INVESTING ACTIVITIES - Purchases of property and equipment                                      (318,403)
                                                                                            ------------

           Net cash used in investing activities                                                (318,403)
                                                                                            ------------

FINANCING ACTIVITIES:
  Advances from stockholders                                          50,000                     985,172
  Proceeds from the issuance of senior subordinated debt                                         525,000
  Proceeds from the issuance of notes payable                                                  2,120,194
  Payments on notes payable                                                         (3,500)     (100,619)
  Payments for debt issuance costs                                                               (53,669)
  Proceeds from the issuance of common stock                                                   1,371,292
  Additional capital contributed by stockholders                                                 231,734
  Proceeds from the issuance of Preferred Stock - Series A                                     1,330,000
  Proceeds from the issuance of Preferred Stock - Series B                                     2,000,000
  Deferred offering costs                                                          (60,511)      (60,511)
                                                                ------------  ------------  ------------

           Cash provided by (used in) financing activities            50,000       (64,011)    8,348,593
                                                                ------------  ------------  ------------

NET (DECREASE) INCREASE IN CASH                                      (78,510)       67,782        67,782

CASH, BEGINNING OF PERIOD                                             78,510
                                                                ------------  ------------  ------------

CASH, END OF PERIOD                                             $          0  $     67,782  $     67,782
                                                                ============  ============  ============

IMMTECH INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
INFORMATION AS OF JUNE 30, 1998 AND FOR THE THREE MONTH PERIODS
ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------

1.    COMPANY BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description of Business - Immtech International, Inc. (the "Company") is a biopharmaceutical company focusing on the discovery and development of therapeutic products for the treatment of opportunistic diseases and cancer in patients with compromised immune responses. The Company has two separate platform technologies for developing drugs, one based on developing a new class of molecules as pharmaceuticals and a second for developing a series of biological proteins that work in conjunction with the immune system.

      The Company was incorporated in 1984. The Company is in the development stage and has directed its efforts toward research and development, hiring scientific and management personnel, arranging for facilities and conducting clinical trials. The Company has no products currently available for sale, and none are expected to be commercially available for several years.

      Basis of Presentation - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

      Since inception, the Company has incurred accumulated losses of approximately $13,715,000. Management expects the Company to continue to incur significant losses during the next several years. In addition, as of March 31, 1998 and June 30, 1998, the Company's current liabilities exceeded its current assets by approximately $3,639,000 and $4,013,000, respectively, and the Company had a common stockholders' deficiency of approximately $9,022,000 and $9,450,000, respectively. In addition, as discussed in Note 3, the Company was not in compliance with its notes payable agreements. These factors, among others, indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient funds to meet its obligations as they become due and ultimately, to obtain profitable operations. As discussed in Note 11, subsequent to March 31, 1998, the Company completed a recapitalization. Management's plans for the forthcoming year include continuing their efforts to obtain additional equity financing.

      Property and Equipment - Equipment and leasehold improvements are recorded at cost and depreciation and amortization are provided using accelerated methods. Assets are depreciated over five to seven years.

      Debt Issuance Costs and Debt Discounts - Costs incurred in connection with the issuance of the senior subordinated notes during the year ended March 31, 1997, were deferred and amortized over the original life of these notes using the interest method. Amortization of approximately $42,000 and $12,000 was charged to operations for the years ended March 31, 1997 and 1998, respectively, and

      $12,000 and $0 for the three month periods ended June 30, 1997 and 1998, respectively, as additional interest expense. Discounts related to the issuance of debt are amortized and charged to operations using the interest method.

      Deferred Offering Costs - Costs incurred with respect to a common stock offering in process have been deferred pending the completion of the offering.

      Revenue Recognition - Revenue under grants and research and development agreements is recognized based on the Company's estimates of the stage of completion under the terms of the respective agreements. Amounts received in advance under these agreements are recorded as deferred revenue until the research has been performed.

      Research and Development Costs - All research and development costs are charged to operations as incurred.

      Income Taxes - The Company accounts for income taxes using an asset and liability approach. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

      Net Loss Per Share - Net loss per share is calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." Diluted net loss per share was the same as the basic loss per share as the stock options and warrants were antidilutive for the years ended March 31, 1996, 1997 and 1998 and the three month periods ended June 30, 1997 and 1998.

      Fair Value Information - Due to the uncertainties previously discussed in
      Note 1, management has determined that it is not practicable to estimate the fair value of the Company's financial instruments (notes payable and preferred stock).

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Approved Accounting Standards Not Yet Adopted - In 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." These statements are required to be adopted in fiscal 1999. In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This statement is required to be adopted in fiscal 1999. In 1998, the FASB also issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is required to be adopted in fiscal 2000. The Company is currently in the process of evaluating the impact of adopting these new statements.

      Reclassifications - Certain amounts previously reported have been reclassified to conform with the current presentation.

2.    ADVANCES FROM STOCKHOLDERS

      Criticare Systems, Inc. ("Criticare"), a stockholder who, as of March 31, 1998, owns 1,000,000 shares of Series A Preferred Stock, 1,200,000 shares of Series B Preferred Stock and 112,501 shares of common stock, has advanced $590,000 and $597,722 to the Company as of March 31, 1997 and 1998, respectively and $597,722 as of June 30, 1998. These advances bear interest at 5% and are payable on demand.

      Certain other stockholders have advanced funds to the Company aggregating $180,000, $387,450 and $387,450 as of March 31, 1997 and 1998 and June 30,
      1998, respectively. These advances do not bear interest and are payable on demand.

      On July 24, 1998, $985,172 of stockholder advances, together with related accrued interest, were exchanged for common stock and cash (see Note 11).

3.    NOTES PAYABLE

      Notes payable consist of the following:

                                                                               March 31,
                                                                           1997       1998      June 30,
                                                                         -------------------     1998
Senior subordinated notes, due May 31, 1997, 15% interest,
  unsecured, net of unamortized discount of $18,616, $0 and $0 as of
  March 31, 1997 and 1998 and June 30, 1998,
  respectively                                                           $895,384   $914,000   $914,000

State of Illinois, payment due based upon closure of a private placement offering and initial public offering, 0% interest as of
  March 31, 1997 and 1998 and June 30, 1998, unsecured                    100,000    100,000    100,000

Northwestern University, payable in monthly installments of $3,500 through October, 1997, 0% interest as of March 31, 1997 and 1998
  and June 30, 1998, unsecured                                             24,500     21,000     17,500

Criticare Systems, Inc., due December 31, 1997, 8.5% interest,
  unsecured                                                                89,777     89,777     89,777

Walsh & Keating, S.C., due December 31, 1997, 8.5% interest,
  unsecured                                                               167,139    167,139    167,139

Partners of Walsh & Keating, S.C., due December 31, 1997, 8.5%
  interest, unsecured                                                      22,301     10,666     10,666

Winston & Strawn, due December 31, 1997, 8.5% interest, unsecured         153,744    153,744    153,744

                                                               March 31,
                                                        -----------------------    June 30,
                                                           1997         1998         1998
Brinks, Hofer, Gilson & Lione, due December 31, 1997,
  8.5% interest, unsecured                              $  120,124   $  120,124   $  120,124
                                                        ----------   ----------   ----------
Total notes payable                                      1,572,969    1,576,450    1,572,950
Less current portion                                     1,572,969    1,576,450    1,572,950
                                                        ----------   ----------   ----------
Long-term debt                                          $        0   $        0   $        0
                                                        ==========   ==========   ==========

      The Company did not have sufficient funds to pay the aforementioned notes on the maturity dates indicated and, accordingly, all such notes were in default as of March 31, 1998 and June 30, 1998.

      During the year ended March 31, 1997, approximately $389,000 of notes payable were exchanged, in $1,000 increments, for an equal amount of senior subordinated debt and a detachable warrant to purchase 200 shares of the common stock of the Company. Also during fiscal 1997, the Company sold for $525,000, senior subordinated notes in increments of $1,000, each with a warrant to purchase 200 shares of common stock of the Company. The holders of these warrants would be entitled to purchase a share of common stock, in the event the Company participates in an initial public offering, at a price equivalent to one-half the price in the initial public offering. As of March 31, 1997 and 1998, 182,800 warrants were outstanding. The warrants expire August 29, 1999.

      The discount on the senior subordinated notes resulted from the allocation of the proceeds from the issuance of the senior subordinated notes to the debt and related stock warrants at their estimated fair value. The estimated fair value of these warrants was $.45 per warrant at the date the warrants were granted, resulting in a discount of $80,834. This discount was amortized using the interest method over the original life of the senior subordinated notes.

      Interest on the State of Illinois loan stopped accruing during the year ended March 31, 1996, when the maximum interest from this loan of $281,470 was reached. The interest rate on this loan was 25% prior to when it stopped accruing interest. Interest on the Northwestern University loan stopped accruing during the year ended March 31, 1997, when this loan was restructured to provide Northwestern with higher monthly payments in exchange for no further interest accrual. Before this loan was restructured, its interest rate was 8.12%.

      Two partners in the firm Walsh & Keating, S.C., legal counsel for the Company, own 108,401 and 46,169 common shares of the Company's stock. A partner in the firm Brinks, Hofer, Gilson & Lione, who is also legal counsel for the Company, owns 1,355 common and 74,350 Series A preferred shares of the Company's stock.

      On July 24, 1998, the senior subordinated notes, the Criticare Systems, Inc. note, the Walsh & Keating notes, the Winston & Strawn note and the Brinks, Hofer, Gilson & Lione note, together with related accrued interest, were exchanged for shares of common stock and cash (see Note
      11).

4.    PREFERRED STOCK

      Preferred stock consists of Series A and Series B. The holders of the Series A and Series B Preferred Stock have cumulative dividend preferences at the rate of 8% per annum, compounded daily, of the liquidation value thereof, plus accumulated and unpaid dividends thereon, in preference to any dividend on common stock, payable when and if declared by the Board of Directors. Dividends accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. In the event the Company declares a dividend or distribution on the common stock, the holders of the preferred stock and the holders of the common stock would share pro rata in such dividend or distribution. If preferred shares are converted to common, such shares cease to accrue dividends and the holders thereof forfeit their rights to receive any accrued but unpaid dividends on such shares.

      The holders of the Series A and Series B Preferred Stock have the right to convert each share at any time, into one share of common stock. The holders of the preferred stock have the right to vote with the holders of the common stock. The holders have voting rights equivalent to the number of shares of common stock issuable upon conversion.

      The Company may require the conversion of its preferred stock upon the issuing of a firm commitment for a public offering with net proceeds in excess of $15,000,000 and a price of at least $7.50 per share.

      In the event of any liquidation or dissolution of the Company, the holders of the preferred stock would be entitled to receive, in preference to the holders of common stock $1.00 per share of Series A Preferred Stock and $1.25 per share of Series B Preferred Stock plus all accrued and unpaid dividends.

      The difference between the initial estimated fair value of the Series A Preferred Stock and the aggregate redemption value was amortized by a credit to retained earnings (deficit accumulated during the developmental stage) and a debit to the carrying value of the preferred stock during the period from issuance to December 21, 1997 using the interest method.

      At any time on or after December 21, 1997, a holder of Series A and B Preferred Stock may require the Company to redeem all or part of the holder's shares at the liquidation value plus all accrued but unpaid dividends thereon. The Company would redeem such shares in a series of eight equal quarterly redemptions commencing on the last day of the calendar quarter occurring at least 30 days following the Company's receipt of the holder's redemption notice. The aggregate future annual redemption requirements of the liquidation value plus accrued unpaid dividends as of March 31, 1998 and June 30, 1998, was $5,439,895 and $5,548,397, respectively.

      On July 24, 1998, the Series A and B Preferred stockholders exchanged their preferred shares for an aggregate 2,390,089 shares of common stock (see Note 11).

5.    INCOME TAXES

      The Company accounts for income taxes using an asset and liability approach which generally requires the recognition of deferred income tax assets and liabilities based on the expected future income tax consequences of events that have previously been recognized in the Company's financial statements or tax returns. In addition, a valuation allowance is recognized if it is more likely than not that some or all of the deferred income tax asset will not be realized. A valuation allowance is used to offset the related net deferred income tax assets due to uncertainties of realizing the benefits of certain net operating losses and tax credit carryforwards.

      The Company has no significant deferred income tax liabilities. Significant components of the Company's deferred income tax assets are as follows:

                                                               March 31,
                                              -----------------------------------------     June 30,
                                                  1996           1997          1998           1998
Deferred income tax assets:
  Federal net operating loss carryforwards    $ 2,049,000    $ 2,467,000    $ 2,769,000    $ 2,915,000
  State net operating loss carryforwards          188,400        247,300        290,000        310,600
  Federal tax credit carryforwards                 80,000         86,400         89,100         89,100
                                              -----------    -----------    -----------    -----------

           Total deferred income tax assets     2,317,400      2,800,700      3,148,100      3,314,700
                                              -----------    -----------    -----------    -----------

Valuation allowance                            (2,317,400)    (2,800,700)    (3,148,100)    (3,314,700)
                                              -----------    -----------    -----------    -----------

Net deferred income taxes recognized
  in the balance sheets                       $         0    $         0    $         0    $         0
                                              ===========    ===========    ===========    ===========

      At March 31, 1998, the Company had federal net operating loss carryforwards of approximately $8,144,000, which expire from 2001 through 2013. At March 31, 1998, the Company had available for federal income tax purposes approximately $8,081,000 of alternative minimum tax credit carryforwards which expire from 2001 through 2013. The Company also has approximately $6,042,000 of state net operating loss carryforwards, which expire from 2008 through 2013, available to offset certain future state taxable income for Illinois State tax purposes. At June 30, 1998, the Company had federal net operating loss carryforwards of approximately $8,573,000, which expire from 2003 through 2014. At June 30, 1998, the Company had available for federal income tax purposes approximately $8,510,000 of alternative minimum tax credit carryforwards which expire from 2003 through 2014. The Company also has approximately $6,471,000 of state net operating loss carryforwards available as of June 30, 1998, which expire from 2009 through 2014, available to offset certain future state taxable income for Illinois state tax purposes. Because of "change of ownership" provisions of the Tax Reform Act of 1986, approximately $2,352,000 and $250,000 of the Company's net operating loss carryforwards for federal and State of Illinois purposes, respectively, are subject to an annual limitation regarding utilization against taxable income in future periods. The Company is considering various equity financing alternatives. Such changes may result in a change of ownership and significantly restrict the utilization of the Company's net operating loss carryforwards and federal tax credit carryforwards.

      The income tax provision consists of the following:

                                                                Three
                                                            Month Periods
                                           Years Ended          Ended
                                             March 31,         June 30,
                                        ------------------   -----------
                                        1996   1997   1998   1997   1998

Current:
  Federal                               $  0   $  0   $  0   $  0   $  0
  State                                    0      0      0      0      0
                                        ----   ----   ----   ----   ----
           Total income tax provision   $  0   $  0   $  0   $  0   $  0
                                        ====   ====   ====   ====   ====

A reconciliation of the provision for income taxes (benefit) at the federal statutory income tax rate to the effective income tax rate follows:

                                                                                 Three Month
                                                     Years Ended                Periods Ended
                                                       March 31,                   June 30,
                                             ----------------------------     -----------------
                                              1996       1997       1998       1997       1998
Federal statutory income tax rate             (34.0)%    (34.0)%    (34.0)%    (34.0)%    (34.0)%
State statutory income tax rate                (4.8)      (4.8)      (4.8)      (4.8)      (4.8)
Benefit of federal and state net operating
  loss carryforwards not recognized            38.8       38.8       38.8       38.8       38.8
                                             ------     ------     ------     ------     ------

           Effective income tax rate            0 %        0 %        0 %        0 %        0 %
                                             ======     ======     ======     ======     ======

6.    STOCK OPTIONS AND COMMON STOCK

      The Company has granted common stock options to individuals who have contributed to the Company. The options contain various provisions regarding vesting periods, expiration dates, stockholder approval requirements and contingencies on the approval of an increase in the stock option pool by the Board of Directors. The options vest in periods ranging from 0 to 2 years and generally expire in ten years. As of March 31, 1998 and June 30, 1998, 960,060 and 1,107,792 granted options are outstanding, respectively. As of March 31, 1998 and June 30, 1998, there were 5,162 and 5,162 employee stock options available for grant, respectively.

      During the years ended March 31, 1997 and 1998 and the three month period ended June 30, 1998, the Company issued stock options to nonemployees for services rendered to the Company. For the year ended March 31, 1997, 58,073 options were issued and expense of $62,343 was recorded. For the year ended March 31, 1998, 198,282 options were issued and expense of $201,696 was recorded. For the three month period ended June 30, 1998, 174,220 options were issued and expense of $23,667 was recorded. The expense was determined based on the estimated fair value of the options issued.

      The activity during 1996, 1997 and 1998 for the Company's stock options is summarized as follows:

                                 Number of     Stock Options    Weighted Avg.
                                   Shares       Price Range    Exercise Price

Outstanding at April 1, 1995         840,584      $0.15-3.44       $0.34
  Granted                            112,275       0.15-0.15        0.15
                                ------------    ------------       -----
Outstanding at March 31, 1996        952,859       0.15-3.44        0.34
  Granted                            136,795       0.23-0.23        0.23
  Exercised                          (25,972)      0.23-0.23        0.23
  Expired                             (1,129)      0.23-0.23        0.23
                                ------------    ------------       -----
Outstanding at March 31, 1997      1,062,553       0.15-3.44        0.42
  Granted                            289,909       0.29-0.87        0.51
  Exercised                         (136,434)      0.17-0.29        0.22
  Expired                           (255,968)      0.17-3.44        0.74
                                ------------    ------------       -----
Outstanding at March 31, 1998        960,060       0.15-0.87        0.29
  Granted                            174,220       1.21-1.21        1.21
  Expired                            (26,488)      0.15-0.17        0.15
                                ------------    ------------       -----
Outstanding at June 30, 1998       1,107,792      $0.15-1.21       $0.45
                                ============    ============       =====

Exercisable at March 31, 1998        957,371      $0.15-0.87       $0.29
                                ============    ============       =====
Exercisable at June 30, 1998         971,750      $0.15-1.21       $0.34
                                ============    ============       =====

   The following table summarizes information about stock options outstanding as of March 31, 1998:

                          Options Outstanding             Options Exercisable
                 -------------------------------------  ------------------------
                                  Weighted
                                   Average    Weighted     Shares       Weighted
                     Shares       Remaining    Average   Exercisable     Average
   Range of      Outstanding at  Contractual  Exercise       at         Exercise
Exercise Prices  March 31, 1998   Life-Years    Price   March 31, 1998   Price

 $0.15 to 0.22       351,134         2.83      $  0.17     351,134      $  0.17
  0.23 to 0.29       497,941         4.61         0.26     495,252         0.26
  0.87               110,985        10.00         0.87     110,985         0.87
                     -------                               -------

                     960,060         4.58      $  0.29     957,371      $  0.29
                     =======                               =======

   The following table summarizes information about stock options outstanding as of June 30, 1998:

                          Options Outstanding             Options Exercisable
                 -------------------------------------  ------------------------
                                  Weighted
                                   Average    Weighted     Shares       Weighted
                     Shares       Remaining    Average   Exercisable     Average
   Range of      Outstanding at  Contractual  Exercise       at         Exercise
Exercise Prices  June 30, 1998    Life-Years    Price   June 30, 1998    Price

$0.15 to 0.22         324,646        2.28      $ 0.17       324,646      $ 0.17
 0.23 to 0.29         497,941        4.36        0.26       497,941        0.26
 0.87 to 1.21         285,205        9.80        1.07       149,163        0.96
                    ---------                             ---------

                    1,107,792        5.15      $ 0.45       971,750      $ 0.34
                    =========                             =========

      The following table summarizes information about stock warrants outstanding (see Note 3) as of March 31, 1998 and June 30, 1998:

                                                   Warrants       Expiration
               Exercise Price                     Outstanding        Date

50% of initial public offering price per share      182,800     August 29, 1999

      The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its employee stock option plans. For the year ended March 31, 1997, the Company issued 78,722 options to employees and recognized expense of $45,086 related to those options. For the year ended March 31, 1998, the Company issued 91,627 options to employees and recognized expense of $50,680 related to those options. The expense was calculated as the difference between the option exercise price and the estimated fair value of the Company's stock as of the date the option was granted. If the Company had recognized compensation expense for the options granted during the fiscal years ended March 31, 1997 and 1998, consistent with the method prescribed by SFAS No. 123, net loss and net loss per share would have been changed to the pro forma amounts indicated below:

                                                                                        Three Month Periods
                                                      Years Ended March 31,                Ended June 30,
                                                 ------------------------------    ------------------------------
                                                      1997             1998             1997             1998
Net loss attributable to common stockholders -
  as reported                                    $  (1,618,543)   $  (1,477,132)   $    (316,335)   $    (452,390)
Net loss attributable to common stockholders -
  pro forma                                      $  (1,623,641)   $  (1,503,470)   $    (316,335)   $    (452,390)
Net loss per share attributable to common
  stockholders - as reported                     $       (1.22)   $       (1.09)   $       (0.23)   $       (0.30)
Net loss per share attributable to common
  stockholders - pro forma                       $       (1.22)   $       (1.11)   $       (0.23)   $       (0.30)

      The fair value of stock options used to compute pro forma net loss and net loss per share is the estimated present value at the grant date using the Black-Scholes option-pricing model. The assumptions used to estimate compensation cost were expected volatility of 27.5%, risk-free interest rate of 5.4% and expected option lives of 4.5 years. The pro forma effect on net loss for 1997 and 1998 is not representative of the pro forma effect in future years because it does not take into consideration pro forma compensation cost related to grants made prior to 1997.

7.    SUPPLEMENTAL CASH FLOW INFORMATION

      The Company did not pay any income taxes during the years ended 1996, 1997 or 1998 or in the three month periods ended June 30, 1997 and 1998. The Company paid $0, $8,023 and $0 in interest during 1996, 1997 and 1998, respectively, and no interest during the three month periods ended June 30, 1997 and 1998, respectively.

      Non-Cash Financing Activities:

      In 1996, 1997 and 1998, the Company increased the carrying value of the Series A and B Preferred Stock by amounts representing the value of dividends not currently declared or paid, but which are payable under mandatory redemption features. The Company has also recorded Series A Preferred

      Stock premium amortization on the securities. Also, in 1996, 1997 and 1998, the Company issued common stock or options as compensation for services. Finally, in 1998 the Company issued common stock for a note payable payment. The amounts of these transactions were as follows:

                                                                                        Three Month Periods
                                                       Years Ended March 31,               Ended June 30,
                                               -----------------------------------    ----------------------
                                                  1996         1997         1998         1997         1998
Preferred stock dividends accrued              $ 335,759    $ 368,125    $ 413,131    $ 100,262    $ 108,502
Preferred stock premium amortization             (89,435)    (100,145)     (81,696)     (27,232)
Issuance of common stock or stock options
  as compensation for services                     7,500      107,429      252,376                    23,667
Common stock issued for note payable payment                               (11,635)

      During August 1996, the Company exchanged certain notes payable and accrued interest on such notes for senior subordinated notes with a face value of $389,000.

8.    COMMITMENTS

      The Company leases office space under an operating lease which expires in November 1998. Total rental expense was approximately $58,000, $57,000 and $50,000 for the years ended March 31, 1996, 1997 and 1998, respectively and $14,000 and $4,000 for the three month periods ended June 30, 1997 and 1998, respectively. As discussed in Note 11, a third party has agreed to fund the operating lease as of May 1998.

9.    RELATED PARTY TRANSACTIONS

      During the year ending March 31, 1998, the following payments for various Company expenses were made on behalf of the Company by related parties: approximately $146,000 from Criticare; approximately $56,000 from an investment fund whose directors are also directors of the Company; and approximately $30,000 from certain officers and directors of the Company. These payments were recorded as expenses and additional paid-in capital in the Company's financial statements for the year ended March 31, 1998. There were no such payments for the years ended March 31, 1996 and 1997 or for the three month periods ended June 30, 1997 and 1998.

10.   COLLABORATIVE RESEARCH AND DEVELOPMENT ACTIVITIES

      The Company has various collaborative research agreements with commercial enterprises. Under the terms of these arrangements, the Company has agreed to perform best efforts research and development and, in exchange, the Company may receive advanced cash funding and may also earn additional fees for the attainment of certain milestones. The Company may receive royalties on the sales of such products. The other parties generally receive exclusive marketing and distribution rights for certain products for set time periods in specific geographic areas.

      The Company initially acquired its rights to the platform technology and dicationic compounds developed by a consortium of universities including The University of North Carolina at Chapel Hill ("UNC"), Duke University, Auburn University and Georgia State University (the "Consortium") pursuant to an agreement, dated January 15, 1997 (as amended in May 1998, the "Consortium Agreement") among the Consortium, Pharm-Eco Laboratories, Inc. ("Pharm-Eco"), and on behalf of itself and the other academic institutions in the Consortium. The Consortium Agreement commits each party to the agreement to research, develop, finance the research and development of, manufacture and market the technology and compounds owned by the Consortium and then licensed or optioned to Pharm-Eco (the "Current Compounds") and licensed to the Company pursuant to the Consortium

      Agreement, and all technology and compounds developed by the Consortium after the date thereof through use of Company-sponsored research funding or National Cooperative Drug Development grant funding made available to the Consortium (the "Future Compounds" and, collectively with the Current Compounds, the "Compounds"). The Consortium Agreement contemplates that the Company and Pharm-Eco, with respect to the Current Compounds, and the Company and Pharm-Eco, with respect to the Current Compounds, and the Company and UNC, with respect to Future Compounds, will enter into more comprehensive license or assignments of the intellectual property rights held by Pharm-Eco and the Consortium; and that Pharm-Eco and the Company will enter into an arrangement relating to the manufacture of products derived from the Compounds.

      Under the Consortium Agreement, the Company has agreed to use its best efforts to complete an initial public offering ("IPO") of shares of its common stock to raise at least $10,000,000 or an alternative form of financing ("Alternative Financing") to raise at least $4,000,000 by September 30, 1998. Upon the closing of the IPO or the Alternative Financing, the Company will: (i) use the greater of (x) 33% of the net proceeds from the IPO or an Alternative Financing or (y) $5,000,000, to develop the Compounds, (ii) issue an aggregate of 1,222,500 shares of common stock to Pharm-Eco or persons designated by Pharm-Eco, which number includes 275,000 shares to be issued to the Consortium, (iii) issue warrants to purchase an aggregate of 1,700,000 shares of common stock to Pharm-Eco or persons designated by Pharm-Eco with a ten-year term from the date of issuance, at an exercise price equal to the weighted average market price of the Company's common stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon the occurrence of certain events and subject to redemption by the Company; and (iv) issue an aggregate of 300,000 shares of common stock collectively to Pharm-Eco or persons designated by Pharm-Eco, which number of shares includes 200,000 shares of common stock to be issued to the Consortium upon the filing by the Company of a new drug application or an abbreviated new drug application with the Food and Drug Administration with respect to any product. In addition, the Company will pay UNC an aggregate royalty of 5% of net sales of Current Products and Future Products, except that the royalty rate payable on any Compound developed at Duke University will be determined by negotiation at the time such Compound is developed. In the event that the Company sublicenses its rights with respect to the Compounds, the Company will pay UNC, in addition to the royalty described above, 2.5% of all signing, milestone and other non-royalty payments made to the Company pursuant to the sublicense agreement and will pay to Pharm-Eco 2.5% of all signing, milestone and other nonroyalty payments made to the Company pursuant to the sublicense agreement.

      Upon closing of this Offering: (a) Pharm-Eco will be entitled to designate for appointment one representative to the Company's Board of Directors,
      (b) UNC will be entitled to designate one person as a non-voting observer of all meetings and other proceedings of the Company's Board of Directors,
      (c) the Company will make quarterly $100,000 Research Grants to UNC commencing on the final day of the month during which the closing of the offering occurs, and continuing every three months thereafter until, at a minimum, the third anniversary of the offering and (d) the Company will pay all costs to prosecute, maintain and defend all patents and patent applications relating to any Compounds or products.

      Upon raising $4,000,000, Pharm-Eco will grant the Company a license to use the Current Compounds only as antimicrobial agents and UNC will grant the Company a license to use the Future Compounds only as antimicrobial agents. The initial $5,000,000 in funds raised by the Company (including the initial $4,000,000 referenced above) will be applied to the advancement of dications. Once the Company has raised more than $10,000,000 both Pharm-Eco and UNC will grant an exclusive worldwide license to use, manufacture, have manufactured, promote, sell, distribute, or otherwise dispose of any products based directly or indirectly on all of the Current Compounds and Future Compounds.

      In exchange for UNC's and Pharm-Eco's permission to extend the period of time for the Company to fulfill its obligations under the Agreement, the Company has agreed to (i) provide financial support to Dr. Richard Tidwell's laboratory and research covered by the agreement, (ii) pay up to $50,000 in fees and expenses charged UNC by UNC's patent counsel during the period of the extension, (iii) pay arrearages in research support accrued prior to the date of the First Amendment within 30 days of the closing of the IPO, (iv) replenish Dr. Tidwell's UNC Department of Pathology & Laboratory Medicine trust fund of all monies spend due to the delay in receipt of the Research Grants, currently estimated at $150,000 and (v) provide each of UNC and Pharm-Eco with 50,000 shares of Common Stock of the Company.

      The Company has formed a manufacturing joint venture with Pharm-Eco to produce Good Manufacturing Practices-quality dicationic drugs and products for clinical testing and for early commercialization. The joint venture was formed to reduce the cost and risk associated with manufacturing the initial pharmaceutical products (DAP-092 and DB-289). Once the commercial sale of products begins, the Company and Pharm-Eco will deduct their costs associated with making and marketing (including selling, marketing, and regulatory support) products. The remaining margin, after the costs have been subtracted, will be divided equally between the joint venture partners. At such time when the Company's sales reach $20 million for DAP-092 and DB-289, the Company can elect not to use the joint venture or Pharm-Eco for manufacturing, whereupon the Company would be required to pay a royalty to Pharm-Eco of no more than 2% of sales.

      Costs incurred in the collaborative research and development activities approximate such revenues earned and are included in research and development expense in the accompanying financial statements.

      In February 1998, the Company received a Small Business Technology Transfer Research Grant for approximately $97,000 from the National Institutes of Health ("NIH") to develop simple, immune-based assays to measure drug presence and concentration in blood. The Company will receive approximately $38,000 from this grant while the remaining $59,000 will go to UNC for research performed on the Company's behalf. During the year ending March 31, 1998, the Company recognized revenue of approximately $20,000 from this grant. Another Small Business Technology Transfer Research Grant for $100,000 was awarded to the Company in May 1998 from the NIH to study the applicability and effectiveness of using prodrug compounds as an oral treatment for tropical diseases such as trypanosomiasis, leishmaniasis and malaria. Immtech will receive approximately $51,000 for this grant while the remaining $49,000 will go to UNC for research performed on Immtech's behalf.

      In March 1998, Immtech entered into an option and worldwide exclusive license agreement with Sigma Diagnostics, Inc. ("Sigma") for hemoglobin Alc technology which the Company had the right to. The option part of the agreement allows Sigma to evaluate the technology for potential manufacturing and use on instrumentation developed by Sigma. The option agreement includes a series of payments as specific research milestones are met. The first two milestones were completed and payments by Sigma of $20,000 and $25,000 were received by the Company in March 1998 and June 1998, respectively. The remaining milestone and license payments (which have not been paid) are for $110,000 and will be paid to Criticare, which acquired the Company's rights to future payments from Sigma, as further described in Note 11. In addition, if a license is purchased by Sigma and sales are made through commercial sales, Criticare will receive annual royalty payments. The Company will receive no ongoing revenues nor will it have any further obligations to Sigma.

11.   SUBSEQUENT EVENTS

      Recapitalization and Private Placement

      On July 24, 1998 (the "Effective Date"), the Company (with stockholder approval) completed a recapitalization (the "Recapitalization") pursuant to which: (i) the Company effected a 0.645260-for-1 reverse stock split of all of the shares of common stock issued and outstanding immediately prior to the Effective Date, resulting in the reduction in the number of issued and outstanding shares of common stock from 2,305,166 to 1,487,431 (the "Reverse Stock Split"); (ii) the Company's debtholders converted approximately $2,780,000 in stockholder advances, notes payable and related accrued interest outstanding immediately prior to the Effective Date into 1,209,962 shares of common stock (after giving effect to the Reverse Stock Split); (iii) the Company's Series A Preferred stockholders converted 1,794,550 shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Date into 1,157,951 shares of common stock (after giving effect to the Reverse Stock Split); (iv) the Company's Series B Preferred stockholders converted 1,600,000 shares of Series B Preferred Stock issued and outstanding immediately prior to the Effective Date into 1,232,138 shares of common stock (after giving effect to the Reverse Stock Split); (v) the Company converted options outstanding immediately prior to the Effective Date and held by employees of or consultants to the Company to purchase an aggregate of 1,716,815 shares of common stock into options to purchase 1,107,792 shares of common stock (after giving effect to the Reverse Stock Split) and (vi) the total number of authorized shares was increased to 35,000,000, consisting of 30,000,000 shares of common stock and 5,000,000 shares of preferred stock, .01 par value. All share and per share information included in the financial statements has been restated to reflect the Reverse Stock Split.

      Contemporaneously with the completion of the Recapitalization, the Company issued and sold 1,150,000 shares of common stock for $0.87 per share, or aggregate consideration to the Company of $1,000,000 to certain accredited investors. For services and expenses involved with this Recapitalization, the placement agent New China Hong Kong Securities Limited ("NCHK") received $50,000 and 150,000 warrants to purchase the Company's common stock at $.05 per share. For advisory services in this transaction, RADE Management Corporation ("RADE") received 450,000 warrants to purchase the Company's common stock at $.05 per share.

      Formation of NextEra Therapeutics, Inc., a Joint Venture Company with Franklin Research Group, Inc.

      The Company entered into a joint venture agreement with Franklin Research Group ("Franklin") pursuant to which the parties will form a corporation, NextEra Therapeutics, Inc. ("NextEra"), to develop therapeutic products for treating cancer and related diseases. NextEra will focus initially on the manufacturing and clinical development of recombinant modified CRP ("rmCRP"). NextEra plans to fund rmCRP through the clinical Phases I, II, and III and early commercialization.

      On May 29, 1998, the Company signed a Binding Letter Agreement committing Franklin to invest a minimum of $1,350,000 in NextEra to fund the scale-up of manufacturing and Phase I clinical trials in return for 510,000 common shares of NextEra. Immtech will contribute its rmCRP technology, including relevant patents and know-how, as well as use of its current laboratory facilities for 330,000 common shares of NextEra. NextEra's scientists are in the process of preparing drug substance and documents for a Phase I safety study in 30 to 40 cancer patients to be carried out at Northwestern University. The focus of the study is to evaluate the safety and early efficacy of rmCRP in patients with different types of cancer. If Franklin fails to make their investment in NextEra, the Company can purchase the shares owned by Franklin at 90% of their investment in exchange for Immtech stock (if Immtech is publicly traded), or cash.

      The Company and Franklin estimate that it will take approximately 18 months to complete the initial Phase I clinical trial. At the conclusion of the trial, the data for safety and efficacy will be evaluated and Franklin will have 90 days to decide whether to continue the development of rmCRP in human Phase II and III clinical trials. If Franklin decides to proceed, it has to invest a minimum of an additional $6,500,000 for which Franklin will receive an additional 160,000 common shares of NextEra. In addition, if Franklin elects to proceed, at its option, the Company shall have the right to provide $1,625,000 of the additional investment of $6,500,000 in return for 40,000 of the 160,000 common shares Franklin would receive. If Franklin decides not to proceed, the Company can purchase majority control of NextEra by buying NextEra common stock at $1.00 per share until enough shares are purchased for majority control.

      The lead scientist will receive 33,333 shares of NextEra common stock at the formation of NextEra and 30,000 options that will vest upon submission of a new drug application for a product based on rmCRP. NextEra has also reserved 100,000 shares of common stock for issuance as stock options for employees and consultants.

      The Board of Directors of NextEra will consist of two directors appointed by the Company and five by Franklin. Unanimous approval of the Board will be required for issuance of stock to employees, mergers, sales or disposition of substantially all assets, or liquidation of NextEra.

      The Company has, on the fifth anniversary of the formation of NextEra, a "put" option on NextEra stock. The exercise of the put will cause NextEra to purchase the stock owned by Immtech at an appraised value, or at $5.00 per share, whichever is lower.

      NextEra will fund the operation of the Company's primary facility, including employees' salaries related to work on rmCRP and overhead associated with the project. Currently, this includes all of the Company's employees except the President and Chief Financial Officer. In addition, NextEra will fund the maintenance and prosecution of all patents that are part of the intellectual property transferred to NextEra by the Company.

      Transactions with Criticare Systems, Inc.

      Criticare agreed to the private placement of stock by NCHK and the spin-off of shares of the Company owned by Criticare. In exchange, Criticare obtained an option to license rmCRP as a therapy for treating sepsis. Sepsis is a bacterial infection which quickly overwhelms the immune systems and can lead to sudden death.

      Criticare's option includes patents and know-how developed by the Company. NextEra has licensed the rights for producing rmCRP back to the Company for use with sepsis applications. Criticare has twelve months from the date of the closing on the private placement by NCHK to raise a minimum of $500,000 to fund both the development of the sepsis technology and the initiation of clinical trials. If Criticare or its assignee is unable to raise the funds, the Company can acquire the sepsis technology from Criticare at market price, determined by negotiations between the two parties or an agreed third party if an agreement on price cannot be reached. The Company is required to pay the cost of maintaining and prosecuting the patents until the initial financing is completed by Criticare or its assignee.

      On July 2, 1998, the Company transferred to Criticare certain of its intangible assets and 172,414 shares of the Company's common stock (after giving effect to the Reverse Stock Split) for $150,000. These assets include rights to the Company's diagnostic products for measuring hemoglobin A1c. in diabetic patients and Carbohydrate Deficient Transferrin ("CDT") as a marker in the blood for long-term alcohol abuse, as well as patents that have been issued for both technologies and exclusive worldwide rights from Northwestern University to develop and sell the products, which now inure to the benefit of Criticare. Criticare will be responsible for the maintenance and prosecution of the patents for both technologies.

      Transactions with ImmvaRx, Inc.

      In April 1998, the Company signed an option agreement with ImmvaRx, Inc., for the exclusive worldwide license use of mCRP as an adjuvant with vaccines. In exchange for this license, ImmvaRx was given until October 9, 1998 to raise a minimum of $500,000. If this $500,000 is not obtained within the stated time frame, the Company has the right to cancel this license agreement. If this $500,000 is obtained, the Company will receive an up-front fee of $25,000, and if more than $700,000 is obtained, the Company will receive another $25,000. The Company's President and Chief Financial Officer currently hold the same positions at ImmvaRx.

                                  * * * * * *

================================================================================

      No dealer, salesperson or any other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information contained herein is correct as of any time subsequent to its date.

      Until _________, 1998 ([___] days after the date of this Prospectus), all dealers effecting transactions in the Registered Securities offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Available Information.....................................................
Prospectus Summary........................................................
Summary Financial Information.............................................
Risk Factors..............................................................
Use of Proceeds...........................................................
Dividend Policy...........................................................
Dilution..................................................................
Capitalization............................................................
Selected Financial Data...................................................
Management's Discussion and Analysis of Financial Condition and Results
 of Operations............................................................
Business..................................................................
Management and Key Scientific Personnel...................................
Certain Transactions......................................................
Principal Stockholders....................................................
Certain U.S. Tax Considerations Applicable to Non-U.S. Holders of the
  Common Stock............................................................
Underwriting..............................................................
Description of Securities.................................................
Reports to Stockholders...................................................
Shares Eligible for Future Sale...........................................
Legal Matters.............................................................
Experts...................................................................
Glossary..................................................................
Index to Financial Statements.............................................   F-1

================================================================================


================================================================================

                                 1,333,333 Units



                             [LOGO OMITTED] IMMTECH
                               INTERNATIONAL, INC.




                            Common Stock and Warrants






                                  ------------
                                   PROSPECTUS
                                  ------------










                                __________, 1998




================================================================================

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 1998

                                   PROSPECTUS

                       [LOGO] IMMTECH INTERNATIONAL, INC.

                        1,150,000 Shares of Common Stock

      All of the 1,150,000 shares of Common Stock, par value $0.01 (the "Common Stock") of Immtech International, Inc. (the "Company" or "Immtech") offered hereby are being sold by certain Selling Stockholders (the "Secondary Offering"). See "Selling Stockholders and Plan of Distribution." The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. Prior to this Secondary Offering there has been no market for the Common Stock and there can be no assurance that a trading market will develop after the Secondary Offering. It is currently estimated that the initial public offering price for the shares of Common Stock in the Secondary Offering will be between $1.50 and $3.00 per share. In addition to this Secondary Offering, the Company is simultaneously offering to sell up to 1,333,333 units (the "Units"), with each Unit consisting of two shares of Common Stock and one Class A Common Stock Purchase Warrant (the "Class A Warrants") (the "Unit Offering"). Each Class A Warrant entitles the holder to purchase at a price equal to the initial public offering price per share at any time after the closing of the Unit Offering and until December 31, 1998 one share of Common Stock, one Class B Contingent Common Stock Purchase Warrant (the "Class B Warrants") and one Class C Contingent Common Stock Purchase Warrant (the "Class C Warrants" and collectively with the Class A Warrants and the Class B Warrants, the "Warrants"). Each Class B Warrant entitles the holder to purchase one share of Common Stock at a price equal to the initial public offering price per share at any time from the date of issuance until March 31, 1999. Each Class C Warrant entitles the holder to purchase one share of Common Stock at a price equal to the initial public offering price per share at any time from the date of issuance until June 30, 1999. In addition, a stockholder of the Company, Criticare Systems Inc. ("Criticare"), is distributing shares of Common Stock (the "Spin-off Offering" and collectively with the Unit Offering and this Secondary Offering, the "Offerings") by means of a dividend to Criticare's stockholders of record as of _________ ___, 1998 [immediately prior to effectiveness] (the "Dividend Recipients") (the "Spin-off Shares"). The Company will not receive any proceeds from the dividend by Criticare to Criticare stockholders of the Spin-off Shares. Application has been made for the Common Stock to be approved for quotation on the Nasdaq SmallCap Market under the symbol "IMMT."

      The Securities offered hereby involve a high degree of risk. See "Risk Factors" beginning on page 10 for a discussion of certain matters that should be considered by prospective purchasers of the securities offered hereby.

                             -----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

      Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. The Selling Stockholders' shares of Common Stock may be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices relating to the then-current market price, or in negotiated transactions. The Selling Stockholders' shares of Common Stock may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated. Such broker and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. See "Selling Stockholders and Plan of Distribution."

                The date of this Prospectus is _____________, 1998

                             -----------------------

                              AVAILABLE INFORMATION

                  [Please refer to text from Primary Prospectus]


                               PROSPECTUS SUMMARY

        [Except as follows, please refer to text from Primary Prospectus]


                                  The Offering

Common Stock offered by the
Selling Stockholders ......................  1,150,000 shares of Common Stock.

Common Stock Outstanding
Prior to the Offering(1) ..................  6,409,896 shares

Common Stock Outstanding
After the Offering(1) .....................  9,076,562 shares

Use of Proceeds............................  All of the Common Stock offered is being sold by the Selling
                                             Stockholders. The Company will not
                                             receive any proceeds from the sale
                                             of the shares being offered.

Risk Factors...............................  The Common Stock being offered hereby involves a high degree of
                                             risk. See "Risk Factors."

Nasdaq Symbol..............................  "IMMT".

(1) Excludes (i) an aggregate of 1,222,500 shares of Common Stock subject to issuance without further consideration to Pharm-Eco and members of the Consortium upon completion of the Unit Offering; (ii) outstanding warrants to acquire an aggregate of 1,700,000 shares of Common Stock with an exercise price equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon reaching certain scientific milestones and are held by Pharm-Eco and members of the Consortium; (iii) an aggregate of 300,000 shares of Common Stock subject to issuance without further consideration to Pharm-Eco and members of the Consortium upon the filing by Immtech of an NDA or an ANDA with the FDA with respect to any product; (iv) an aggregate of 182,800 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding warrants held by former holders of the Company's Senior Subordinated Debentures, which warrants carry an exercise price of 1/2 of the per share price represented in the Unit Offering ($0.75 per share assuming the initial public offering price of $1.50 per share) and are exercisable upon completion of the Unit Offering until August 31, 1999; (v) an aggregate of 1,107,792 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding options held by certain employees and consultants to the Company, which options carry a weighted average exercise price of $0.45 per share; (vi) an aggregate of 2,600,000 shares of Common Stock subject to purchase and issuance at a price of $.05 per share pursuant to exercise of outstanding warrants held by RADE and NCHK; and (vii) shares of Common Stock to be issued upon completion of the Unit Offering to satisfy the interest portion of Immtech's outstanding note payable to the State of Illinois, which interest portion equals $281,470 currently (and such amount will not change prior to completion of the Unit Offering) (based upon the assumed per share initial public offering price of $1.50, the number of shares issued to the State of Illinois in satisfaction of Immtech's obligation will be 187,647 shares of Common Stock).

                          SUMMARY FINANCIAL INFORMATION

                 [Please refer to text from Primary Prospectus]

                                  RISK FACTORS

        [Except as follows, please refer to text from Primary Prospectus]


      Delete "Immediate Substantial Dilution." Risk Factor

      Potential Adverse Effect of Underwriter's Warrants. At the consummation of the Unit Offering, the Company will sell to the Underwriter for nominal consideration the Underwriter's Warrants to purchase up to 500,000 shares of Common Stock (the "Underwriter's Warrants"). The Underwriter's Warrants will be exercisable for a period of four years commencing one year after the effective date of this Offering, at an exercise price of $0.05 per share, portions of which become exercisable upon exercise of the Warrants. For the term of the Underwriter's Warrants, the holders thereof will have, at nominal cost, the opportunity to profit from a rise in the market price of the Securities without assuming the risk of ownership. As long as the Underwriter's Warrants remain unexercised, the Company's ability to obtain additional capital might be adversely affected. Moreover, the Underwriter may be expected to exercise the Underwriter's Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital through a new offering of its securities on terms more favorable than those provided by the Underwriter's Warrants..

      No Public Market for the Common Stock. Prior to the Unit Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop in the Common Stock after the Offering, or, if developed, be sustained. See "Selling Stockholders and Plan of Distribution."

      Delete "Underwriter's Lack of Influence on the Market." Risk Factor

      Delete "Legal Restrictions on Shares Underlying the Warrants."

      Delete "Management's Broad Discretion in Use of Proceeds. Risk Factor

                                 USE OF PROCEEDS

      All of the 1,150,000 shares of Common Stock of the Company being offered hereby is being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders.

                                 DIVIDEND POLICY

                 [Please refer to text from Primary Prospectus]


                                 CAPITALIZATION

                 [Please refer to text from Primary Prospectus]


                             SELECTED FINANCIAL DATA

                 [Please refer to text from Primary Prospectus]


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

                 [Please refer to text from Primary Prospectus]


                                    BUSINESS

                 [Please refer to text from Primary Prospectus]


                     MANAGEMENT AND KEY SCIENTIFIC PERSONNEL

                 [Please refer to text from Primary Prospectus]


                              CERTAIN TRANSACTIONS

                 [Please refer to text from Primary Prospectus]

                             PRINCIPAL STOCKHOLDERS

                 [Please refer to text from Primary Prospectus]


                  CERTAIN U.S. TAX CONSIDERATIONS APPLICABLE TO
                      NON-U.S. HOLDERS OF THE COMMON STOCK

                 [Please refer to text from Primary Prospectus]


                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

      An aggregate of up to 1,150,000 shares of Common Stock (the "Selling Stockholders' Shares") may be offered and sold pursuant to this Prospectus by the Selling Stockholders. The Company has agreed to register the public offering of the Selling Stockholders' Shares under the Securities Act and to pay all expenses in connection therewith. The Selling Stockholders' Shares have been included in the Registration Statement of which this Prospectus forms a part. None of the Selling Stockholders nor their affiliates has ever held any position or office with the Company or ever had any other material relationship with the Company. The Company will not receive any of the proceeds from the sale of the Selling Stockholders' Shares by the Selling Stockholders. The following table sets forth certain information with respect to the Selling Stockholders:

                                     Beneficial Ownership of
                                      Shares of Common Stock                            Beneficial Ownership of Shares of
                                           Prior to Sale                                    Common Stock After Offering
       Name and Address of                 -------------          Number of Shares          ---------------------------
      Selling Stockholders            Number        Percent         Being Offered               Number     Percent
      --------------------            ------        -------         -------------               ------     -------
Creditview Ltd..................      380,000         5.9%             380,000                    -           -
  G/F., Shop 7
  101 Third Street
  Hong Kong

Wingpearl Investment Ltd........      320,000         4.9%             320,000                    -           -
  14C Dragonview Garden
  16 Tin Hau Temple Road
  Hong Kong

Happy Result Ltd................      210,000         3.3%             210,000                    -           -
  Room 1104
  Allied Kajima Building
  138 Gloucester Road
  Wanchai, Hong Kong

Fukoku Asset Management Ltd.....      160,000         2.5%             160,000                    -           -
  Room 2109
  2112 Wing Shan Tower
  173 Des Voeux Road
  Central, Hong Kong

United Resources Investment Ltd.       80,000         1.2%              80,000                     -           -
  Flat B
  5th Floor Kailey Court
  67-71 King's Road
  Hong Kong

      The Selling Stockholders' Shares may be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices relating to the then-current market price, or in negotiated transactions. The Selling Stockholders' Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(c) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated. Such broker and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

      All expenses incurred in connection with the registration and sale of the Selling Stockholders' Shares, other than discounts, brokerage commissions and underwriting fees and commissions, if any, will be paid by the Company.

                        CONCURRENT REGISTRATION OF SHARES
                       OF COMMON STOCK UNDERLYING WARRANTS

      Concurrently with this offering, the Company is registering the 1,333,333 Units consisting of 2,666,666 shares of Common Stock and 1,333,333 Class A Warrants, the 1,333,333 shares of Common Stock and 1,333,333 Class B Warrants and 1,333,333 Class C Warrants issuable upon exercise of the Class A Warrants and the 2,666,666 shares of Common Stock issuable upon exercise of the Class B Warrants and the Class C Warrants, under the Securities Act, pursuant to a Unit Offering and Spin-Off Offering Prospectus included within the Registration Statement of which this Prospectus forms a part. It is anticipated that the shares to be distributed pursuant to the Spin-Off Offering will be offered and sold from time to time in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price or in negotiated transactions.

      If all of the Class A, Class B and Class C Warrants are exercised, of which there can be no assurance, the Company could receive gross proceeds of up to $6,000,000. Net proceeds received by the Company from such Warrant exercises will be used for working capital and general corporate purposes.

                            DESCRIPTION OF SECURITIES

                 [Please refer to text from Primary Prospectus]

                             REPORTS TO SHAREHOLDERS

                 [Please refer to text from Primary Prospectus]


                         SHARES ELIGIBLE FOR FUTURE SALE

                 [Please refer to text from Primary Prospectus]


                                  LEGAL MATTERS

                 [Please refer to text from Primary Prospectus]


                                     EXPERTS

                 [Please refer to text from Primary Prospectus]


                                    GLOSSARY

                 [Please refer to text from Primary Prospectus]


                           IMMTECH INTERNATIONAL, INC.
                          INDEX TO FINANCIAL STATEMENTS

                 [Please refer to text from Primary Prospectus]

================================================================================

      No dealer, salesperson or any other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information contained herein is correct as of any time subsequent to its date.

      Until _________, 1998 ([___] days after the date of this Prospectus), all dealers effecting transactions in the Registered Securities offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus. [This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.]

                             -----------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information .....................................................
Prospectus Summary ........................................................
Summary Financial Information .............................................
Risk Factors ..............................................................
Use of Proceeds ...........................................................
Dividend Policy ...........................................................
Dilution ..................................................................
Capitalization ............................................................
Selected Financial Data ...................................................
Management's Discussion and Analysis of Financial Condition and
   Results of Operations ..................................................
Business ..................................................................
Provisions of the Delaware General Corporation Law ........................
Management ................................................................
Certain Transactions ......................................................
Principal Stockholders ....................................................
Certain U.S. Tax Considerations Applicable To Non-U.S.
   Holders Of The Common Stock ............................................
Selling Stockholders and Plan of Distribution .............................
Concurrent Registration of Shares of Common Stock Underlying Warrants .....
Description of Securities .................................................
Reports to Shareholders ...................................................
[Transfer Agent and Registrar] ............................................
Shares Eligible for Future Sale ...........................................
Legal Matters .............................................................
Experts ...................................................................
Glossary ..................................................................
Index to Financial Statements ............................................. F-1

================================================================================

================================================================================

                                1,150,000 Shares

                       [LOGO] IMMTECH INTERNATIONAL, INC.

                                  Common Stock

                                   ----------
                                   PROSPECTUS
                                   ----------

                                 _________, 1998

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      LIMITATION OF DIRECTOR'S LIABILITY

      The By-laws of the Company (the "By-laws") eliminates the liability of directors to the fullest extent permissible under Delaware law. Delaware law permits a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain fiduciary duties as a director, provided, that the director's liability may not be eliminated or limited for: (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. A director's liability may also not be limited for violation of, or otherwise relieve the corporation or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

      INDEMNIFICATION OF OFFICERS AND DIRECTORS

      The Company's Bylaws relating to indemnification require that the Company indemnify its directors and its executive officers to the fullest extent permitted under Delaware law, provided, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers, and provided, further, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions. Delaware corporate law, the Company's Bylaws, as well as any indemnity agreements, may also permit indemnification for liabilities arising under the Securities Act or the Securities Exchange Act of 1934, as amended.

      The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act is contrary to public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the Shares being registered hereby, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses in connection with the issuance and distribution of the securities being registered hereby are itemized below.

Securities and Exchange Commission Registration fee....................  $ 7,582
Nasdaq application and listing fees....................................  $15,487
Accounting fees and expenses...........................................  $  *
                                                                          ------
Legal fees and expenses................................................  $  *
                                                                          ------
Printing and engraving expenses........................................  $  *
                                                                          ------
Blue Sky fees and expenses (including legal fees)......................  $  *
                                                                          ------
Transfer Agent and Registrar fees and expenses.........................  $  *
                                                                          ------
Miscellaneous..........................................................  $  *
                                                                          ------

      TOTAL............................................................  $  *
                                                                          ------

----------

The Registrant will bear all expenses listed above.

*     To be supplied by amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

ITEM 27. EXHIBITS.

Exhibit   Description
-------   -----------

1.1(2)    Form of International Purchase Agreement

3.1(2)    Certificate of Incorporation of the Company

3.2(2)    By-laws of the Company

4.1(1)    Form of Common Stock Certificate

4.2(2) Form of Warrant Agreement relating to the Class A Warrants, Class B Contingent Warrants and Class C Contingent Warrants

4.3(2) Form of Warrant Agreement dated July ____, 1998 by and between the Company and RADE Management Corporation

4.4(2) Form of Warrant Agreement dated July ____, 1998 by and between the Company and New China Hong Kong Securities Limited

4.5(2) Form of Warrant Agreement dated November ____, 1998 by and between the Company and New China Hong Kong Securities Limited

4.6(2) Registration Agreement dated November 25, 1992 by and among the Company, Marquette Ventures Partners II, L.P. and certain investors

5.1(1)    Opinion of Gardner, Carton & Douglas

8.1(1)    Opinion regarding tax matter

10.1(2) Form of Consulting Agreement dated May 15, 1998 by and between the Company and RADE Management Corporation

10.2(2)   1993 Stock Option and Award Plan

10.3(2) Letter Agreement dated January 15, 1997 between the Company, Pharm-Eco Laboratories, Inc. and The University of North Carolina at Chapel Hill, as amended

10.4(2) Letter Agreement dated May 29, 1998 between the Company and Franklin Research Group, Inc.

10.5(2) Indemnification Agreement dated June 1, 1998 between the Company and RADE Management Corporation

10.6(2) Letter Agreement dated June 24, 1998 between the Company and Criticare Systems, Inc.

10.7(2) Letter Agreement dated June 25, 1998 between the Company and Criticare Systems, Inc.

10.8(2)   Option Agreement dated April 20, 1998 between the Company and ImmvaRx

10.9(2) Material Transfer and Option Agreement dated March 23, 1998 by and between the Company and Sigma Diagnostics, Inc.

10.10(2) License Agreement dated March 10, 1998 by and between the Company and Northwestern University

10.11(2) License Agreement dated October 27, 1994 by and between the Company and Northwestern University

10.12(2) Settlement Agreement and Release dated June 29, 1998 by and between the Company and Brinks, Hofer, Gilson & Lione

10.13(2) Assignment of Intellectual Properties dated June 29, 1998 between the Company and Criticare Systems, Inc.

10.14(2) Assignment Agreement dated June 26, 1998 by and between the Company and Criticare Systems, Inc.

10.15(2) International Patent, Know-How and Technology License Agreement dated June 29, 1998 by and between the Company and Criticare Systems, Inc.

10.16(2) Assignment Agreement dated June 29, 1998 by and between the Company and Criticare Systems, Inc.

10.17(2) Employment Agreement dated ___________ ___, ____ by and between the Company and T. Stephen Thompson

23.1(2)   Consent of Deloitte & Touche LLP

23.2(1)   Consent of Gardner, Carton & Douglas (included in Exhibit 5.1)

24.1(2)   Powers of Attorney (included on signature page)

----------

(1)   To be filed by amendment.
(2)   Filed herewith.

ITEM 28. UNDERTAKINGS.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on this 25th day of September, 1998.

                                                IMMTECH INTERNATIONAL, INC.

                                                By: /s/ T. Stephen Thompson
                                                   -----------------------------
                                                        T. Stephen Thompson
                                                    President, Chief Executive
                                                      Officer and Director

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned hereby constitutes and appoints, jointly and severally, T. Stephen Thompson, Gary C. Parker and Gerhard J. Von der Ruhr, or any of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this Registration Statement, any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) to such Registration Statements, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 25th day of September, 1998.

Signatures                                Title
----------                                -----


/s/T. Stephen Thompson          President, Chief Executive Officer and Director
------------------------------    (Principal Executive Officer)
   T. Stephen Thompson

/s/Lawrence A. Potempa, Ph.D.
------------------------------  Vice President of Research and Chief Science
   Lawrence A. Potempa, Ph.D.     Officer

/s/Gary C. Parks
------------------------------  Chief Financial Officer, Treasurer and Secretary
   Gary C. Parks                  (Principal Financial and Accounting Officer)

/s/Gerhard J. Von der Ruhr
------------------------------  Chairman of the Board of Directors
   Gerhard J. Von der Ruhr

/s/Byron E. Anderson, Ph.D.
------------------------------  Director
   Byron E. Anderson, Ph.D.

                                INDEX TO EXHIBITS

Exhibit   Description:
-------   ------------

1.1(2)    Form of International Purchase Agreement

3.1(2)    Certificate of Incorporation of the Company

3.2(2)    By-laws of the Company

4.1(1)    Form of Common Stock Certificate

4.2(2) Form of Warrant Agreement relating to the Class A Warrants, Class B Contingent Warrants and Class C Contingent Warrants

4.3(2) Form of Warrant Agreement dated July ____, 1998 by and between the Company and RADE Management Corporation

4.4(2) Form of Warrant Agreement dated July ____, 1998 by and between the Company and New China Hong Kong Securities Limited

4.5(2) Form of Warrant Agreement dated November ____, 1998 by and between the Company and New China Hong Kong Securities Limited

4.6(2) Registration Agreement dated November 25, 1992 by and among the Company, Marquette Ventures Partners II, L.P. and certain investors

5.1(1)    Opinion of Gardner, Carton & Douglas

8.1(1)    Opinion regarding tax matter

10.1(2) Form of Consulting Agreement dated May 15, 1998 by and between the Company and RADE Management Corporation

10.2(2)   1993 Stock Option and Award Plan

10.3(2) Letter Agreement dated January 15, 1997 between the Company, Pharm-Eco Laboratories, Inc. and The University of North Carolina at Chapel Hill, as amended

10.4(2) Letter Agreement dated May 29, 1998 between the Company and Franklin Research Group, Inc.

10.5(2) Indemnification Agreement dated June 1, 1998 between the Company and RADE Management Corporation

10.6(2) Letter Agreement dated June 24, 1998 between the Company and Criticare Systems, Inc.

10.7(2) Letter Agreement dated June 25, 1998 between the Company and Criticare Systems, Inc.

10.8(2)   Option Agreement dated April 20, 1998 between the Company and ImmvaRx

10.9(2) Material Transfer and Option Agreement dated March 23, 1998 by and between the Company and Sigma Diagnostics, Inc.

10.10(2) License Agreement dated March 10, 1998 by and between the Company and Northwestern University

10.11(2) License Agreement dated October 27, 1994 by and between the Company and Northwestern University

10.12(2) Settlement Agreement and Release dated June 29, 1998 by and between the Company and Brinks, Hofer, Gilson & Lione

10.13(2) Assignment of Intellectual Properties dated June 29, 1998 between the Company and Criticare Systems, Inc.

10.14(2) Assignment Agreement dated June 26, 1998 by and between the Company and Criticare Systems, Inc.

10.15(2) International Patent, Know-How and Technology License Agreement dated June 29, 1998 by and between the Company and Criticare Systems, Inc.

10.16(2) Assignment Agreement dated June 29, 1998 by and between the Company and Criticare Systems, Inc.

10.17(2) Employment Agreement dated ___________ ___, ____ by and between the Company and T. Stephen Thompson

23.1(2)   Consent of Deloitte & Touche LLP

23.2(1)   Consent of Gardner, Carton & Douglas (included in Exhibit 5.1)

24.1(2)   Powers of Attorney (included on signature page)

----------

(1)   To be filed by amendment.
(2)   Filed herewith.


                                       2